Exhibit 10.1

                           LOAN AND SECURITY AGREEMENT

                                      among

                              WILTON FUNDING, LLC,

                                    as Lender

                                       and

                         THE ALLIED DEFENSE GROUP, INC.

                                       and

                    CERTAIN OF its subsidiaries named herein,

                                  as Borrowers

                            Dated as of May 28, 2004


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                                TABLE OF CONTENTS

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1        DEFINITIONS...........................................................1
     1.1      General Definitions..............................................1
     1.2      Index to Other Definitions......................................13
     1.3      Accounting Terms................................................14
     1.4      Others Defined in New York Uniform Commercial Code..............14

2        LOAN AND FEES........................................................14
     2.1      Loan............................................................14
     2.2      Loan Advances...................................................14
     2.3      Payment of Principal and Interest; Default Rate.................15
     2.4      Voluntary Prepayments; Termination of the Commitments...........16
     2.5      Use of Funds....................................................17
     2.6      Loan Fees.......................................................17
     2.7      Borrowers' Loan Account.........................................17
     2.8      Statements......................................................18
     2.9      Termination of Agreement........................................18
     2.1      Loan............................................................18

3        WARRANTS.............................................................19

4        CONDITIONS TO LOAN ADVANCES..........................................19
     4.1      Approval of Lender's Counsel....................................19
     4.2      Compliance......................................................19
     4.3      Documentation for the Initial Advance...........................19
     4.4      Documentation for Initial Working Capital Advance or
                Acquisition Advance...........................................19
     4.5      Delivery of Financial Statements, Projections, Compliance
                Certificate and Appraisals....................................20
     4.6      Completion of Forensic Accounting Due Diligence
                Reports and Background Checks.................................20
     4.7      Closing of Each Permitted Acquisition...........................20
     4.8      Additional Documentation for Acquisition Advances...............21
     4.9      Funding by Fund Lender..........................................23

5        SECURITY.............................................................24
     5.1      Security Interests and Liens....................................24
     5.2      Endorsement by Lender...........................................25
     5.3      Delivery of Warehouse Receipts to Lender........................25
     5.4      Preservation of Collateral and Perfection of
                Security Interests............................................25
     5.5      Loss of Value of Collateral.....................................26
     5.6      Collection of Accounts; Power of Attorney.......................26
     5.7      Account Covenants...............................................26
     5.8      Account Records and Verification Rights.........................26


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     5.9      Notice to Account Debtors.......................................27
     5.10     Inventory Records...............................................27
     5.11     Special Collateral..............................................27
     5.12     Remittance of Proceeds to Lender................................27
     5.13     Safekeeping of Collateral.......................................27
     5.14     Sales and Use of Collateral.....................................28
     5.15     Margin Accounts.................................................28
     5.16     Real Property...................................................28
     5.17     Title Insurance.................................................29

6        WARRANTIES.............................................................
     6.1      Litigation and Proceedings......................................29
     6.2      Other Agreements................................................29
     6.3      Licenses, Patents, Copyrights, Trademarks and Trade Names.......30
     6.4      Collateral......................................................30
     6.5      Location of Assets; Chief Executive Office......................30
     6.6      Tax Liabilities.................................................30
     6.7      Indebtedness and Producer Payables..............................31
     6.8      Other Names.......................................................
     6.9      Affiliates......................................................31
     6.10     Environmental Matters...........................................31
     6.11     Existence; Organization.........................................31
     6.12     Authority.......................................................32
     6.13     Binding Effect..................................................32
     6.14     Correctness of Financial Statements.............................33
     6.15     Employee Controversies..........................................33
     6.16     Compliance with Laws and Regulations............................33

     6.18     Inventory Warranties............................................33
     6.19     Solvency........................................................34
     6.20     Pension Reform Act..............................................34
     6.21     Margin Security.................................................34
     6.22     Investment Company Act Not Applicable...........................34
     6.23     Public Utility Holding Company Act Not Applicable...............34
     6.24     Full Disclosure.................................................34
     6.25     Intellectual Property...........................................35
     6.26     Government Contracts............................................35
     6.27     SEC Filings and Reports.........................................35
     6.28     Compliance with Sarbanes-Oxley Act..............................36
     6.29     Projections and Pro Forma Financial Statements..................36
     6.30     Purchase Agreements and Subordinated Debenture
                Purchase Agreement Representations............................37
     6.31     Survival of Warranties..........................................37

7        AFFIRMATIVE COVENANTS................................................37
     7.1      Financial and Other Information.................................37
     7.2      Conduct of Business.............................................39


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     7.3      Maintenance of Properties.......................................39
     7.4      Borrowers' Liability Insurance..................................39
     7.5      Borrowers' Property Insurance...................................40
     7.6      Financial Covenants and Ratios..................................41
     7.7      Benefit Plans...................................................41
     7.8      Notice of Suit, Adverse Change in Business or Default...........41
     7.9      Use of Proceeds.................................................42
     7.10     Books and Records...............................................42
     7.11     Compliance with Material Agreements.............................42
     7.12     Board and Stockholder Meetings and Actions......................42

8        NEGATIVE COVENANTS.....................................................
     8.1      Encumbrances....................................................43
     8.2      Consolidations, Mergers or Acquisitions.........................44
     8.3      Deposits, Investments, Advances or Loans........................44
     8.4      Indebtedness....................................................44
     8.5      Guarantees and Other Contingent Obligations.....................44
     8.6      Disposition of Property.........................................45
     8.7      Capital Expenditure Limitations.................................45
     8.8      Affiliate Transactions..........................................45
     8.9      Distributions in Respect of Equity; Prepayment of Debt..........45
     8.10     Amendment of Organizational Documents; Subsidiaries.............45
     8.11     Use of Names or Trademarks......................................46
     8.12     Amendment of Subordinated Loan Documents........................46
     8.13     Unconditional Purchase Obligations..............................46
     8.14     Inconsistent Agreements.........................................46
     8.15     Fiscal Year.....................................................47

9        DEFAULT AND RIGHTS AND REMEDIES......................................47
     9.1      Liabilities.....................................................47
     9.2      Rights and Remedies.............................................47
     9.3      Waiver of Demand................................................48
     9.4      Waiver of Notice................................................48
     9.5      Verification of Borrowing Notices...............................49

10       MISCELLANEOUS........................................................49
     10.1     Timing of Payments..............................................49
     10.2     Attorneys' Fees and Costs.......................................49
     10.3     Expenditures by Lender..........................................50
     10.4     Lender's Costs and Expenses as Additional Liabilities...........50
     10.5     Claims and Taxes................................................50
     10.6     Custody and Preservation of Collateral..........................51
     10.7     Inspection......................................................51
     10.8     Examination of Banking Records..................................51
     10.9     Governmental Reports............................................51
     10.10    Reliance by Lender..............................................51
     10.11    Parties.........................................................52


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     10.12    Applicable Law; Severability....................................52
     10.13    SUBMISSION TO JURISDICTION; WAIVER OF BOND AND TRIAL BY
                JURY..........................................................52
     10.14    Application of Payments; Waiver.................................52
     10.15    Marshaling; Payments Set Aside..................................53
     10.16    Section Titles..................................................53
     10.17    Continuing Effect...............................................53
     10.18    No Waiver.......................................................53
     10.19    Notices.........................................................53
     10.20    [Reserved.].....................................................55
     10.21    Taxes...........................................................55
     10.22    Assignment and Participation....................................56
     10.23    Maximum Interest................................................57
     10.24    Additional Advances.............................................57
     10.25    Loan Agreement Controls.........................................57
     10.26    Confidentiality.................................................57
     10.27    Independence of Covenants.......................................58
     10.28    Amendments and Waivers..........................................58
     10.29    Counterparts and Facsimile Signatures...........................58
     10.30    Set-off.........................................................58
     10.31    Binding Effect..................................................58
     10.32    FINAL AGREEMENT.................................................59

Exhibit 2A        Form of Promissory Note
Exhibit 3A        Form of Warrant Agreement
Exhibit 4A        List of Closing Documents for Initial Advance
Exhibit 4B        List of Closing Documents for Initial Working
                    Capital Advance/Acquisition Advance
Exhibit 4C        List of Closing Documents for each Acquisition Advance
Exhibit 5A        Form of Master Pledge Agreement
Exhibit 5B        Form of Belgian Share Pledge Agreement
Exhibit 5C        Form of Deposit Account Security Agreement
Exhibit 6A        Disclosure Schedule
Exhibit 7A        Compliance Certificate


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

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT (as amended, modified, supplemented, renewed or restated from time to time, the "Agreement") is made as of May 28, 2004, by and among The Allied Defense Group, Inc., a Delaware corporation (the "Company"), News/Sports Microwave Rental, Inc., a California corporation ("Microwave Rental"), Titan Dynamics Systems, Inc., a Texas corporation ("Titan Dynamics Systems"), SeaSpace Corporation, a California corporation ("SeaSpace"), MECAR USA, INC., a Delaware corporation ("MECAR USA"), ALLIED RESEARCH CORPORATION LIMITED, a company formed under the laws of England and Wales ("ARC Ltd."), ENERGA CORPORATION, a Maryland corporation ("Energa"), and Arc Europe, S.A., a Belgium company ("ARC Europe"), as borrowers (individually, a "Borrower" and collectively, the "Borrowers"), and Wilton Funding, LLC, a Delaware limited liability company, as lender (the "Lender").

                                    Recitals

      A. Borrowers and Lender are entering into this Agreement to set forth the terms and conditions pursuant to which Lender will make to Borrowers term loans in an aggregate amount of up to $18,000,000.

      B. Borrowers and Lender desire to establish the security for and the conditions under which each of the above-described loans will be established.

                                    Agreement

      NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Agreement, and for any loans or extensions of credit or other financial accommodations at any time made to or for the benefit of Borrowers (or any of them) by Lender, Borrowers and Lender agree as follows:

      1 DEFINITIONS.

      1.1 General Definitions. When used herein, the following capitalized terms shall have the meanings indicated, whether used in the singular or the plural:

      "Accounts" of a Domestic Borrower shall mean all present and future rights (including, without limitation, rights under any Margin Accounts) of such Borrower to payment for Inventory or other Goods sold or leased or for services rendered, which rights are not evidenced by Instruments or Chattel Paper, regardless of whether such rights have been earned by performance and any other "accounts" (as defined in the Code).

      "Account Debtor" shall mean any Person that is obligated on or under an Account or a General Intangible.

      "Adjusted Pro Forma EBITDA", for any specified fiscal year of the Company, shall mean the sum of (a) the consolidated EBITDA of the Domestic Subsidiaries and the VSK Group for such fiscal year (assuming for purposes of Section 4.5(b) that, with respect to any proposed Acquisition Advance, the applicable Target Company became a Domestic Subsidiary as of the first day of such fiscal year) plus (b) two-thirds of the total dividends and management fees (if any) paid by MECAR to the Company during such fiscal year in excess of (i) with respect to fiscal year 2003 or 2004, $3,000,000, (ii) with respect to fiscal year 2005, $3,100,000 and (iii) with respect to each subsequent fiscal year, the Dollar amount applicable to the immediately preceding fiscal year plus $100,000; provided, however, that if (i) the amount of debt evidenced by the MECAR Credit Agreement or performance guarantee credit facilities of MECAR is increased without the prior written consent of Lender, (ii) MECAR's product sales contract backlog falls below $70,000,000 at any time after the Closing Date or (iii) MECAR's gross profit margin for any rolling calendar twelve month period falls below 20%, then Lender, in its sole discretion, may thereafter exclude item (b) above from the calculation of Adjusted Pro Forma EBITDA.

      "Affiliate" shall mean any Person other than a Borrower: (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any Borrower; (b) that directly or beneficially owns or holds ten percent (10%) or more of any class of the voting equity interest of any Borrower; (c) ten percent (10%) or more of the voting equity interest of which is owned directly or beneficially or held by any Borrower; or
(d) that is a director, officer, agent or employee of any Borrower.

      "Belgian Automation" shall mean Belgian Automation Units, N.V., a Belgium company.

      "Boards" shall mean, collectively, the boards of directors (or their applicable equivalents) of the Loan Parties.

      "Borrower Senior Funded Debt" shall mean, for any date of determination, Senior Funded Debt as of such date minus any and all liabilities and obligations of ARC Ltd., ARC Europe and MECAR to the extent the same are included in Senior Funded Debt as of such date.

      "Business Day" shall mean any day of the year on which commercial banks in New York, New York are not required or authorized to close.

      "Capital Expenditures" shall mean all expenditures (by the expenditure of cash or the incurrence of indebtedness) during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

      "Change of Control" means (i) an event or series of events by which any Person or Persons or entity or entities, or Person(s) and/or entity(ies) acting in concert as a partnership or other group (a "Group of Persons") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), of 50% or more of the Voting Power of the Company; (ii) the Company is merged with or into another corporation with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction hold less than a majority of the combined Voting Power of the person surviving the transaction; (iii) the direct or indirect, sale, lease, exchange or other transfer of all or substantially all of the assets of the Company and its Subsidiaries to any Person(s), entity(ies) or Group of Persons; (iv) the Company shall fail to maintain the quotation of its Common Shares on the American Stock Exchange, the New York Stock Exchange or the NASDAQ National Market; or (v) the Company shall engage in or be the subject of a "Rule 13e-3 transaction", as such term is defined in Rule 13-e(a)(3) promulgated under the Securities Exchange Act of 1934, as amended.

      "Close Affiliate" shall mean an Affiliate that is owned in part or in whole, directly or indirectly, by any Borrower.

      "Closing Date" shall mean the date of this Agreement.

      "Collateral" shall mean any and all real or personal property in which Lender may at any time have a lien or security interest under or pursuant to
Section 5.1 or otherwise to secure the Liabilities.

      "Common Shares" is defined in the Warrant Agreement.

      "Default" shall mean the occurrence or existence of: (a) an event which, through the passage of time or the service of notice or both, would (assuming no action is taken by any Borrower or any other Person to cure the same) mature into a Matured Default; or (b) an event which requires neither the passage of time nor the service of notice to mature into a Matured Default.

      "Documents" shall mean any and all warehouse receipts, bills of lading or similar Documents of title relating to Goods in which any Borrower at any time has an interest and any other "documents" (as defined in the Code).

      "Dollars" and "$" shall mean lawful currency of the United States of America.

      "Domestic Borrower" shall mean the Company or a Domestic Subsidiary.

         "Domestic Senior Leverage Ratio" shall mean, for any date of determination, the ratio of (a) the Domestic Borrowers' Senior Funded Debt as of such date (excluding any Senior Funded Debt which is not a direct liability of any Domestic Borrower and which has not been guaranteed by any Domestic Borrower) divided by (b) the Domestic Borrower's EBITDA for the then preceding four fiscal quarters (excluding the EBITDA of the Foreign Subsidiaries). The Domestic Senior Leverage Ratio shall be calculated, in a manner reasonably acceptable to Lender, using the amounts set forth in the Company's consolidating financial statements delivered by Borrowers to Lender pursuant to Section 7.1.


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

      "Domestic Subsidiaries" shall mean collectively Microwave Rental, Titan Dynamics Systems, SeaSpace, MECAR USA, Energa and any other wholly owned
Subsidiaries of the Company that may hereafter become Borrowers under the Financing Agreements, provided that such Subsidiaries are incorporated or formed under the laws of a jurisdiction of the United States of America and substantially all of the assets and operations of such Subsidiaries are located in the United States of America.

      "Draw Period" shall mean the period commencing on the date of the Initial Advance and continuing through and including November 28, 2005.

      "EBITDA" of a Person shall mean, during any period of determination, without duplication, the consolidated net income of such Person before provision for income taxes, interest expense (including without limitation, implicit interest expense on capitalized leases), depreciation expense, amortization expense and other non-cash expenses or charges, excluding (to the extent included): (a) non-operating gains (including without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than Inventory) during the applicable period; and
(b) similar non-operating losses during such period.

      "Excess Sale Proceeds" shall mean, during any period of determination, Borrowers' aggregate proceeds from the sale of assets (other than the sale of Inventory in the ordinary course of business), which is not used by Borrowers for the replacement of the assets sold, in excess of $100,000 in the aggregate in any fiscal year of the Company.

      "Equipment" of a Borrower shall mean any and all Goods, other than Inventory (including without limitation, equipment, machinery, motor vehicles, implements, tools, parts and accessories) that are at any time owned by such Borrower, together with any and all accessions, parts and appurtenances and any other "equipment" (as defined in the Code).

      "Financing   Agreements"  shall  mean  all  agreements,   instruments  and
documents, including without limitation, this Agreement, the Note, the Fee Agreement, the Master Pledge Agreement, the Foreign Pledge Agreements, the Landlord Waivers, the Deposit Account Security Agreement, the Control Agreement, the Warrant Agreement, the Warrants, the Subordination Agreement and all other security agreements, loan agreements, notes, letter of credit applications, guarantees, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter at any time executed by or on behalf of any Borrower or any guarantor of any of the Liabilities and delivered to Lender, together with all amendments, modifications and supplements thereto and restatements thereof and all agreements and documents referred to therein or contemplated thereby.

      "Foreign Borrowers" shall mean collectively ARC Ltd. and ARC Europe.

      "Foreign Subsidiaries" shall mean collectively ARC Ltd., ARC Europe, MECAR, Sedachim, Hendrickx, the VSK Group and any other Subsidiaries of the Company that are not Domestic Subsidiaries.


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

      "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

      "General Intangibles" of a Borrower shall mean all of such Borrower's present and future right, title and interest in and to any customer deposit accounts, deposits, rights related to prepaid expenses, chose in action, causes of action and all other intangible personal property of every kind and nature (other than Accounts), including without limitation, Payment Intangibles, beneficial interests in trusts, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, customs claims, guarantee claims, obligations payable to such Borrower for equity interests or other claims against any stockholders, rights to any government subsidy, set aside, diversion, deficiency or disaster payment or payment in kind, brands and brand registrations, water rights, contracts, leasehold interests in real and personal property and any security interests or other security held by or granted to such Borrower to secure payment by any Account Debtor of any of the Accounts, and any other "general intangibles" (as defined in the Code).

      "Government" means the United States of America and any agency or instrumentality thereof.

      "Government Contract" means any prime contract, basic ordering agreement, letter contract, purchase order, task order or delivery order of any kind, including all additions and supplements thereto, amendments and modifications thereof, and options thereunder between a Borrower and the Government.

      "Governmental Authority" shall mean the United States of America, any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation, any arbitration panel, any court, any commission, any agency or any instrumentality of the foregoing.

      "Governmental Requirement" shall mean any material law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them (including any of the foregoing that relate to environmental standards or controls and occupational safety and health standards or controls).

      "Hendrickx" shall mean Hendrickx N.V., a Belgium company.

      "Highest Lawful Rate" shall mean, with respect to Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Note or on other amounts, if any, payable to Lender pursuant to this Agreement or any other Financing Agreement, under laws applicable to Lender which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

      "IDCS" shall mean IDCS, N.V., a Belgium company.

      "Immediately Available Funds" shall mean funds with good value on the day and in the city in which payment is received.

      "Inventory" of a Domestic Borrower shall mean any and all Goods which shall at any time constitute "inventory" (as defined in the Code) of such Borrower, wherever located (including without limitation, Goods in transit and Goods in the possession of third parties), or which from time to time are held for sale, lease or consumption in such Borrower's business, furnished under any contract of service or held as raw materials, work in process, finished inventory or supplies (including without limitation, packaging and/or shipping materials).

      "IRC" shall mean the Internal Revenue Code of 1986, as amended, as at any time in effect, together with all regulations and rulings thereof or thereunder issued by the Internal Revenue Service.

      "Liabilities" shall mean any and all liabilities, obligations and indebtedness of Borrowers or any of them to Lender of any and every kind and nature, at any time owing, arising, due or payable and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise and whether arising or existing under this Agreement or any of the other Financing Agreements or by operation of law.

      "Loan" is defined in Section 2.1.

      "Loan Parties" shall mean collectively Borrowers and each of their respective Subsidiaries.

      "Margin Accounts" shall mean, collectively, all Commodity Accounts and all Commodity Contracts.

      "Material Adverse Effect" shall mean (i) a material adverse effect on the business, properties, operations, financial condition, prospects, liabilities or capitalization of Borrowers taken as a whole, (ii) a material impairment of the legal ability of any Borrower to perform its obligations under this Agreement or any of the other Financing Agreements in any material respects or (iii) a material impairment of the rights and remedies of Lender under this Agreement or any of the other Financing Agreements, including without limitation impairment or unenforceability of the perfection or priority of any security interest, mortgage, pledge, lien or other encumbrance held by Lender.

      "Matured Default" shall mean the occurrence or existence of any one or more of the following events: (a) any Borrower fails to pay any principal pursuant to any of the Financing Agreements at the time such principal becomes due or is declared due; (b) any Borrower fails to pay any interest pursuant to any of the Financing Agreements on or before five (5) days after such interest becomes due or is declared due or any Borrower fails to pay any of the Liabilities (other than principal and interest) on or before ten (10) days after such Liabilities become due or are declared due; (c) any Borrower fails or neglects to perform, keep or observe any of the covenants, conditions, promises or agreements contained in Sections 8.1, 8.2, 8.4 or 8.12; (d) any Borrower fails or neglects to perform, keep or observe any of the covenants, conditions, promises or agreements contained in this Agreement or in any of the other Financing Agreements (other than those covenants, conditions, promises and agreements referred to or covered in (a), (b), and (c) above), and such failure or neglect continues for more than thirty (30) days after such failure or neglect first occurs, provided, however, that such grace period shall not apply, and a Matured Default shall be deemed to have occurred and to exist immediately if such failure or neglect may not, in Lender's reasonable determination, be cured by Borrowers during such thirty (30) day grace period; (e) any warranty or representation at any time made by or on behalf of any Borrower in connection with this Agreement or any of the other Financing Agreements is untrue or incorrect in any material respect, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time by or on behalf of any Borrower to Lender is untrue or incorrect in any material respect on the date as of which the facts set forth therein are stated or certified; (f) a judgment in excess of $100,000 is rendered against any Borrower and such judgment remains unsatisfied or un-discharged and in effect for thirty (30) consecutive days without a stay of enforcement or execution, provided, however, that this clause (f) shall not apply to any judgment for which such Borrower is fully insured and with respect to which the insurer has admitted liability in writing for such judgment; (g) all or any part of the assets of any Borrower come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (h) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against any Borrower and such proceeding is not dismissed within sixty (60) days of the date of its filing, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by any Borrower, or any Borrower makes an assignment for the benefit of creditors; (i) any Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated or dies;
(j) any Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency or by the termination or expiration of any permit or license, from conducting all or any material part of any Borrower's business affairs for more than five (5) days; (k) any Borrower fails to make any payment due or otherwise defaults on any other obligation for borrowed money in excess of $100,000 and the effect of such failure or default is to cause or permit the holder of such obligation or a trustee to cause such obligation to become due prior to its date of maturity; (l) Lender makes an expenditure under Section 10.3 which expenditure is not reimbursed by Borrowers within ten (10) days after demand therefore by Lender; (m) the occurrence of a non-curable breach or default or a matured default under any other agreement at any time in existence between any Borrower and Lender; (n) a Change of Control occurs; (o) any Borrower shall receive notification of any of the following, which, in the reasonable opinion of Lender, has or could have a Material Adverse
Effect: (i) a notice of suspension of progress payments, a cure notice, a show-cause notice or any notice of whole or partial termination for default, alleged default or convenience pertaining to any Government Contract or any subcontract between any Borrower and a prime contractor of the Government,
(ii)  notice  that  any  Borrower  has  materially   breached  or  violated  any
regulation, statute, certification, representation, clause, provision or requirement with respect to (A) any Government Contract or any subcontract between any Borrower and a prime contractor of the Government or (B) any bid, quotation or proposal submitted by any Borrower to the Government or any prospective prime contractor of the Government, (iii) a negative determination of responsibility issued against any Borrower with respect to any bid, quotation or proposal submitted by any Borrower to the Government or any prospective prime contractor of the Government, or (iv) notice of any Borrower's facility security clearance or the security clearance of any key employee of any Borrower has been revoked or suspended; (p) any Borrower shall suffer a debarment or suspension from contracting or subcontracting with the Government; (q) there shall occur and be continuing any "Event of Default" under and as defined in the Subordinated Debenture Purchase Agreement; (r) any security interest, pledge, lien, levy, assessment, attachment, seizure, writ, distress warrant or other encumbrance of any nature whatsoever shall be created, incurred, assumed or suffered to exist on or with regard to any shares of capital stock of any Subsidiary of the Company (including, without limitation, any Foreign Subsidiary) other than those in favor of Lender (other than the shares of any current and future Subsidiary of VSK Electronics); or (s) the Master Pledge Agreement or any Foreign Pledge Agreement or any material provision thereof shall cease to be in full force and effect as to the pledge of the shares of any Subsidiary of the Company (other than the shares of any current or future
Subsidiary of VSK Electronics), which are not being pledged to Lender thereunder), or any Person acting on behalf of the Company or any Subsidiary or Affiliate thereof shall deny, disaffirm or challenge the enforceability of any such pledge or any material obligations of any Loan Party thereunder, or any Loan Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Master Pledge Agreement or any Foreign Pledge Agreement and such default shall continue beyond any grace period specifically applicable thereto.

      "Maturity Date" shall mean, as applicable, the earlier of: (a) November 28, 2010; or (b) the termination in whole of the Working Capital Commitment and the Acquisition Commitment by Borrowers and the payment and/or satisfaction in full of the Liabilities pursuant to Section 2.4.

      "MECAR Credit Agreement" shall mean that certain Credit Agreement among MECAR, as borrower, and WafaBank, Deutsche Bank, Commerzbank AG, CBC Banque and Fortis Banque, as amended, modified, supplemented, renewed or restated from time to time.

      "MECAR Loan Documents" shall mean the MECAR Credit Agreement and all other agreements, documents and instruments evidencing or securing the loans made to MECAR thereunder.

      "Net Worth" shall mean the sum of (i) the total of capital stock (less treasury stock), paid in surplus, general contingency reserves and retained earnings (deficit) of the Company on a consolidated basis, determined in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus, plus (ii) the then aggregate outstanding principal balance of the Subordinated Debenture and any other indebtedness for borrowed money that is subordinated to the Liabilities upon terms and conditions acceptable to Lender in its sole discretion minus (iii) the amounts of accumulated other comprehensive income
(loss) set forth on the Company's consolidated balance sheet.

      "Note" is defined in Section 2.1.

      "Permitted Acquisition" shall mean (a) the acquisition by one or more Domestic Subsidiaries of (i) all or substantially all of the assets of a Target Company or (ii) all of the outstanding shares of capital stock of a Target Company, if the same is a corporation, or all of the partnership or membership interests of the Target Company, if the same is a partnership or limited liability company, as applicable, or (b) the merger of a Borrower or a newly-formed (direct or indirect) acquisition subsidiary of a Borrower with a Target Company, in each case which acquisition or merger satisfies all of the following conditions:

            (A) the Target Company is a U.S. domiciled entity engaged in a Permitted Business;

            (B) one or more Borrowers and the Target Company and/or the owners thereof, as applicable, shall have executed and delivered a written Purchase Agreement, a correct and complete copy of which shall have been delivered to Lender, together with all other documents required to be provided to Lender under the provisions of Sections 4.7 and 4.8 of this Agreement;

            (C) the sum of the  Purchase  Price  payable  under  the  applicable
      Purchase Agreement plus the aggregate purchase price of all prior Permitted Acquisitions financed, in whole or in part, by Acquisition Advances shall not exceed $50,000,000;

            (D) all of the assets of the Target Company and, if applicable, the stock or other equity interests of the Target Company to be acquired by Borrowers shall be free and clear of all liens and encumbrances, other than those in favor of Lender or otherwise permitted under the Financing Agreements;

            (E) the dollar amount of goodwill that shall be reflected on the Company's consolidated balance sheet as a result of the proposed Permitted Acquisition shall not exceed fifty percent (50%) of the Purchase Price for such Permitted Acquisition;

            (F) the sum of the  Purchase  Price for such  Permitted  Acquisition plus all related fees and expenses paid or payable (directly or indirectly) by any Borrower shall not exceed the product of (i) seven (7) multiplied by (ii) the EBITDA of the Target Company for the twelve (12) month period ending on the date on which the Permitted Acquisition is consummated (subject to such adjustments (if any) as may be made by Borrowers with the written approval of Lender);

            (G) the consummation of the proposed Permitted Acquisition and the satisfaction of the conditions hereunder to Lender's requirement to make the related Acquisition Advance to finance the same shall not result in a Default or Matured Default;

            (H) upon completion of any proposed Permitted Acquisition that is structured as a merger, the surviving corporation of the merger shall be a Borrower (or immediately upon consummation of the Permitted Acquisition become an additional Borrower) hereunder and under the Note;

            (I) if the applicable Purchase Agreement or any related agreement, document or instrument executed by any Borrower in connection therewith provides for any earnout or other contingent liability payments by any Borrower or the execution and delivery of any promissory notes or guaranties by any Borrower, then the beneficiaries and/or holders of any such obligations of such Borrowers shall agree to subordinate the payment and performance of such obligations to the Liabilities upon terms and conditions acceptable to Lender; and

            (J) upon completion of the proposed Permitted Acquisition, Borrower that is the survivor of the merger with the Target Company or that acquires the assets of the Target Company or the stock thereof, as applicable, shall have granted Lender a first-priority, perfected lien, mortgage and security interest in all of its real and personal property and the equityholders of such Borrower (other than the stockholders of the Company) shall have pledged and granted to Lender a first-priority, perfected security interest in all of the shares of capital stock or partnership or membership interests, as applicable, of such Borrower, all as required under Section 4 of this Agreement.

      "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof).

      "Producer Payables" of a Borrower shall mean all amounts at any time payable by such Borrower for the purchase of Inventory.

      "Property" of a Borrower shall mean those premises owned or operated by such Borrower.

      "Purchase Agreement" for a Permitted Acquisition shall mean the asset or stock purchase agreement or merger agreement, as applicable, setting forth the terms and conditions pursuant to which one or more Borrowers shall complete such Permitted Acquisition, which terms and conditions shall be reasonable and customary for a transaction of the type proposed therein.

      "Purchase Price" for a Permitted Acquisition shall mean the Dollar amount of the total consideration paid or payable by the acquiror under the related Purchase Agreement.

      "SEC" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

      "Sedachim" shall mean Sedachim Sales International S.A., a Belgium company.

      "Senior Funded Debt" shall mean, for any date of determination, the Company's consolidated total liabilities, as they would normally be shown on the consolidated balance sheet of the Company, (i) minus the outstanding principal balance of the Subordinated Debenture included therein; (ii) minus liabilities (other than of the type referred to in the following subsections (iii) through (v)) which do not accrue interest; (iii) plus the face amount of letters of credit issued and outstanding for the account of the Company (to the extent not included therein); (iv) plus capital and synthetic lease obligations (to the extent not included therein); (v) plus guaranty or surety obligations of the Company with respect to the indebtedness of any third person (to the extent not included therein).

      "Senior Leverage Ratio" shall mean, for any date of determination, the ratio of the Company's (a) Senior Funded Debt as of such date minus the aggregate Dollar amount of unrestricted cash and cash equivalents of Borrowers as of such date divided by (b) EBITDA for the then preceding four fiscal quarters.

      "Servicer"   shall  mean  Patriot  Capital   Funding,   Inc.,  a  Delaware
corporation.

      "Subordinated Debenture" shall mean the Company's Convertible Debenture Series A, dated as of June 28, 2002, in the aggregate original principal amount of $7,500,000 that was sold to the Subordinated Lender pursuant to the Subordinated Debenture Purchase Agreement and any subsequent subordinated debt that might replace such convertible debenture or, in the event that such debenture is converted into Common Shares, any additional subordinated debt, provided that in each case the same is subordinated to the Liabilities upon terms and conditions approved in writing by Lender in its sole discretion.

      "Subordinated  Debenture  Purchase  Agreement"  shall  mean  that  certain
Purchase Agreement dated as of June 28, 2002 between the Company and the Subordinated Lender.

      "Subordinated Debt" shall mean any obligation or indebtedness for borrowed money (other than the Liabilities), including those under capitalized leases and under the Subordinated Loan Documents (or any refinancing thereof approved in writing by Lender), of any Loan Party, which is subordinated to the Liabilities on specific terms and conditions satisfactory to, and approved in writing by, the Lender, excluding, however, any indebtedness incurred by ARC Europe, the VSK Group, MECAR and/or any of their respective Subsidiaries.

      "Subordinated  Lender" shall mean Riverview Group, LLC, a Delaware limited
liability   company,   and  its  successors  and  assigns  and  any  replacement
Subordinated Lender permitted hereunder.

      "Subordinated Loan Documents" shall mean the Subordinated Debenture, Subordinated Debenture Purchase Agreement, Subordinated Warrant, Subordinated Registration Rights Agreement and all other agreements, documents and instruments related thereto.

      "Subordinated Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated as of June 28, 2002 between the Company and the Subordinated Lender.

      "Subordinated Warrant" shall mean that certain Common Stock Purchase Warrant dated as of June 28, 2002 issued by the Company to the Subordinated Lender, pursuant to which the Subordinated Lender is entitled, upon the terms and subject to the conditions set forth therein, to subscribe for and purchase from the Company 15,000 Common Shares of the Company at an exercise price of $28.75 per share.

      "Subsidiary" of a corporation shall mean any corporation of which more than 50% of the outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is directly or indirectly owned by such corporation or by such corporation and any of its Subsidiaries taken together.

      "Target Company" shall mean a corporation, partnership or limited liability company (or a division or an identified business and assets thereof) that one or more of Borrowers proposes to purchase pursuant to a Permitted Acquisition.

      "Tele Technique Generale" shall mean Tele Technique Generale, S.A., a Belgium company.

      "Unused   Commitment"   shall  mean,   as  of  the   applicable   date  of
determination, the total unused amount of the Working Capital Commitment and the Acquisition Commitment as of such date.

      "Vigitec" shall mean Vigitec S.A., a Belgium company.

      "Voting Power" of any Person means the aggregate number of votes of all classes of capital stock (or other securities) of such Person which ordinarily has voting power for the election of the board of directors or their equivalents of such Person.

      "VSK Electronics" shall mean VSK Electronics N.V., a Belgium company.

      "VSK Group" shall mean collectively VSK Electronics and its wholly owned subsidiaries, Tele Technique Generale, IDCS, Belgian Automation and Vigitec, and any additional Subsidiaries of any member of the VSK Group formed after the date hereof in accordance with the provisions of Section 8.10(b).

      "Wachovia Bank" means Wachovia Bank, National Association, and its successors and permitted assigns.

      "Warrants" is defined in the Warrant Agreement.

      1.2  Index  to  Other   Definitions.   When  used  herein,  the  following
capitalized terms shall have the meanings given in the indicated portions of this Agreement:

      Term                                                   Location
      ----                                                   --------

      Acquisition Advance and Acquisition Advances           Section 2.2(c)
      Acquisition Commitment                                 Section 2.2(c)
      Acquisition Documents                                  Section 4.8(c)
      Additional Cash Collateral                             Section 4.4
      Agreement                                              introduction
      Assignee                                               Section 10.22(a)
      Belgian Share Pledge Agreements                        Section 5.1(b)
      Benefit Plans                                          Section 6.20
      Borrower and Borrowers                                 introduction
      Broker                                                 Section 5.15
      Code                                                   Section 1.4
      Collateral Assignee                                    Section 10.22(d)
      Company                                                introduction
      Compliance Certificate                                 Section 7.1(c)
      Company's SEC Reports                                  Section 6.27
      Control Agreement                                      Section 5.1(d)
      Default Rate                                           Section 2.3(c)(ii)
      Deposit Account Security Agreement                     Section 5.1(d)
      Environmental Laws                                     Section 6.10
      ERISA                                                  Section 6.20
      Excess                                                 Section 10.23
      Existing Leases                                        Section 6.5
      Fee Agreement                                          Section 2.6(b)
      Foreign Pledge Agreements                              Section 5.1(b)
      Fund Credit Agreement                                  Section 4.9
      Fund Lender                                            Section 4.9
      Interest Payment Date                                  Section 2.3(c)(i)
      Initial Advance                                        Section 2.2(a)
      Landlord Waiver and Landlord Waivers                   Section 5.1(c)
      Lender                                                 introduction
      Loan                                                   Section 2.1
      Loan Account                                           Section 2.7
      Loan Advance                                           Section 2.2
      Master Pledge Agreement                                Section 5.1(b)
      New Lease                                              Section 7.3
      Note                                                   Section 2.1
      Permitted Business                                     Section 4.7(a)
      Pro Forma Balance Sheet                                Section 4.8(d)(ii)
      Projections                                            Section 4.8(d)(iii)
      Required Acquisition Funding Amount                    Section 2.4

      Term                                                   Location
      ----                                                   --------

      Sarbanes-Oxley Act                                     Section 6.28
      Subordination Agreement                                Section 4.4
      Supplemental Disclosure Schedule                       Section 4.8(e)
      Taxes                                                  Section 10.21(a)
      Target Company Financial Statements                    Section 4.8(d)(i)
      Warrant Agreement                                      Article 3
      Working Capital Advance and
        Working Capital Advances                             Section 2.2(b)
      Working Capital Commitment                             Section 2.2(b)

      1.3 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined in this Agreement shall have the meanings customarily given them in accordance with GAAP, as consistently applied as of the date of this Agreement.

      1.4 Others Defined in New York Uniform Commercial Code. All other terms contained in this Agreement (which are not specifically defined in this Agreement) shall have the meanings set forth in the Uniform Commercial Code of New York ("Code") to the extent the same are used or defined therein, specifically including, but not limited to the following: Chattel Paper, Commercial Tort Claims, Commodity Accounts, Commodity Contracts, Deposit Accounts, Goods, Investment Property, Instruments, Letter of Credit Rights, Money, Payment Intangibles, Securities Accounts and Tangible Chattel Paper.

      2 LOAN AND FEES.

      2.1 Loan. Lender hereby agrees on the terms and subject to the conditions of this Agreement to lend to Borrowers the maximum sum of Eighteen Million and 00/100 Dollars ($18,000,000.00) (the "Loan"). The Loan shall be evidenced by and repayable in accordance with the terms of a promissory note of Borrowers to Lender in the form attached as Exhibit 2A (the "Note").

      2.2 Loan Advances. Subject to all of the terms and conditions of this Agreement (including, without limitation, the conditions set forth in Section 4) and the other Financing Agreements, Lender agrees to make advances of the Loan ("Loan Advances") to Borrowers from time to time upon their request therefor in accordance with the provisions of this Section 2.2. Each request for a Working Capital Advance shall be in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000); each request for an Acquisition Advance shall be in a minimum amount of One Million Dollars ($1,000,000); and each request for a Working Capital Advance or an Acquisition Advance shall be in an integral multiple of One Hundred Thousand Dollars ($100,000). In no event shall Lender be required to make more than two (2) Loan Advances during any thirty (30) day period. Amounts representing Loan Advances that have been repaid by Borrowers may not be reborrowed.

            (a) Initial Advance. On the Closing Date, Lender shall make a Loan Advance to Borrowers in the amount of $2,000,000 (the "Initial Advance"). Borrowers shall use the proceeds from the Initial Advance solely for the working capital and general corporate purposes of Borrowers, to fund the Account (as defined in the Deposit Account Security

Agreement) as required under the Deposit Account Security Agreement or to finance Permitted Acquisitions and for no other purpose.

            (b) Working Capital Advances. Lender agrees to make additional Loan Advances (individually, a "Working Capital Advance" and collectively, the "Working Capital Advances") to Borrowers from time to time on any one or more Business Days from and after the making of the Initial Advance and continuing through and including the last Business Day of the Draw Period, upon the Company's written (including facsimile) notice given by the Company to Lender not later than 11:00 a.m. (local time of Lender) on the third (3rd) Business Day prior to the date of any such Loan Advance, up to an aggregate principal amount not exceeding Three Million Dollars ($3,000,000) (the "Working Capital Commitment"); provided, however, that if and to the extent Acquisition Advances are made in excess of $13,000,000, such excess amounts shall be deemed to reduce the unused portion of the Working Capital Commitment. Borrowers may use the proceeds from Working Capital Advances solely for the working capital and general corporate purposes of Borrowers, including, without limitation, Capital Expenditures of Borrowers to the extent permitted under this Agreement.

            (c) Acquisition Advances. Lender agrees to make additional Loan Advances (individually, an "Acquisition Advance" and collectively, the "Acquisition Advances") to Borrowers from time to time on any one or more Business Days from and after the making of the Initial Advance and continuing through and including the last Business Day of the Draw Period, upon the Company's written (including facsimile) notice given by the Company to Lender not later than 11:00 a.m. (local time of Lender) on the fifth (5th) Business Day prior to the date of any such Loan Advance, up to an aggregate principal amount (the "Acquisition Commitment") not exceeding the sum of (i) Thirteen Million Dollars ($13,000,000) plus (ii) any then used portion of the Working Capital Commitment. Borrowers shall use the proceeds of Acquisition Advances solely to finance Permitted Acquisitions and for no other purpose.

      2.3 Payment of Principal and Interest; Default Rate.

            (a) Principal Payments. Except as otherwise provided in this Agreement, the principal amount outstanding under the Note shall be payable in monthly installments as follows: (i) fifty-nine (59) equal consecutive monthly installments of principal, each in an amount equal to the quotient of (A) the principal amount of the Loan outstanding and unpaid as of the last day of the Draw Period divided by (B) fifty-nine (59), shall be due and payable on December 1, 2005 and continuing on each Interest Payment Date thereafter to and including November 1, 2010; and (ii) any and all remaining principal outstanding on the Maturity Date shall be due and payable on the Maturity Date.

            (b) Mandatory Prepayments. On or before the tenth (10th) day after the receipt thereof, Borrowers shall pay Lender as a prepayment of the principal amount outstanding under the Note an amount equal to any Excess Sale Proceeds.

            (c) Interest. Borrowers shall pay interest on the unpaid principal amount of each Loan Advance made by Lender from the date of such Loan Advance until such principal amount shall be paid in full, at the times and at the rates per annum set forth below:

            (i) So long as no Matured Default has occurred or is continuing, a fixed rate per annum equal to eleven and one-half percent (11.5%), payable monthly in arrears on the first day of each month commencing July 1, 2004 (each, an "Interest Payment Date"), and on the Maturity Date, without prior demand by Lender.

            (ii) After the occurrence of a Matured Default and for so long as such Matured Default is continuing, Lender may notify Borrowers that any and all amounts due hereunder, under the Note or under any other Financing Agreement, whether for principal, interest (to the extent permitted by applicable law), fees, expenses or otherwise, shall bear interest, from the date of such notice by Lender and for so long as such Matured Default continues, payable on demand, at a rate per annum (the "Default Rate") equal to the lesser of (i) fourteen percent (14.0%) per annum or (ii) the Highest Lawful Rate.

            (iii) All computations of interest pursuant to this Section 2.3 shall be made by Lender with respect to Loan Advances, on the basis of a year of 360 days, unless the foregoing would result in a rate exceeding the Highest Lawful Rate, in which case such computations shall be based on a year of 365 or 366 days, as the case may be. Interest with respect to Loan Advances, whether based on a year of 360, 365 or 366 days, shall be charged for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by Lender of an interest rate shall be conclusive and binding for all purposes, absent manifest error. In the event any Governmental Authority subjects Lender to any new or additional charge, fee, withholding or tax of any kind with respect to any Loan Advances hereunder or changes the method of taxation of such Loan Advances or, if and to the extent applicable to Lender or its assignee, changes the reserve or deposit requirements applicable to such Loan Advances, Borrowers shall pay to Lender such additional amounts as will compensate Lender for such costs or lost income resulting therefrom as reasonably determined by Lender.

      2.4 Voluntary Prepayments; Termination of the Commitments. Borrowers may at any time prepay the outstanding principal amount of the Loan, in either case in whole or in part, in accordance with this Section 2.4. The Company shall give prior written notice of any such prepayment to Lender, which notice shall state the proposed date of such prepayment (which shall be a Business Day) and the aggregate amount of the prepayment, which shall be a minimum amount of $100,000 and an integral multiple of $100,000, and which notice shall be delivered to Lender not later than 11:00 a.m. (local time of Lender) on a day that is at least three (3) Business Days prior to the date of the proposed prepayment. All prepayments of the Loan made after the first anniversary of the Closing Date shall be without premium or penalty. Subject to the following paragraph of this
Section 2.4 and the provisions of Section 4.9, if Borrowers make any prepayments of the Loan prior to the first anniversary of the Closing Date, then Borrowers shall pay Lender a prepayment premium in an amount equal to five percent (5%) of the principal amount prepaid. All notices of prepayment shall be irrevocable and the payment amount specified in each such notice shall be due and payable on the prepayment date described in such notice. Any prepayment made after the expiration of the Draw Period shall be applied against scheduled principal payments in the inverse order of their due date. Interest accrued to the date of payment shall be due and payable on the next following Interest Payment Date unless the Note is paid in full, in which event, accrued interest shall become due and payable on the payment date.

      Notwithstanding the foregoing provisions of this Section 2.4 to the contrary, if (i) Borrowers enter into a letter of intent for the acquisition of a Target Company pursuant to a Permitted Acquisition and in order to complete such acquisition Borrowers require a senior loan in an amount (the "Required Acquisition Funding Amount") in excess of the then unused portion of the Acquisition Commitment, and (ii) within sixty (60) days after Lender's receipt of a copy of an executed letter of intent with respect to such proposed acquisition, Lender gives Borrowers written notice that Lender (and its co-lenders and/or participants, as applicable) is not willing or is unable to increase the amount of the Acquisition Commitment so as to permit the same and to make an Acquisition Advance to Borrowers in the required amount, then notwithstanding any other provision of this Agreement to the contrary, within one hundred fifty (150) days after Borrowers' receipt of such written notice from Lender, Borrowers shall have the right and option to prepay in full the entire outstanding principal balance of the Note, any accrued, unpaid interest thereon and all other Liabilities, without any prepayment premium or penalty, and upon such payment, Lender shall have no obligation hereunder to make any further Loan Advances to any Borrower and the Working Capital Commitment and Acquisition Commitment shall be irrevocably terminated. The parties hereto agree that, in addition to any other rights Lender may have hereunder, Lender and its successors and assigns shall have the right to sell and assign all or any portion of its interest in the Loan or participation rights therein to one or more other lenders in connection with any proposed increase in the Acquisition Commitment necessary to fund any Required Acquisition Funding Amount.

      2.5 Use of Funds. The Initial Advance, Working Capital Advances and Acquisition Advances shall be used solely for the purposes permitted under Sections 2.2(a), (b) and (c), respectively, and for no other purposes whatsoever.

      2.6 Fee Agreement. On or prior to the date hereof, Borrowers and Servicer have entered into a certain Fee Agreement pursuant to which Borrowers have, jointly and severally, agreed to pay certain fees to Servicer (the "Fee Agreement"). Such fees represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention, or forbearance of money, and the obligation of Borrowers to pay such fees shall be in addition to, and not in lieu of, the obligation of Borrowers to pay interest, other fees described in this Agreement, and expenses otherwise described in this Agreement. Such fees shall be payable when due in Dollars and in Immediately Available Funds and shall be non-refundable.

      2.7 Borrowers' Loan Account. Lender shall maintain a loan account ("Loan Account") on its books in which shall be recorded: (a) all Loan Advances made by Lender to Borrowers pursuant to this Agreement; (b) all payments made by Borrowers; and (c) all other appropriate debits and credits as provided in this Agreement, including without limitation, all receipts of cash proceeds of collateral, fees, charges, expenses and interest. All entries in Borrowers' Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. Borrowers, jointly and severally, promise to pay the amount reflected as owing by and under their Loan Account and all other obligations hereunder as such amounts become due or are declared due pursuant to the terms of this Agreement.

      2.8 Statements. All Loan Advances to Borrowers, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by Lender in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as Lender shall have rendered to Borrowers written statements of account, the balance in Borrowers' Loan Account, as set forth on Lender's most recent printout, shall be rebuttable presumptive evidence of the amounts due and owing Lender by Borrowers. On or about the last day of each calendar month, Lender shall mail or email to Borrowers a statement setting forth the balance of Borrowers' Loan Account, including without limitation, principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be presumed correct and binding upon Borrowers and shall constitute an account stated unless, within sixty (60) days after receipt of any statement from Lender, Borrowers shall deliver to Lender written objection specifying the error or errors, if any, contained in such statement.

      2.9 Termination of Agreement. Subject to and in accordance with Section 9.1, Lender shall have the right, without notice to Borrowers, to terminate Lender's commitments to make Loan Advances pursuant to this Agreement immediately upon a Matured Default. In addition, Lender's commitment to make Loan Advances pursuant to this Agreement shall be deemed immediately terminated, without notice to Borrowers, on the last day of the Draw Period. Borrowers shall have the right to irrevocably and permanently terminate Lender's commitments to make Loan Advances pursuant to this Agreement immediately upon providing written notice thereof to Lender. In the event Lender's commitment to make Loan Advances pursuant to this Agreement is terminated, the remainder of this Agreement shall remain in full force and effect until the payment in full of the Liabilities. Notwithstanding the foregoing, in the event that a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against any Borrower, or any Borrower makes an assignment for the benefit of creditors, this Agreement shall be deemed to be terminated immediately, and all the Liabilities shall be due and payable, without presentment, demand, protest or further notice (including without limitation, notice of intent to accelerate and notice of acceleration) of any kind, all of which are expressly waived by Borrowers, provided, however, that in the event a proceeding against any Borrower is dismissed within sixty
(60) days of the date of its filing then this Agreement shall be deemed to be reinstated as of the date the order of dismissal becomes final and Lender is given notice thereof.

      2.10 Limitation of Liability of Foreign Borrowers. Notwithstanding any other provision of this Agreement, the Note or the other Financing Agreements to the contrary, and notwithstanding any breach by any Foreign Borrower of any representation, warranty, covenant or agreement contained herein or in any other Financing Agreement, liability of each Foreign Borrower hereunder or pursuant to any of the other Financing Agreements shall be limited to the sum of (i) the amount of Loan Advances made to such Foreign Borrower or any, direct or indirect, Subsidiary thereof plus (ii) to the extent not included in (i) above, the aggregate amount of any loans, payments, capital contributions, dividends, distributions or other asset transfers, directly or indirectly, made after the date hereof by any Domestic Borrower to such Foreign Borrower or any, direct or indirect, Subsidiary thereof.

      3 WARRANTS.

      On the Closing Date, the Company and Lender shall enter into a Warrant Agreement, the form of which is attached as Exhibit 3A (the "Warrant Agreement"), pursuant to which the Company shall issue to Lender Warrants to purchase Common Shares of the Company in connection with and as a condition of the making of the Loan by Lender to Borrowers.

      4 CONDITIONS TO LOAN ADVANCES.

      Notwithstanding any other provisions to the contrary contained in this Agreement, the making of each Loan Advance provided for in this Agreement shall be conditioned upon the following:

      4.1 Approval of Lender's Counsel. Legal matters, if any, relating to such Loan Advance shall have been reviewed by and shall be satisfactory to counsel for Lender.

      4.2 Compliance. All representations and warranties contained in this Agreement shall be true on and as of the date of the making of such Loan Advance as if such representations and warranties had been made on and as of such date, and no Default or Matured Default shall have occurred and be continuing or shall exist.

      4.3 Documentation for Initial Advance. Prior to the making of the Initial Advance, Borrowers shall have executed and/or delivered to Lender all of the documents listed on the List of Closing Documents for the Initial Advance attached as Exhibit 4A.

      4.4 Documentation for Initial Working Capital Advance or Acquisition Advance. Prior to the making of any additional Loan Advance after the Initial
Advance, Borrowers shall have executed and/or delivered to Lender all of the documents listed on the List of Closing Documents for the Initial Working Capital Advance/Acquisition Advance attached as Exhibit 4B. Such documents shall include, without limitation, (i) all documents reasonably requested by Lender to evidence and effect the pledge to Lender of all of the shares of capital stock of ARC Ltd., ARC Europe, MECAR and VSK Electronics and (ii) a subordination agreement between Lender and the Subordinated Lender, duly executed and delivered by an authorized officer of the Subordinated Lender and in form and content acceptable to Lender in its sole discretion (the "Subordination Agreement"). Notwithstanding the foregoing, in lieu of causing the Subordinated Lender to execute and deliver the Subordination Agreement, the Company may deposit into the Account (as defined in the Deposit Account Security Agreement) additional cash in an amount equal to the then outstanding principal amount of the Subordinated Debenture, together with an amount sufficient to pay all accrued and unpaid interest thereon and all interest that will accrue thereafter through the maturity date thereof (the "Additional Cash Collateral"). If the Company deposits the Additional Cash Collateral into the Account, then (i) the amount of the Collateral Requirement (as defined in the Deposit Account Security Agreement) that otherwise would apply shall be increased by such amount, (ii) the Additional Cash Collateral shall be additional collateral for the Liabilities and shall remain in the Account subject to the provisions of this Section 4.4 and the terms of the Deposit Account Control Agreement until the earlier of (A) the payment in full of the Subordinated Debt or (B) the payment in full of the Liabilities and the termination of the Lender's obligation hereunder to extend further credit to the Borrowers, and (iii) upon receipt of the Company's written request from time to time, Lender shall permit disbursements of the Additional Cash Collateral to be made from the Account to the Subordinated Lender to pay regularly scheduled principal and interest payments due and payable under the Subordinated Loan Documents so long as no Matured Default shall have occurred or would occur as the result of the making of any such payment.

      4.5 Delivery of Financial Statements, Projections, Compliance Certificate and Appraisals.

            (a) Prior to the making of the Initial Advance, the Company shall have delivered to Lender each of the following: (i) the audited consolidated financial statements of the Company for the preceding three fiscal years of the Company; and (ii) projected consolidated income statements, consolidated balance sheets and consolidated cash flow statements for the two (2) year period from the date hereof.

            (b) Prior to the making of each Loan Advance, the Company shall have delivered to Lender a calculation certified by the chief financial officer, president or a vice president of the Company demonstrating that the ratio of (i) the sum of (A) Borrower Senior Funded Debt as of the expected date of such Loan Advance (assuming that such Loan Advance has been made) minus (B) the Dollar amount as of such date of the Collateral (as defined in the Deposit Account Security Agreement) pledged by the Company to Lender under the Deposit Account Security Agreement divided by (ii) Adjusted Pro Forma EBITDA for the four (4) fiscal quarters of the Company ending as of the last day of the prior fiscal quarter (assuming in the case of a proposed Acquisition Advance that the applicable Target Company became a Domestic Subsidiary as of the first day of such period, as provided in the definition of Adjusted Pro Forma EBITDA) does not exceed 3.00 to 1.0.

      4.6 Completion of Forensic Accounting Due Diligence Reports and Background Checks. Prior to the making of the Initial Advance, Lender, or one or more third parties acceptable to Lender, shall have conducted and completed (i) a forensic accounting due diligence review of the assets and business operations of Borrowers and (ii) a background check of certain senior managers of Borrowers selected by Lender, all with results satisfactory to Lender in its sole discretion.

      4.7 Closing of Each Permitted Acquisition. Prior to the making of each Acquisition Advance, the Company shall have delivered to Lender satisfactory evidence that the proposed acquisition is a Permitted Acquisition, including, without limitation, evidence that:

            (a) the Target Company is primarily engaged in one or more of the following lines of business (each, a "Permitted Business"): (i) the production and/or sale of ammunition and weapon systems; (ii) the manufacture, distribution or service of security products for industry and/or Government; (iii) the development and/or sale of battlefield effects simulators;

(iv) the development  and/or sale of environmental  security or safety products;
(v) the provision of engineering, software and/or information technology solutions to government and/or industrial customers (it being understood and agreed however that, following the completion of the initial Permitted Acquisition of a Permitted Business described in this clause (v), any additional businesses described in this clause (v) acquired by Borrowers must sell substantially the same types of products and/or services as such initially acquired Permitted Business or products and services reasonably related thereto); or (vi) such other businesses ancillary or related to any of the foregoing that may be approved from time to time in writing by Lender in its sole discretion;

            (b) all conditions to the closing and consummation of the applicable Purchase Agreement have been satisfied, or will simultaneously with the making of the related Acquisition Advance be satisfied;

            (c) all conveyance documents under such Purchase Agreement conveying interests in real property (including fixtures), certificate of title property, registered patents, registered copyrights, registered trademarks and registered trade names have been, or will be not later than five (5) days after their delivery, properly recorded;

            (d) the sum of (i) the Purchase Price payable under such Purchase Agreement plus (ii) the aggregate purchase price of all prior Permitted Acquisitions financed in whole or in part by Acquisition Advances does not exceed $50,000,000;

            (e)  the  assets  and/or  stock  or  other  equity   interests,   as
applicable, proposed to be acquired by the purchaser under the Purchase Agreement shall be free and clear of all liens and encumbrances, other than those in favor of Lender or otherwise permitted under the Financing Agreements;

            (f) the Dollar amount of goodwill that will be reflected on the Company's consolidated balance sheet as a result of the proposed Permitted
Acquisition will not exceed 50% of the Purchase Price for such Permitted Acquisition;

            (g) the sum of the Purchase Price for such Permitted Acquisition plus all related fees and expenses paid or payable by Borrowers will not exceed the product of (i) seven (7) multiplied by (ii) the adjusted trailing twelve
(12) months EBITDA of the Target Company (subject to such adjustments (if any) as may be made by Borrowers with the written approval of Lender); and

            (h) the proposed Permitted Acquisition will not result in a Default or Matured Default.

      4.8 Additional Documentation for Acquisition Advances.

            (a) Upon the execution and delivery of a letter of intent for a proposed Permitted Acquisition of a Target Company, the Company shall provide Lender an executed copy thereof.

            (b) The Borrowers shall promptly provide Lender with copies of all drafts of any Acquisition Documents for any Permitted Acquisition.

            (c) At least five (5) days prior to the disbursement of any Acquisition Advance, the Company shall deliver to Lender a copy of the applicable Purchase Agreement, including all exhibits and schedules thereto and copies of all material agreements, documents and instruments contemplated by the parties thereto to be executed and/or delivered at or prior to, or as a condition precedent to, the closing of such Permitted Acquisition (collectively, the "Acquisition Documents").

            (d) At least ten (10) Business Days prior to the disbursement of any Acquisition Advance, the Company shall deliver to Lender the following documents related to the applicable proposed Permitted Acquisition of a Target Company:

                  (i) copies of consolidated financial statements for such Target Company for each of the three (3) most recent fiscal years of the Target Company and for the most current interim period for which such financial statements are then available (collectively, the "Target Company Financial Statements");

                  (ii) a pro forma consolidated and consolidating  balance sheet of the Company (each, a "Pro Forma Balance Sheet") setting forth the assets and liabilities of the Company and its Subsidiaries on a pro forma consolidated and consolidating basis after taking into account the consummation of the transactions contemplated in the applicable Acquisition Documents as of the date of the applicable Target Company Financial Statements;

                  (iii) copies of the latest projections of the consolidated income and cash flows of the Company and its Subsidiaries for the next succeeding two (2) years taking into account the consummation of the transactions contemplated in the applicable Acquisition Documents ("Projections");

                  (iv) copies of the organizational documents of such Target Company and each of its Subsidiaries;

                  (v) copies of any offering  memoranda or  circulars,  business plans or other materials prepared by the Target Company or its owners, representatives, agents, advisors or affiliates that have been provided to any Borrower or any of its representatives, agents or advisors in connection with such Permitted Acquisition; and

                  (vi) copies of any budgets, forecasts, projections, appraisals, valuations, due diligence memoranda, studies or reports relating to the Target Company, any of its assets, liabilities, businesses or operations, or the proposed Permitted Acquisition that are in the possession or control of any Borrower or any of its representatives, agents or advisors.

            (e) At least fifteen (15) days prior to the making of each Acquisition Advance, in addition to the documents required to be delivered pursuant to the provisions of Sections 4.8(a) through (d) and Section 4.7, Borrowers shall have executed and/or delivered and, as applicable, caused the Target Company, the other parties to the applicable Purchase Agreement, each new Subsidiary (if any) and their respective owners, representatives, agents, advisors or affiliates to have delivered, to Lender (i) a schedule updating the Disclosure Schedule attached as Exhibit 6A with respect to the applicable Target Company and the Permitted Acquisition, assuming that the same had been consummated as of the date thereof (each, a "Supplemental Disclosure Schedule"), and (ii) all of the other documents listed on the List of Closing Documents for each Acquisition Advance attached as Exhibit 4C. An additional condition precedent to Lender's obligation to make each Acquisition Advance shall be that neither any Supplemental Disclosure Schedule nor any provision of any Purchase Agreement or any exhibit or schedule thereto shall disclose any fact or circumstance that, either alone or in conjunction with all other known facts and circumstances, could reasonably be expected to have a Material Adverse Effect.

      4.9 Funding by Fund Lender.  Borrowers hereby  acknowledge and agree that:
(i) Lender and a certain third party disclosed to Borrowers ("Fund Lender") have entered into a certain Credit Agreement dated February 11, 2003, as amended (the "Fund Credit Agreement"), for the purpose of providing Lender with financing to make certain loans and other investments permitted thereunder; (ii) Lender may obtain funds to make Loan Advances from borrowings under the Fund Credit Agreement; and (iii) Lender's obligation hereunder to make each Loan Advance to Borrowers is conditional upon and subject to the prior receipt by Lender from Fund Lender of sufficient funds to make such Loan Advance. Upon the termination of the Fund Credit Agreement for any reason and Lender's failure to promptly obtain adequate alternative financing for the then Unused Commitment, Lender shall promptly give Borrowers written notice thereof and, in such event, Lender shall have no further obligation to make any additional Loan Advances to Borrowers hereunder and each of the Company and Lender shall have the right and option, exercisable upon written notice thereof to the other party, to irrevocably terminate the Working Capital Commitment and the Acquisition Advance Commitment. In addition, if Lender determines that it is or will be unable to fund any Loan Advance requested by Borrowers in accordance with the provisions of this Agreement as a result of Fund Lender's inability or unwillingness for any reason to provide financing therefor to Lender, then Lender shall promptly give Borrowers written notice thereof, whereupon Borrowers shall have the right and option, exercisable upon ten (10) days' prior written notice thereof to the Company at any time after Borrowers' receipt of Lender's notice and prior to such time (if any) as Lender obtains sufficient replacement financing, to prepay in full the Liabilities without any fee or penalty and irrevocably terminate the Working Capital Commitment and the Acquisition Commitment. Lender represents and warrants to Borrowers that (i) Lender is permitted under the Fund Credit Agreement to enter into this Agreement; and (ii) subject to the terms and conditions of the Fund Credit Agreement, Lender has adequate committed capital from Fund Lender to cover its funding obligations hereunder. Upon the Company's reasonable request from time to time, Lender shall provide Borrowers with written notice that, to Lender's actual knowledge, Lender continues to have continued access to adequate committed capital. Lender shall provide Borrowers prompt written notice of any event which would cause it to have insufficient committed capital to cover its funding obligations hereunder.

      5 SECURITY.

      5.1 Security Interests and Liens. To secure the payment and performance of the Liabilities:

      (a) Personal Property. Each of the Domestic Borrowers has granted and hereby grants to Lender a continuing security interest in and to the following property and interests in property of such Domestic Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located: all Accounts, Inventory, Equipment, Goods, General Intangibles, Payment Intangibles, Commercial Tort Claims, Deposit Accounts, Margin Accounts, Securities Accounts, Investment Property, Instruments, Letter of Credit Rights, Documents, Chattel Paper, Tangible Chattel Paper, Money, all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing (including without limitation, proceeds of insurance policies insuring any of the foregoing), all books and records pertaining to any of the foregoing (including without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records), and all insurance policies insuring any of the foregoing.

      (b) Master Pledge Agreement. Pursuant to the execution and delivery of the Pledge Agreement in the form attached as Exhibit 5A (the "Master Pledge Agreement"), each Borrower shall pledge and grant to Lender a continuing security interest in all of the shares of capital stock of each of its Subsidiaries and all of the partnership interests and limited liability company membership interests owned at any time by such Borrower or any of its Subsidiaries (other than current and future Subsidiaries of VSK Electronics); provided, however, that with respect to the pledge of any shares of any Foreign Subsidiary, Borrower that owns such shares shall execute and deliver (or, as applicable, cause its Subsidiaries to execute and deliver) such other agreements, documents and instruments as may be necessary or desirable in the opinion of Lender and its counsel to evidence and effect such pledge under the laws of the jurisdiction in which the issuer of such shares is organized (collectively, the "Foreign Pledge Agreements") including, without limitation, with respect to the pledge of shares of any Belgian company, a Share Pledge Agreement in the form attached as Exhibit 5B (collectively, the "Belgian Share Pledge Agreements").

      (c) Landlord Waivers. Upon the request of Lender from time to time, each Domestic Borrower shall use its reasonable best efforts to cause the landlord under each Existing Lease to execute and deliver to Lender a landlord waiver and consent between such landlord and Lender in form and content reasonably acceptable to Lender waiving such landlord's lien on the inventory, trade fixtures and other assets of such Borrower and granting Lender the right to enter upon the premises and to remove such assets following a Matured Default (individually, a "Landlord Waiver" and collectively, the "Landlord Waivers"). Within five (5) days after entering into any New Lease, Borrowers shall cause the landlord under such New Lease to deliver such a Landlord Waiver to Lender.

      (d) Deposit Account Security Agreement. The Company, by a certain Deposit Account Security Agreement of even date herewith between the Company and Lender in the form attached as Exhibit 5C (the "Deposit Account Security Agreement") and a certain Deposit Account Control Agreement of even date herewith among Wachovia Bank, the Company and Lender (the "Control Agreement") and by other instruments contemplated thereby, shall, as provided in the Deposit Account Security Agreement, assign and grant to Lender a first perfected security interest in all the collateral described in the Deposit Account Security Agreement.

      5.2 Endorsement by Lender. Each Domestic Borrower authorizes Lender (following a Matured Default) to endorse, in such Borrower's name, any item, however received by Lender, representing payment on or other proceeds of any of the Collateral.

      5.3 Delivery of Warehouse Receipts to Lender. In the event that any Inventory becomes the subject of a negotiable or nonnegotiable warehouse receipt, said warehouse receipt shall be promptly delivered to Lender with such endorsements and assignments as are necessary to vest title and possession in Lender. Provided that a Matured Default does not then exist and would not be created thereby, Lender shall return such warehouse receipts to the appropriate Domestic Borrower(s) within two (2) Business Days of the request of such Domestic Borrower(s) therefor, but only for purposes of negotiation, delivery or exchange in the ordinary course of the business of such Domestic Borrower(s), and provided, however, that Domestic Borrowers shall comply with such terms and conditions deemed appropriate by Lender to secure the return to Lender of the proceeds of such warehouse receipts, where such return of proceeds would be required in accordance with Domestic Borrowers' obligations to Lender under the Financing Agreements.

      5.4 Preservation of Collateral and Perfection of Security Interests.

            (a) Each Borrower shall execute and deliver to Lender, concurrently with the execution of this Agreement and at any time hereafter, all documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Lender), as Lender may request, in a form satisfactory to Lender, to perfect and keep perfected the security interest in the Collateral granted by such Borrower to Lender and otherwise to protect and preserve the Collateral and Lender's security interests. Lender is hereby irrevocably authorized to file (and sign on behalf of such Borrower, if necessary) UCC or effective financing statements (or such other equivalent documents as may be necessary or desirable under any applicable foreign law) on the Collateral at the time of this Agreement or from time to time hereafter. Borrowers further agree that an electronic, carbon, photographic, or other reproduction of a financing statement is sufficient as a financing statement.

            (b) Upon Lender's request from time to time after the occurrence of a Default or Matured Default, Domestic Borrowers shall use their reasonable efforts to cause each financial institution at which any Domestic Borrower maintains any lockbox, deposit account or other similar account to deliver promptly to Lender a writing, in form and substance satisfactory to Lender, (i) acknowledging and consenting to the security interest of Lender in such lockbox or account and all cash, checks, drafts and other instruments or writings for the payment of money from time to time therein, (ii) confirming such financial institution's agreement to follow the instructions of Lender with respect to all such cash, checks, drafts and other instruments or writings for the payment of money following receipt from Lender of notice of the occurrence of any Matured Default and (iii) waiving all rights of setoff and banker's lien on all items held in any such lockbox or account (other than with respect to payment of fees and expenses for account services).

      5.5 Loss of Value of Collateral. Borrowers shall immediately notify Lender of any material loss or decrease in the value of the Collateral.

      5.6 Collection of Accounts; Power of Attorney. Upon and during the occurrence of a Matured Default, Domestic Borrowers, jointly and severally, agree, upon Lender's demand, to establish a lockbox into which Account Debtors shall make payments. Upon a Matured Default, Domestic Borrowers, jointly and severally, designate, make, constitute and appoint Lender (and all Persons designated by Lender) as each Domestic Borrower's true and lawful attorney-in-fact, with power, in each such Borrower's or Lender's name, to: (a) demand payment of Accounts; (b) enforce payment of Accounts by legal proceedings or otherwise; (c) exercise all of such Domestic Borrower's rights and remedies with respect to proceedings brought to collect an Account; (d) sell or assign any Account upon such terms, for such amount and at such time or times as Lender deems advisable; (e) settle, adjust, compromise, extend or renew any Account;
(f) discharge and release any Account; (g) take control in any manner of any item of payment or proceeds of any Account; (h) prepare, file and sign such Domestic Borrower's name upon any items of payment or proceeds and deposit the same to Lender's account on account of the Liabilities; (i) endorse such Domestic Borrower's name upon any Chattel Paper, Document, Instrument, invoice, warehouse receipt, bill of lading, or similar Document or agreement relating to any Account or any other Collateral; (j) sign such Domestic Borrower's name on any verification of Accounts and notices to Account Debtors; (k) prepare, file and sign such Domestic Borrower's name on any proof of claim in bankruptcy or similar proceeding against any Account Debtor; and (l) do all acts and things which are necessary, in Lender's sole discretion, to sell, transfer or otherwise obtain the proceeds of any Collateral or otherwise to fulfill such Domestic Borrower's obligations under this Agreement. The foregoing power of attorney is coupled with an interest and is therefore irrevocable.

      5.7 Account Covenants. Each Domestic Borrower shall: (a) promptly upon such Borrower's learning thereof, inform Lender, in writing, of any material delay in such Borrower's performance of any of such Borrower's obligations to any Account Debtor or of any assertion of any claims, offsets or counterclaims by any Account Debtor in excess of $250,000; (b) not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature in excess of $250,000 with respect to any Account without the prior written consent of Lender, which consent shall not be unreasonably withheld; and (c) promptly upon such Borrower's learning thereof, furnish to and inform Lender of all material adverse information relating to the financial condition of any Account Debtor if Accounts attributable to such Account Debtor aggregate in excess of $250,000.

      5.8 Account Records and Verification Rights. Borrowers, jointly and severally, represent and warrant to and covenant with Lender that each Borrower now keeps and at all times shall keep correct and accurate records relating to the Accounts and the financial and payment records of the Account Debtors, all of which records shall be available upon demand during such Borrower's usual business hours to any of Lender's officers, employees or agents.

Any of Lender's officers, employees or agents shall have the right at any time, in Lender's name, in the name of a fictional nominee or in the name of any Borrower, to verify the validity, amount or any other matter relating to any Accounts, by mail, telephone, telegraph or otherwise. Borrowers shall promptly notify Lender of any amounts that are in dispute for any reason in excess of $250,000 which are due and owing from an Account Debtor.

      5.9 Notice to Account Debtors. Lender may, at any time or times upon and during the occurrence of a Matured Default, and without prior notice to any Borrower, notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has been granted a security interest therein and may direct any or all Account Debtors to make all payments upon the Accounts directly to Lender or to a lockbox to be established pursuant to Section 5.6. Lender shall furnish Borrowers with a copy of such notice.

      5.10 Inventory Records. Borrowers, jointly and severally, represent and warrant to and covenant with Lender that each Borrower now keeps and at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's costs and selling prices of Inventory and daily withdrawals and additions of Inventory, all of which records shall be available on demand during such Borrower's usual business hours to any of Lender's officers, employees or agents.

      5.11 Special Collateral. Immediately upon any Domestic Borrower's receipt thereof and upon request by Lender, such Borrower shall (except as provided for in Section 5.3 with regard to warehouse receipts) deliver or cause to be delivered to Lender, with such endorsements and assignments as are necessary to vest title and possession in Lender, all Chattel Paper, Instruments and Documents which such Borrower now owns or which such Borrower may at any time acquire. Each Domestic Borrower shall promptly mark all copies of such Chattel Paper, Instruments and Documents to show that they are subject to Lender's security interest.

      5.12  Remittance  of Proceeds to Lender.  Except as otherwise  provided in
Section 5.6, in the event any proceeds of any Collateral (other than proceeds of Inventory or Accounts Receivable received in the ordinary course of business) shall come into the possession of any Borrower (or any of such Borrower's directors, officers, managers, employees, agents or any Persons acting for or in concert with any Borrower) following the occurrence of a Matured Default, such Borrower or such Person shall receive, as the sole and exclusive property of Lender, and as trustee for Lender, all monies, checks, notes, drafts and all other payments for and/or other proceeds of Collateral, and no later than the first Business Day following receipt, such Borrower shall remit the same (or cause the same to be remitted), in kind, to Lender or to such agent or agents (at such agent's or agents' designated address or addresses) as are appointed by Lender for that purpose, to be applied to the Liabilities pursuant to Section 10.14.

      5.13 Safekeeping of Collateral. Lender shall not be responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person relating to the Collateral. All risk of loss, damage, destruction or diminution in value of the Collateral shall be borne by Borrowers.

      5.14 Sales and Use of Collateral. Except as set forth in this Section or as otherwise consented to by Lender in writing, no Domestic Borrower shall sell, lease, transfer or otherwise dispose of any Collateral. So long as there shall not have occurred and be continuing a Matured Default, (a) Inventory may be sold by each Borrower in the ordinary course of such Borrower's business, but shall not otherwise be taken or removed from such Borrower's premises or approved third party locations, except for raw materials or work in process for the purpose of conversion into finished Goods and (b) each Borrower may sell Collateral that is obsolete or no longer used or useful in Borrower's business and having a value not in excess of $250,000 in the aggregate. Upon and during the occurrence of a Matured Default and if Lender so notifies Borrowers in writing, neither Inventory nor any other Collateral shall be sold or taken or removed from any Borrower's premises or approved third party locations, except with the prior written consent of Lender and upon payment of an amount equivalent to the value of the Collateral to be sold or removed, such amounts to be paid to Lender to be applied upon the Liabilities. So long as there shall not have occurred a Matured Default, Collateral may be used by each Borrower in the ordinary course of such Borrower's business, subject to Lender's continuing security interest. Upon and during the occurrence of a Matured Default and if Lender so notifies Borrowers in writing, Collateral shall not be used except with the prior written consent of Lender.

      5.15 Margin Accounts. As of the date of this Agreement, no Borrower has established any Margin Accounts. Unless Lender shall otherwise consent in writing, all Margin Accounts established by any Domestic Borrower shall be kept with a broker acceptable to Lender and approved in writing by Lender ("Broker"). Domestic Borrowers, jointly and severally, represent and warrant to Lender that:
(a) with regard to any Margin Accounts established by any Domestic Borrower, such Borrower is the owner, free and clear of all liens, security interests and encumbrances, except for those in favor of Lender or Broker, of any and all Margin Accounts which are listed in any financial statements or books and records of such Borrower as being the property of such Borrower; and (b) except as otherwise permitted by this Agreement, no Borrower owns any open futures positions which are not either covered by existing, unsold Inventory or covered by reciprocal contracts for future delivery of the product by reliable sellers, or directly related to Inventory which such Borrower plans to purchase in the ordinary course of such Borrower's business. With regard to any Margin Accounts established by any Domestic Borrower, such Borrower, the Broker and Lender shall execute an Assignment of Commodity Accounts and Commodity Contracts, in a standard form reasonably acceptable to Lender and the Broker. All of Lender's rights under such Assignment of Commodity Accounts and Commodity Contracts shall be in addition to Lender's rights hereunder. Domestic Borrowers, jointly and severally, warrant that any such Margin Accounts shall be used solely for the hedging of the applicable Borrower's investments in Inventory and not for speculative purposes.

      5.16 Real Property.  Domestic  Borrowers shall give Lender at least thirty
(30) days' prior written notice of any interests in real property acquired by any Borrower after the Closing Date (including, without limitation, any real property interests acquired by any Domestic Borrower or any Subsidiary thereof through a Permitted Acquisition). Upon Lender's request from time to time, Domestic Borrowers shall promptly execute and deliver such mortgages, deeds of trust, leasehold mortgages and other agreements, documents and instruments reasonably requested by Lender to grant in favor of Lender a first-priority perfected mortgage lien on and security interest in any such real property. Domestic Borrowers shall pay all costs associated with the recording of any such mortgage, deed of trust, leasehold mortgage or other agreement, document or instrument, together with any subsequent amendments thereto, with the appropriate authorities, and shall take all other actions requested by Lender in order to vest in Lender a perfected lien on the interest in each such parcel of real property described therein, subject to no other liens, claims or encumbrances, except those expressly acknowledged thereby.

      5.17 Title  Insurance.  With respect to any real  property  referred to in
Section 5.16, Domestic Borrowers shall cooperate with Lender to obtain delivery to Lender of a policy of title insurance, insuring Lender's mortgagee's interests, which cooperation shall be deemed to include, without limitation, doing all things necessary to satisfy the requirements set forth in any applicable title insurance commitment or other requirements of the issuer thereof (including, without limitation, the payment of premiums). Lender shall have no obligation to make any further Loan Advances hereunder unless and until all requirements set forth in any such title insurance commitment or other requirements of the issuer thereof have been satisfied. Lender shall have the right to request such title insurance commitment updates at such times as Lender, in its sole discretion, shall deem appropriate, and shall have the right to instruct the issuer of the title insurance commitment to set forth as added requirements such things as would be necessary to eliminate added exceptions to coverage. In the event Lender reasonably determines that a policy of title insurance will not be issued in accordance with any such title insurance commitment by reason of any Domestic Borrower's failure to cooperate as aforesaid, then Lender shall have the right to terminate this Agreement pursuant to Section 2.9 and Domestic Borrowers shall remain, jointly and severally, obligated to Lender for all Liabilities incurred to date thereof (including without limitation, all fees and cost reimbursements provided for herein).

      6 WARRANTIES.

      Borrowers, jointly and severally, represent and warrant to Lender that:

      6.1 Litigation and Proceedings. Except as set forth on part 1 of Exhibit 6A, no judgments are outstanding against any Loan Party, nor is there pending or threatened any litigation, contested claim, or governmental proceeding by, against or with respect to any Loan Party as of the date of this Agreement. After the Closing Date, no judgments shall be outstanding at any time against any Loan Party, nor shall there be pending or threatened at any time any litigation, contested claim, or governmental proceeding by, against or with respect to any Loan Party, except for judgments and pending or threatened litigation, contested claims and governmental proceedings which do not (and could not reasonably be expected to) have a Material Adverse Effect.

      6.2 Other Agreements. Except as set forth on part 2 of Exhibit 6A, no Loan Party is in default under any contract, lease or commitment to which any Loan Party is a party or by which any Loan Party is bound except those which do not (and could not reasonably be expected to) have a Material Adverse Effect. Borrowers know of no dispute, except as set forth on part 2 of Exhibit 6A, relating to any contract, lease, or commitment except those which do not (and could not reasonably be expected to) have a Material Adverse Effect.

      6.3 Licenses, Patents, Copyrights, Trademarks and Trade Names. All of Borrowers' licenses, patents, copyrights, trademarks and trade names and all of Borrowers' applications for any registrations of any of the foregoing are set forth on part 3 of Exhibit 6A as updated from time to time by Borrowers. There is no action, proceeding, claim or complaint pending or threatened to be brought against any Borrower by any Person which might jeopardize any of such Borrower's interest in any of the foregoing licenses, patents, copyrights, trademarks, trade names or applications except those which do not (and could not reasonably be expected to) have a Material Adverse Effect.

      6.4 Collateral. Except as permitted under Section 8.1 and except as set forth on part 4 of Exhibit 6A, all of the Collateral is free and clear of all security interests, liens, claims and encumbrances. No Goods held by any Borrower on consignment or under sale or return contracts have been represented to be Inventory and no amounts receivable by any Borrower in respect of the sale of such Goods (except markups or commissions which have been fully earned by such Borrower) have been represented to be Accounts. All Producer Payables which are owing to suppliers of any of the Collateral have been paid when due, other than those being contested in good faith by the applicable Borrower, and no Person to whom such Producer Payables are owed has demanded turnover of any Collateral or proceeds thereof. Each Borrower has adequate procedures in place to insure that Collateral purchased by such Borrower is free of security interests in favor of Persons other than Lender and other creditors permitted under the provisions of this Agreement. Each Borrower shall furnish, at Lender's request, the names and addresses of all Persons who supply Inventory to such Borrower or who deliver Goods to such Borrower on consignment or under sale or return contracts.

      6.5 Location of Assets; Chief Executive Office. The chief executive office of each Borrower is located at the address indicated in part 5(a) of Exhibit 6A as updated from time to time by Borrowers, and such Borrower's assets (including without limitation, Inventory and Equipment) are all located in the locations set forth on part 5(b) of Exhibit 6A as updated from time to time by such Borrower. Part 5(b) of Exhibit 6A lists all real property owned by any Borrower (if any) and all real property leased by any Borrower, together with all lease agreements related thereto ("Existing Leases"). As of the Closing Date, the books and records of each Borrower, and all of each Borrower's Chattel Paper and records of account are located at the chief executive office of such Borrower. If any Borrower shall intend to make any change in any of such locations, such Borrower shall notify Lender at least thirty (30) days prior to such change.

      6.6 Tax Liabilities. Each Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by such Borrower and has either duly paid all taxes, duties and charges indicated to be due on the basis of such returns and reports or has made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. The reserves for taxes reflected on the Company's consolidated balance sheet are adequate in amount for the payment of all liabilities for all taxes (whether or not disputed) of Borrowers accrued through the date of such balance sheet. There are no material unresolved questions or claims concerning any tax liability of any Borrower, except as described on part 6 of Exhibit 6A.

      6.7 Indebtedness and Producer Payables. Except as contemplated by this Agreement, as disclosed on part 7 of Exhibit 6A and as disclosed on the financial statements identified in Section 6.14, no Loan Party has any other indebtedness, contingent obligations or liabilities, outstanding bonds, letters of credit or acceptances to any other Person or loan commitments from any other Person, other than accounts payable and obligations under operating leases incurred in the ordinary course of business.

      6.8 Other Names. No Borrower has, during the preceding five (5) years, been known by or used any names other than those disclosed on part 8 of Exhibit 6A.

      6.9 Affiliates. No Loan Party has any Affiliates, other than its directors, officers, agents and employees and those Persons disclosed on part 9 of Exhibit 6A as updated from time to time by Borrowers, and the legal relationships of each Loan Party to each such Affiliate are generally described thereon.

      6.10 Environmental Matters.  Except as disclosed on part 10 of Exhibit 6A,
(a) no Borrower has received any notice to the effect, or has any knowledge, that the Property or its operations are not in compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations ("Environmental Laws") or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could have a Material Adverse Effect; (b) there have been no releases of hazardous materials at, on or under the Property that, singly or in the aggregate could have a Material Adverse Effect; (c) there are no underground storage tanks, active or abandoned, including without limitation petroleum storage tanks, on or under the Property that, singly or in the aggregate could have a Material Adverse Effect; (d) no Borrower has directly transported or directly arranged for the transportation of any hazardous material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against any Borrower for any remedial work, damage to natural resources or personal injury, including without limitation, claims under CERCLA; and (e) no conditions exist at, on or under the Property which, with the giving of notice, would rise to any material liability under any Environmental Laws.

      6.11 Existence; Organization.

            (a) Each Borrower is an entity as described in the preamble of this Agreement, duly organized and in good standing under the laws of the jurisdiction in which it is organized and is duly qualified to do business and is in good standing in each jurisdiction in which it is "doing business", except for those jurisdictions in which the failure so to qualify would not, in the aggregate, have a Material Adverse Effect.

            (b) The Company owns beneficially and of record all of the issued and outstanding shares of capital stock of ARC Ltd., Microwave Rental, Titan Dynamics Systems, SeaSpace, MECAR USA and Energa.

            (c) The Company owns beneficially and of record 51% of the issued and outstanding shares of capital stock of ARC Europe; Energa owns beneficially and of record 1% of the issued and outstanding shares of capital stock of ARC Europe; and the remaining 48% of such shares are owned beneficially and of record by ARC Ltd.

            (d) ARC Europe owns beneficially and of record 99.9% of the issued and outstanding shares of capital stock of MECAR, Sedachim, Hendrickx and VSK Electronics. Sedachim owns beneficially and of record 0.1% of the issued and outstanding shares of capital stock of MECAR. Arc Europe owns beneficially and of record 0.1% of the issued and outstanding shares of capital stock of VSK Electronics. Michele Nihoul owns beneficially and of record 1% of the issued and outstanding shares of capital stock of Sedachim and 0.1% of the issued and outstanding shares of capital stock of Hendrickx.

            (e) VSK Electronics owns beneficially and of record all of the issued and outstanding shares of capital stock of Belgian Automation. VSK Electronics owns beneficially and of record 99.9% of the issued and outstanding shares of capital stock of each of IDCS and Vigitec and 99% of the issued and outstanding shares of capital stock of Tele Technique Generale. Belgian Automation owns beneficially and of record 0.1% of the issued and outstanding shares of capital stock of each of Vigitec and IDCS and 1% of the issued and outstanding shares of capital stock of Tele Technique Generale.

      6.12 Authority. The execution and delivery by each Borrower of this Agreement and all of the other Financing Agreements and the performance of each Borrower's obligations hereunder and thereunder: (a) are within such Loan Party's powers; (b) are duly authorized by such Loan Party's board of directors, managers or partners (as applicable) and, if necessary, such Loan Party's stockholders and/or other securityholders (and their respective governing boards, members or governing persons, as applicable); (c) are not in contravention of the terms of such Loan Party's governing agreements and documents; (d) are not in contravention of any law or laws, or of the terms of any indenture, agreement or undertaking to which any Loan Party is a party or by which any Loan Party or any of such Loan Party's property is bound; (e) do not require any consent, registration or approval of any Governmental Authority or of any other Person, except such consents or approvals as have been obtained;
(f) do not contravene any contractual restriction or Governmental Requirement binding upon any Loan Party; and (g) will not, except as contemplated or permitted by this Agreement, result in the imposition of any lien, charge, security interest or encumbrance upon any property of any Loan Party under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which any Loan Party is a party or by which any Loan Party or any of such Loan Party's property may be bound or affected. Each Borrower shall deliver to Lender, upon Lender's request therefor, a written opinion of counsel as to the matters described in the foregoing clauses (a) through (g).

      6.13 Binding Effect. This Agreement and all of the other Financing Agreements set forth the legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

      6.14 Correctness of Financial Statements. The financial statements delivered from time to time by Borrowers to Lender (including, without limitation, any and all Target Company Financial Statements) present fairly the financial condition of the applicable Borrowers (or Target Company, as applicable), and have been prepared in accordance with GAAP consistently applied. Since the date of the most recent financial statements delivered to Lender, there has been no materially adverse change in the condition or operation of Borrowers, taken as a whole.

      6.15 Employee Controversies. There are no controversies pending or threatened between any Borrower or any of such Borrower's employees, other than employee grievances arising in the ordinary course of such Borrower's business or which do not (and could not reasonably be expected to) have a Material Adverse Effect.

      6.16  Compliance  with  Laws  and  Regulations.  Each  Loan  Party  is  in
compliance  with  all  Governmental   Requirements   relating  to  the  business
operations and the assets of each Loan Party, except for Governmental Requirements, the violation of which would not have a Material Adverse Effect. To Borrowers' knowledge, no Loan Party or Affiliate thereof has sold any ammunition, weapons systems or other products or services to any terrorist organization or for use by any terrorist organization.

      6.17 Account Warranties.

            (a) Except as disclosed to Lender from time to time in writing, all Accounts of Borrowers which are reflected on the Company's consolidated financial statements delivered to Lender pursuant to Section 7.1 are genuine, in all respects what they purport to be, have not been reduced to any judgment, are evidenced by not more than one executed original agreement, contract or document, and represent undisputed, bona fide transactions completed in accordance with the terms and conditions of any related document.

            (b) The Accounts have not been sold or pledged to any Person other than Lender.

            (c) Except as disclosed to Lender from time to time in writing, no Borrower has any knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Accounts that in the aggregate are material in amount.

      6.18 Inventory Warranties.

            (a) Except for Goods covered by Documents that have been delivered to Lender, and except as promptly disclosed to Lender from time to time in writing, all Inventory is located on the premises described in Section 6.5 or is in transit.

            (b) Except as promptly disclosed to Lender from time to time in writing, all Inventory shall be of good and merchantable quality, free from any defects which might affect the market value of such Inventory.

      6.19 Solvency. Each Borrower is solvent, able to pay such Borrower's debts generally as such debts mature, and has capital sufficient to carry on such Borrower's business and all businesses in which such Borrower is about to engage. The saleable value of each Borrower's total assets at a fair valuation, and at a present fair saleable value, is greater than the amount of such Loan Party's total obligations to all Persons. No Borrower will be rendered insolvent by the execution or delivery of this Agreement or of any of the other Financing Agreements or by the transactions contemplated hereunder or thereunder.

      6.20 Pension Reform Act. No events, including without limitation, any "reportable event" or "prohibited transactions," as those terms are defined in the Employee Retirement Income Security Act of 1974 as the same may be amended from time to time ("ERISA"), other than "reportable events" for which a waiver or extension applies under ERISA Regulations Sections 4043.20-35 have occurred in connection with any type of plan, arrangement, association or fund covered by ERISA in which any personnel of any Domestic Borrower or an Affiliate which is under common control with any Domestic Borrower (within the meaning of applicable provisions of the IRC) participate ("Benefit Plans"). The Benefit Plans are otherwise in material compliance with all applicable provisions of ERISA and the IRC and meet the minimum funding standards of ERISA and the IRC.

      6.21 Margin Security. No Borrower owns any margin security and none of the loans advanced hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulations T, U or X of the Board of Governors of the Federal Reserve System.

      6.22 Investment Company Act Not Applicable. No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      6.23 Public Utility Holding Company Act Not Applicable. No Borrower is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or an affiliate of a "subsidiary company" of a "holding company", or a "public utility", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

      6.24 Full Disclosure. All factual information taken as a whole in the materials furnished by or on behalf of any Borrower to Lender for purposes of or in connection with the transactions contemplated under this Agreement and the other Financing Agreements, does not contain any untrue statement of a material fact or omit to state any material fact necessary to keep the statements contained therein from being misleading as of the date of this Agreement, and thereafter as supplemented by information provided to Lender in writing pursuant to this Agreement. The financial projections and other financial information furnished to Lender and by Borrowers and to be delivered under this Agreement, were prepared in good faith on the basis of information and assumptions that each Borrower believed to be reasonable as of the date of such information.

      6.25 Intellectual Property. Each Loan Party owns or possesses (or will be licensed or otherwise have the full right to use) all intellectual property that is necessary for the operation of its business, without any known conflict with the rights of others. No product of any Loan Party infringes upon any intellectual property owned by any other Person and no claim or litigation is pending or (to the knowledge of any Borrower) threatened against or affecting such Person, contesting its right to sell or to use any product or material, in any case which could have a Material Adverse Effect. There is no violation by any Loan Party of any right of any Loan Party with respect to any material patent, trademark, trade name, service mark, copyright or license owned or used by any Loan Party.

      6.26 Government Contracts.

            (a) No Borrower has a Government Contract, on which delivery or performance is currently in a materially unsatisfactory or delinquent status or behind schedule or which any Borrower knows, or has reason to know after reasonable investigation, will be in a materially unsatisfactory or delinquent status or behind schedule in the future.

            (b) No Borrower is currently debarred or suspended from doing business with the Government, and no Borrower knows of any facts that would warrant the institution of debarment or suspension proceedings against any Borrower in the future.

            (c) No show cause notices, cure notices or default terminations have been issued against any Borrower on any Government Contract awarded within the past five (5) years.

            (d) No negative determinations of responsibility have been issued against any Borrower with respect to any bid, quotation or proposal submitted by Borrower to the Government or any prospective prime contractor of the Government within the past three (3) years.

            (e) No Borrower has any knowledge of any facts or circumstances that could reasonably be expected to lead to a disallowance of costs, incurred by any Borrower and allocated to any Government Contract, in excess of $250,000.

            (f) To the best of each Borrower's knowledge, no Borrower is currently under administrative, civil or criminal investigation or indictment with respect to any alleged irregularity, misstatement or omission arising under or in any way relating to any Government Contracts or any bids, quotations or proposals, past or present, submitted to the Government or any prospective prime contractor of the Government, and no Borrower has any knowledge of any such irregularities, misstatements or omissions that could reasonably be expected to lead to an administrative, civil or criminal investigation or indictment of any Borrower.

            (g) No Borrower has ever been denied a security clearance.

      6.27 SEC Filings and Reports. The Company has previously delivered to Lender true and complete copies of: (i) its Annual Report on Form 10-K for the fiscal years ended December 31, 2001, 2002 and 2003, respectively, as filed with the SEC; (ii) Proxy Statements related to all meetings of the Company's stockholders (whether annual or special) during 2001, 2002 and 2003; and (iii) all other reports, statements and registration statements (including current reports on Form 8-K and quarterly reports on Form 10-Q) filed by it with the SEC since December 31, 1999 (collectively, together with the SEC filings required to be delivered after the Closing Date by the Company to Lender under Section 7.1(e), the "Company's SEC Reports"). As of their respective filing dates, the Company's SEC Reports did not or, as applicable, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements of the Company included in the Company's SEC Reports have been or, as applicable, will be, prepared in accordance with GAAP applied on a consistent basis (except as stated in such financial statements) and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and changes in financial position of the Company and its consolidated Subsidiaries for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments which shall not be materially adverse.

      6.28 Compliance with Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, at all times, it has been and will continue to be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") that are then in effect and the Company is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.

      6.29 Projections and Pro Forma Financial Statements.

            (a) Each Pro Forma Balance Sheet hereafter delivered by Borrowers to Lender shall be prepared in accordance with GAAP and fairly present in all material respects the assets and liabilities of the Company and its Subsidiaries, reflecting the consummation of the transactions contemplated in the applicable Acquisition Documents and based on the assumptions set forth therein as of the date thereof. Such balance sheet shall contain all pro forma adjustments necessary in order to fairly reflect such assumption.

            (b) With respect to each Permitted Acquisition, the related Projections required to be delivered hereunder by Borrowers to Lender shall be based on underlying assumptions of Borrowers which, to the knowledge of Borrowers, shall provide a reasonable basis for the projections contained therein. Such Projections shall be prepared on the basis of the assumptions set forth therein, which assumptions will be, to the knowledge of Borrowers, fair and reasonable in light of the historical financial performance of Borrowers and the applicable Target Company and of current and reasonably foreseeable business conditions, as of the date hereof, and shall reflect the reasonable estimate of Borrowers, as of the date thereof, of the results of operations and other information projected therein.

      6.30 Purchase Agreements and Subordinated Debenture Purchase Agreement Representations.

            (a) The transactions contemplated by each Purchase Agreement shall be consummated substantially in accordance with the respective terms and conditions thereof, except for waivers of conditions consented to by the applicable Borrowers in writing. Each Purchase Agreement shall not be altered or amended or any condition thereof waived in a manner adverse to the applicable Borrowers without their prior written consent.

            (b) To the knowledge of Borrowers, each of the representations and warranties made by the other parties thereto in each Purchase Agreement on the dates referenced therein shall be true and correct.

            (c) On the Closing Date, each of the representations and warranties made in the Subordinated Debenture Purchase Agreement by the Company are true and correct except for representations and warranties that relate to a particular date and, with regard to such representations and warranties, the same were true and correct as of such date. On the Closing Date, no default or event of default shall exist under the Subordinated Debenture Purchase Agreement, the Subordinated Debenture or the other Subordinated Loan Documents after giving effect to the consummation of the transactions contemplated hereby and in the other Financing Agreements.

      6.31 Survival of Warranties. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and, except for changes in the ordinary course of business which are not prohibited by this Agreement, shall be true from the date of this Agreement until the Liabilities shall be paid in full and Lender shall cease to be committed to make Loan Advances under this Agreement.

      7 AFFIRMATIVE COVENANTS.

      Borrowers, jointly and severally, covenant and agree that so long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as Lender remains committed to make Loan Advances under this Agreement:

      7.1 Financial and Other Information. Except as otherwise expressly provided for in this Agreement, each Borrower shall keep proper books of record and account in which full and true entries will be made of all dealings and transactions of or in relation to the business and affairs of such Borrower (including, without limitation, all costs incurred, invoices submitted, payments received and other transactions under Government Contracts in accordance with the applicable Government cost accounting standards and regulations), in accordance with GAAP consistently applied, and each Borrower shall cause to be furnished to Lender, from time to time and in a form acceptable to Lender, such information as Lender may reasonably request, including without limitation, the following:

      (a) as soon as  practicable  and in any event  within one  hundred  twenty
(120) days after the end of each fiscal year of the Company, (i) audited consolidated and unaudited consolidating statements of income, retained earnings and cash flow of the Company for each year, and an audited consolidated and unaudited consolidating balance sheet of the Company for such year, setting forth in each case, in comparative form, corresponding figures as of the end of the preceding fiscal year, all in reasonable detail and satisfactory in scope to Lender and certified to the Company by such independent public accountants as are selected by the Company and reasonably satisfactory to Lender, whose opinion shall be in scope and substance satisfactory to Lender; and (ii) a budget of the Company, detailed by calendar quarter, covering the one year period from the fiscal year end;

      (b) as soon as practicable and in any event within forty-five (45) days after the end of each quarterly accounting period in each fiscal year of the
Company: (i) unaudited consolidated and consolidating statements of income and retained earnings of the Company for such quarterly period and for the period from the beginning of the then current fiscal year to the end of such quarterly period, and an unaudited consolidated and consolidating balance sheet of the Company as of the end of such quarterly period, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding fiscal year, all in reasonable detail and certified as accurate by the chief financial officer of the Company, subject to changes resulting from normal year end adjustments, and (ii) copies of all operating statements for such quarter prepared by the Company for its internal use, including without limitation, statements of cash flow, purchases and sales of Inventory and other Goods;

      (c) as soon as practicable and in any event within forty-five (45) days after the end of each quarterly accounting period in each fiscal year of the Company, a compliance certificate of the chief financial officer of the Company in the form attached as Exhibit 7A ("Compliance Certificate");

      (d) promptly after any Borrower's receipt thereof:

            (i) a decision of a Government contracting officer or auditor of the prime contractor disallowing costs aggregating more than $250,000 allocated to a Government Contract or a subcontract under a prime contract with the Government;

            (ii) notice that any Borrower has breached or violated any regulation, statute, certification, representation, clause, provision or requirement with respect to (A) any Government Contract or (B) any bid, quotation or proposal submitted by such Borrower to the Government or any prospective prime contractor of the Government;

            (iii) a negative determination of responsibility issued against any Borrower with respect to any bid, quotation or proposal submitted by such
Borrower  to  the  Government  or  any  prospective   prime  contractor  of  the
Government;

            (iv) notice that any Borrower's facility security clearance or the security clearance of any key employee of such Borrower has been or may be revoked or suspended; and

            (v) facts with respect to any alleged irregularity, misstatement or omission, arising under or in any way relating to any Government Contracts or any bids, quotations or proposals, past or present, submitted to the Government or any prospective prime contractor of the Government, that could reasonably be expected to lead to (A) any administrative, civil or criminal investigation or indictment of any Borrower or any of its employees, (B) the formal questioning or disallowance of any costs submitted for payment by such Borrower (C) the recoupment of any payments previously made to any Borrower, (D) the assessment of any penalties or damages of any kind against any Borrower or (E) the suspension or disbarment of such Borrower;

      (e) within one (1) Business Day after the filing thereof, copies of all of the Company's SEC Reports that are filed by the Company with the SEC after the Closing Date; provided, however, that in lieu of delivering to Lender copies of any of the same that are available to the public on the SEC's Electronic Data Gathering and Retrieval System (EDGAR), the Company may provide Lender with written notice of the type of filing made and the date thereof; and

      (f) promptly after delivery thereof, copies of all other communications by the Company with its stockholders.

      7.2 Conduct of Business. Except as contemplated by this Agreement, each Borrower shall: (a) maintain its existence and maintain in full force and effect all licenses, bonds, franchises, leases, patents, contracts and other rights necessary to the conduct of its business; (b) continue in, and limit its operations to, the same general line of business as that presently conducted by it; (c) comply with all Governmental Requirements, except for such Governmental Requirements the violation of which would not, in the aggregate, have a Material Adverse Effect; and (d) otherwise do all things necessary to make the Representations and Warranties set forth in Section 6 of this Agreement true and correct at all times.

      7.3 Maintenance of Properties. Each Borrower shall keep its real estate, leaseholds, equipment and other fixed assets in good condition, repair and working order, normal wear and tear excepted, and shall not allow any of the Collateral to be moved from the locations set forth in Section 6.5 (or to be placed on consignment) without the written consent of Lender, which consent shall not be unreasonably withheld. Each Borrower shall keep the Inventory in good and merchantable condition and shall, as applicable, shelter, store, secure and otherwise maintain the Inventory in accordance with the standards and practices adhered to generally by others in the same businesses as such Borrower. At least thirty (30) days prior to entering into any agreement to lease any additional real property (a "New Lease") or any agreement to purchase or acquire fee simple title to any additional real property, Borrowers shall give Lender written notice thereof together with the copies of all agreements, documents and instruments proposed to be entered into by any Borrower in connection therewith.

      7.4 Borrowers' Liability Insurance. Borrowers shall maintain, at their expense, such liability insurance (including as applicable commercial general liability insurance, products liability insurance and workman's compensation insurance) as is ordinarily maintained by other companies in similar businesses, provided, however, that in no event shall such liability insurance provide for coverage less than $1,000,000 per occurrence for personal injury and $1,000,000 per occurrence for property damage. Borrowers' liability insurance may provide for a deductible of not more than $10,000 per occurrence. All such policies of insurance shall be in form and with insurers reasonably acceptable to Lender and copies thereof, together with all amendments and schedules, shall be provided to Lender within ten (10) days of Borrowers' receipt of the same. Lender shall be shown as an additional named insured party under all such insurance policies.

      7.5 Borrowers' Property Insurance. Borrowers shall bear the full risk of loss from any cause of any nature whatsoever in respect to the Collateral. At Borrowers' own cost and expense, Borrowers shall keep all Collateral fully insured, with carriers, and in amounts acceptable to Lender, against the hazards of fire, theft, collision, spoilage, hail, those covered by extended or all risk coverage insurance and such others as may be required by Lender. Borrowers shall cause to be delivered to Lender the insurance policies therefor or proper certificates evidencing the same. Such policies shall provide, in manner satisfactory to Lender, that any losses in excess of $50,000 under such policies shall be payable first to Lender, for the ratable benefit of Lender, as Lender's interest may appear. Each such policy shall include a provision for thirty (30) days' prior written notice to Lender of any cancellation or expiration and show Lender, as agent for the benefit of Lender, as mortgagee and loss payee as provided in a form of loss payable endorsement in form and substance satisfactory to Lender. In the event of any loss in excess of $50,000 covered by any such policy, the carrier named in such policy is directed by Borrowers to make payment for such loss to Lender, for the ratable benefit of Lender, and not to any Borrower. In the event of any loss in excess of $50,000 covered by any such insurance policies or so long as any Default or Matured Default has occurred and is continuing, each Borrower makes, constitutes and appoints Lender (and all Persons designated by Lender) as such Borrower's true and lawful agent and attorney-in-fact, with power to make, settle or adjust claims under such policies of insurance (provided, however, that so long as there shall not have occurred a Matured Default, Lender shall consult with the Company prior to finally making, settling or adjusting claims under such policies of insurance and will not settle such claims without the Company's consent, which consent will not be unreasonably withheld). The foregoing power of attorney is coupled with an interest and is therefore irrevocable. If payment as a result of any insurance losses shall be paid by check, draft or other Instrument payable to any Borrower, or to any Borrower and Lender jointly, and such payment is in excess of $50,000 or a Default or Matured Default has occurred and is continuing, Lender may endorse the name of each applicable Borrower on such check, draft or other Instrument, and may do such other things as Lender may deem advisable to reduce the same to cash. Subject to the provisions of the Leasehold Mortgages referred to in Section 5.1, all loss recoveries received by Lender on account of any such insurance may be applied and credited by Lender to the Liabilities. Insurance proceeds that are not applied to the Liabilities or used for property replacement shall be paid to Borrowers as directed by the Company. In the event it is reasonably determined by Lender that a deficiency in the ability of Borrowers to repay the Liabilities exists after application or use of insurance proceeds, then such deficiency (but only up to the amount, if any by which the value of the property, the loss of which resulted in such insurance recovery, exceeds the insurance proceeds received by Lender) shall be paid by Borrowers to Lender on demand. If any Borrower fails to procure insurance as provided in this Agreement, or to keep the same in force, or fails to perform any of such Borrower's other obligations hereunder, then Lender may, at the option of Lender, and without obligation to do so, obtain such insurance and pay the premium thereon for the account of such Borrower, or make whatever other payments

Lender may deem appropriate to protect Lender's security for the Liabilities. Any such payments shall be additional Liabilities of Borrowers to Lender, payable on demand and secured by the Collateral. To the extent the provisions relating to insurance in any Leasehold Mortgage or any Mortgage are different from the provisions relating to insurance in this Section 7.5, the provisions relating to insurance in such Leasehold Mortgage and/or Mortgage, as applicable, shall be controlling with respect to the Property covered thereby.

      7.6 Financial Covenants and Ratios. The Company shall maintain at the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 2004:

      (a) Minimum EBITDA. EBITDA for the four (4) fiscal quarters ending March 31, 2004 of not less than $14,000,000; EBITDA for the four (4) fiscal quarters ending June 30, 2004 of not less than $14,000,000; prior to the completion of Borrowers' initial Permitted Acquisition after the date hereof, EBITDA for the then preceding four fiscal quarters of not less than $15,000,000; and thereafter, EBITDA for then preceding four fiscal quarters of not less than $19,000,000.

      (b) Senior Leverage Ratio. A Senior Leverage Ratio as of the end of any fiscal quarter ending after December 31, 2003 of not more than 1.50:1.

      (c) Minimum Net Worth. A Net Worth of not less than the sum of (i) $77,000,000 plus (ii) 50% of the Company's consolidated Net Income for the period from January 1, 2004 through the applicable date of determination (with no deduction for any fiscal year in which the Company's Net Income is negative).

      (d) Maximum Subordinated Debt. Consolidated Subordinated Debt of not more than $17,500,000.

      7.7 Benefit Plans. Each Domestic Borrower shall: (a) keep in full force and effect any and all Benefit Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Benefit Plans can be terminated without material liability to such Borrower in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all Benefit Plans in a timely manner and in an amount sufficient to comply with the requirements of ERISA; (c) comply with all requirements of ERISA which relate to such Benefit Plans; and (d) notify Lender immediately upon receipt by any Domestic Borrower of any notice of the institution of any proceeding or other action relating to any Benefit Plans that would reasonably be expected to have a Material Adverse Effect.

      7.8 Notice of Suit, Adverse Change in Business or Default. Each Borrower shall, as soon as possible, and in any event within five (5) days after such Borrower learns of the following, give written notice to Lender of: (a) any proceeding being instituted or threatened to be instituted by or against such Borrower in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) for which claimed damages exceed $100,000; (b) any adverse change in the business, assets or condition, financial or otherwise, of such Borrower resulting in a Material Adverse Effect; and (c) the occurrence of any Default.

      7.9 Use of Proceeds. Borrowers shall use Loan Advances only for the purposes stated in Section 2.5 and for no other purpose.

      7.10 Books and Records. Each Borrower shall maintain proper books of record and account in accordance with GAAP consistently applied in which true, full and correct entries will be made of all their respective dealings and business affairs. If any changes in accounting principles are hereafter required or permitted by GAAP and are adopted by any Borrower with the concurrence of its independent certified public accountants and such changes in GAAP result in a change in the method of calculation or the interpretation of any of the financial covenants, standards or terms found in Section 7.6 or any other provision of this Agreement, Borrowers and Lender agree to amend any such affected terms and provisions so as to reflect such changes in GAAP with the result that the criteria for evaluating Borrowers' financial condition shall be the same after such changes in GAAP as if such changes in GAAP had not been made.

      7.11 Compliance with Material Agreements. Each Borrower will comply in all material respects with all Debts, Obligations, agreements, covenants or conditions contained in any bond, debenture, notice or other evidence of indebtedness or in any material contract, Government contract, indenture, mortgage, loan agreement, franchise agreement, joint venture, lease, rental agreement and other agreements binding it or affecting its properties or business.

      7.12 Board and Stockholders' Meetings and Actions.

      (a) Except for regular or general stockholders' meetings held exclusively for routine corporate household purposes (being the approval of annual accounts and the appointment or discharge of directors and auditors, but not including in particular the declaration of dividends), Borrowers shall provide, and cause all Loan Parties to timely provide, Lender copies of the following documents within the time periods specified below:

            (i) any convening notice or agenda of any meeting of the Board and/or stockholders of any Loan Party (which documents shall be provided to Lender at the same time as they are provided to the directors and/or stockholders, as applicable, but in no event later than seven (7) days prior to the applicable meeting);

            (ii) minutes of each meeting referenced in clause (i), above (which minutes shall be provided to Lender within fifteen (15) days after the holding of the relevant meeting); and

            (iii)  any  written   actions   taken  by  any  such   directors  or
stockholders in lieu of a meeting) (which written actions shall be provided to Lender at least two (2) days prior to the execution of the same).

      (b) Without the prior written consent of Lender, none of the Loan Parties shall, and Borrowers shall cause the Loan Parties not to, consent to any amendment, supplement or modification of any terms or provisions contained in, or applicable to the bylaws of any of the

Loan Parties if the effect thereof could reasonably be expected to be adverse to Lender hereunder.

      (c) Each Borrower undertakes not to allow any of the Loan Parties' Board meetings or stockholders' meetings to deliberate upon any items that have not been specifically mentioned in a written notice or agenda theretofor provided to Lender in accordance with Section 7.12(a)(i), except as may otherwise be required under applicable law.

      8 NEGATIVE COVENANTS.

      Borrowers, jointly and severally, covenant and agree that so long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as Lender remains committed to make Loan Advances under this Agreement (unless Lender shall give Lender's prior written consent):

      8.1 Encumbrances.

            (a) Except for those  liens,  security  interests  and  encumbrances presently in existence and reflected in the Company's financial statements referred to in Section 6.14 and disclosed in Exhibit 6A under Section 6.4, no Domestic Borrower shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, capitalized lease, levy, assessment, attachment, seizure, writ, distress warrant, or other encumbrance of any nature whatsoever on or with regard to any of such Domestic Borrower's assets (including, without limitation, any Collateral) other than: (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which such Domestic Borrower shall, if appropriate under GAAP, have set aside on its books and records adequate reserves; (b) liens securing deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or securing indemnity, performance or other similar bonds for the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or securing statutory obligations or surety or appeal bonds, or securing indemnity, performance or other similar bonds in the ordinary course of such Domestic Borrower's business, which are not past due; (c) liens and security interests in favor of Lender for the ratable benefit of Lender; (d) liens securing the interests of Broker in any Margin Account; (e) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of such Domestic Borrower's real property, and other liens, security interests and encumbrances on property which are subordinate to the liens and security interests of Lender and which do not, in Lender's sole determination: (i) materially impair the use of such property, or
(ii) materially lessen the value of such property for the purposes for which the same is held by such Domestic Borrower; and (f) purchase money security interests securing amounts relating to items of equipment or other capital assets (provided that no such purchase money security interests shall extend to or cover other property of such Domestic Borrower other than the items of equipment or other capital assets so acquired).

            (b) No Borrower shall create,  incur,  assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any security interest, pledge, lien, levy, assessment, attachment, seizure, writ, distress warrant or other encumbrance of any nature whatsoever on or with regard to any shares of capital stock of any
Subsidiary of the Company (including, without limitation, any Foreign Subsidiary) other than (i) liens, security interests and pledges in favor of Lender and (ii) liens on, security interests in, and pledges of shares of current and future Subsidiaries of VSK Electronics. Borrowers shall give Lender at least thirty (30) days' prior written notice of the grant to any Person (other than Lender) of a lien on, security interest in or pledge of any shares of any Subsidiary of VSK Electronics.

      8.2 Consolidations, Mergers or Acquisitions. No Domestic Borrower shall recapitalize or consolidate with, merge with, or otherwise acquire all or substantially all of the assets or properties of any other Person, other than pursuant to a Permitted Acquisition.

      8.3 Deposits, Investments, Advances or Loans. No Domestic Borrower shall make or permit to exist deposits, investments, advances or loans (other than loans existing on the date of the execution of this Agreement and disclosed to Lender in writing on or prior to such date) in or to Affiliates or any other Person, except: (a) investments in short term direct obligations of the United States Government and other Permitted Investments (as defined in the Deposit Account Security Agreement); (b) investments in negotiable certificates of deposit issued by a bank satisfactory to Lender in Lender's reasonable determination, made payable to the order of such Borrower or to bearer; and (c) loans to officers, directors, employees or Affiliates as and when permitted by
Section 8.8.

      8.4 Indebtedness. Except for those obligations and that indebtedness presently in existence and reflected in the Company's financial statements referred to in Section 6.14 or referred to in Section 6.7, no Domestic Borrower shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, direct or indirect fixed or contingent, including obligations under capitalized leases, except: (a) the Liabilities; (b) consolidated Subordinated Debt of the Company of not more than $17,500,000; (c) obligations secured by liens or security interests permitted under Section 8.1 or contingent obligations permitted under Section 8.5; (d) unsecured or secured (per Section 8.1(f)) debt incurred (including obligations incurred under capitalized leases) to purchase items of equipment or other capital assets up to the limits in each fiscal year of such Domestic Borrower set forth in Section 8.7; and (e) trade obligations, Producer Payables and normal accruals in the ordinary course of such Domestic Borrower's business not yet due and payable, or with respect to which such Domestic Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that such Domestic Borrower has set aside on such Domestic Borrower's books adequate reserves therefor, if appropriate under GAAP.

      8.5 Guarantees and Other Contingent Obligations. Except as permitted under
Section 8.4, no Domestic Borrower shall guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of such Person or through the purchase of Goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such Person or otherwise, except: (a) for endorsements of negotiable Instruments for collection in the ordinary course of business; and (b) that any Loan

Party may indemnify its officers, directors and managers to the extent permitted under the laws of the jurisdiction in which such Loan Party is organized.

      8.6 Disposition of Property. Except as permitted by Section 5.14, no Domestic Borrower shall sell, lease, transfer or otherwise dispose of any of such Borrower's properties, assets or rights.

      8.7 Capital Expenditure Limitations. The Domestic Borrowers shall not incur Capital Expenditures during any fiscal year of the Company in excess of:
(i) $1,750,000 from the Closing Date through December 31, 2004; and (ii) $750,000 during any fiscal year thereafter; provided, however, to the extent that Capital Expenditures are less than that allowed in a fiscal year, then fifty percent (50%) of the difference shall be added to the limitation otherwise applicable to the following fiscal year; and provided, further, that upon any Borrower's consummation of a Permitted Acquisition, the parties hereto shall negotiate in good faith reasonable adjustments to the foregoing amounts

      8.8 Affiliate Transactions. Except for advances for travel and expenses to a Domestic Borrower's officers, directors, managers, general partners or employees in the ordinary course of such Borrower's business, no Domestic Borrower shall make any loans or other payments, or transfer any assets, to any Affiliate of any Borrower (other than to other Borrowers). Without limiting the foregoing, no Domestic Borrower shall, directly or indirectly, make any loans or other payments, or transfer any assets, to any Foreign Subsidiary without the prior written consent of Lender in each instance. In addition, no Domestic Borrower shall enter into or be a party to any transaction or arrangement with any Affiliate of any Borrower (other than other Borrowers) including, without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any such party, except pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than would be obtained in a comparable arm's-length transaction with a Person other than any such Affiliate.

      8.9 Distributions in Respect of Equity; Prepayment of Debt. No Domestic Borrower shall directly or indirectly: (a) make any distributions in respect of or redeem any of such Borrower's equity interests other than dividends or other distributions to other Borrowers or to pay income tax liabilities of the direct and indirect holders of such Borrower's equity interests on the income and gain of such Borrower allocated to such holders; or (b) prepay any principal, interest or other payments on or in connection with any indebtedness of such Borrower other than the Liabilities.

      8.10 Amendment of Organizational Documents; Subsidiaries.

            (a) Except as otherwise consented to by Lender in writing, (i) no Borrower shall amend its articles/certificate of incorporation or organization, bylaws, operating agreement or partnership agreement, as applicable, or any other agreement, instrument or document affecting such Borrower's organization, management or governance, (ii) no Domestic Borrower shall form any Subsidiaries (other than Subsidiaries existing as of the date hereof and any Subsidiaries formed in accordance with Section 8.10(b), below), and (iii) the Company shall at all times own, directly or indirectly, one hundred percent (100%) of the issued and outstanding shares of capital stock and other equity interests of all Foreign Subsidiaries.

            (b) Upon the creation of any additional Subsidiaries of any Borrower permitted hereunder, such Borrower shall immediately cause such Subsidiary to execute and deliver to Lender an allonge to the Note and a joinder agreement, in form and content acceptable to Lender, pursuant to which such Subsidiary shall agree to (i) become an additional Borrower thereunder and hereunder and an additional Pledgee under the Master Pledge Agreement and (ii) be bound by the terms and conditions hereof and thereof to the same extent as if such Subsidiary were an original party hereto and thereto. In addition, each Borrower shall cause any such additional Subsidiary to immediately deliver to Lender all certificated Ownership Interests (as defined in the Master Pledge Agreement) in such additional Subsidiary and stock powers or other transfer instruments with respect to such Ownership Interests endorsed in blank.

      8.11 Use of Names or Trademarks. No Borrower shall use any trademarks or trade names other than those referred to in Section 6.8. Except as set forth in this Section 8.11, no Borrower shall use any trademarks or trade names with respect to Inventory except for such trademarks or trade names as have been properly licensed to Lender for the ratable benefit of Lender. Each Borrower may package inventory for sale to customers using those customers trademarks or trade names provided that: (a) the customer is creditworthy, in the reasonable determination of Lender; and (b) the inventory so packaged is covered by a purchase order from the customer (or is reasonably expected by such Borrower to be covered by a purchase order from the customer within ten (10) days of the date the inventory is ready to be sold).

      8.12 Amendment of Subordinated Loan Documents. Except as otherwise specifically provided in the Subordination Agreement, Borrowers shall not cause or permit, directly or indirectly, any amendment, waiver, consent or modification of the Subordinated Loan Documents without the prior written consent of Lender; provided, however, that the foregoing shall not preclude any holder of the Subordinated Debenture from waiving any default by the Company under the Subordinated Debenture Purchase Agreement or the Subordinated
Debenture or from waiving compliance by the Company with any provisions of the Subordinated Debenture Purchase Agreement or the Subordinated Debenture.

      8.13 Unconditional Purchase Obligations. No Domestic Borrower shall enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

      8.14 Inconsistent Agreements. No Borrower shall enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrowers hereunder or by the performance by Borrowers of any of their obligations hereunder or under any other Financing Agreement, (b) prohibit Domestic Borrowers from granting to Lender a lien, mortgage or security interest on or in any of their assets or (c) create or permit to exist or become effective any encumbrance or restriction on the right of any Borrower or Subsidiary thereof to (i) pay dividends or make other distribution to any Borrower or any Subsidiary of any Borrower, or pay any debt owed to any Domestic Borrower or any Subsidiary of any Borrower, (ii) make loans or advances to any Borrower or (iii) transfer any of its assets or properties to any Borrower.

      8.15 Fiscal Year. No Borrower shall change its fiscal year from being the same as the calendar year.

      9 DEFAULT AND RIGHTS AND REMEDIES.

      9.1  Liabilities.  Upon a  Matured  Default,  Lender  may,  by  notice  to
Borrowers, (i) declare the obligation of Lender to make Loan Advances, the Working Capital Commitment and the Acquisition Commitment to be terminated, whereupon such obligation of Lender, the Working Capital Commitment and the Acquisition Commitment shall terminate, and (ii) declare all of the Liabilities to be due and payable, whereupon the Liabilities shall become and be due and payable, without presentment, demand, protest or further notice (including without limitation, notice of intent to accelerate and notice of acceleration) of any kind, all of which are expressly waived by Borrowers.

      9.2 Rights and Remedies. Upon the occurrence and during the continuance of any Matured Default, Lender may (subject to the provisions of the other Financing Agreements) proceed to protect and enforce the rights of Lender as set forth in this Section 9.2.

      (a) Rights and Remedies Generally. Lender may proceed by suit in equity, by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Financing Agreement or in aid of the exercise of any power granted in this Agreement or any other Financing Agreement, (i) to enforce the payment of the Liabilities, or (ii) to foreclose upon any liens, claims, security interests and/or encumbrances granted pursuant to this Agreement and other Financing Agreements in the manner set forth therein; it being intended that no remedy conferred herein or in any of the other Financing Agreements is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Financing Agreement shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Financing Agreements, or at any time existing at law or in equity or by statute or otherwise. Lender shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Financing Agreements, all of the rights and remedies of a secured party under the Code or other applicable laws. In addition to all such rights and remedies, the sale, lease or other disposition of all or any part of the Collateral by Lender after a Matured Default, may be for cash, credit or both, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may setoff the amount of such purchase price against the Liabilities then owing. Any sales of the Collateral may involve the sale of portions of the Collateral at different times, and at different locations, and may, at Lender's option, be held at a site or sites different from the site at which all or any part of the Collateral is located. Any such sales, at Lender's option, may be in conjunction with or separate from the foreclosure of any mortgage on any Collateral consisting of real property, and may be adjourned from time to time with or without notice. Lender may, in its sole discretion, cause the Collateral to remain on the applicable Borrower's premises, at Borrowers' expense, pending sale or other disposition of the Collateral. Lender shall have the right to conduct such sales on any

Borrower's premises, at Borrowers' expense, or elsewhere, on such occasion or occasions as Lender may see fit.

      (b) Entry upon Premises. Subject to any applicable security clearance of a Governmental Authority or any other restrictions under applicable law, Lender shall have the right to enter upon the premises of any Borrower at which any of the Collateral is located (or is believed to be located) without incurring any obligation to pay rent to any Borrower, or any other place or places where the Collateral is located (or is believed to be located) and kept, and remove the Collateral therefrom to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order to effectively collect or liquidate the Collateral, or Lender may require Borrowers to assemble the Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to both parties. Each Borrower expressly agrees that Lender may, if necessary to gain occupancy to the premises at which Collateral is located (or is believed to be located), without further notice to any
Borrower: (a) hire any Borrower's employees to assist in the loading and transportation of such Collateral; (b) utilize any Borrower's equipment for use in such operation; (c) cut or otherwise temporarily move or remove any barbed wire or other fencing or similar boundary-maintenance devices; and (d) pick or otherwise render inoperative any locks on any property not customarily inhabited by people. Each Borrower agrees that any such actions authorized by this Section shall be authorized and not a breach of the peace if Lender takes reasonable efforts to safeguard all of such Borrower's property.

      (c) Sale or Other Disposition of Collateral by Lender. Any notice required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to a Borrower at the address specified in Section 10.19, at least ten (10) business days prior to such proposed action, shall constitute fair and commercially reasonable notice to such Borrower of any such action. The net proceeds realized by Lender upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like, and the reasonable legal fees and expenses and other proper fees and expenses incurred by Lender in connection therewith, shall be applied toward satisfaction of the Liabilities. Lender shall account to Borrowers for any surplus realized upon such sale or other disposition, and Borrowers shall remain, jointly and severally, liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency, shall not affect Lender's security interest in the Collateral until the Liabilities shall have been paid in full.

      9.3 Waiver of Demand. Each Borrower expressly waives demand, presentment, protest, notice of nonpayment, notice of intent to accelerate and notice of acceleration. Each Borrower also waives the benefit of all valuation, appraisal and exemption laws.

      9.4 Waiver of Notice. Upon the occurrence and during the continuance of any Matured Default, each Borrower waives, to the fullest extent permitted by applicable law, all rights to notice and hearing of any kind prior to the exercise by Lender of Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral.

      9.5 Verification of Borrowing Notices. The natural Person(s) signing this Agreement on behalf of Borrowers, or any natural Person designated by them (or any one of them) shall be presumed to have the authority to request Loan Advances under this Agreement. Lender shall have no duty to verify the authenticity of the signature appearing on any notice of borrowing, and with respect to any oral request for a Loan Advance, Lender shall have no duty to verify the identity of any Person representing himself as one of the natural Persons authorized to make such request on behalf of any Borrower. Lender shall not incur any liability to any Borrower in acting upon any telephonic notice referred to above which Lender believes in good faith to have been given by a duly authorized Person authorized to borrow on behalf of any Borrower or for otherwise acting in good faith.

      10 MISCELLANEOUS.

      10.1 Timing of Payments. For purposes of determining the outstanding balance of the Liabilities, including without limitation, the computations of interest which may from time to time be owing to Lender, the receipt by Lender of any check or any other item of payment whether through a blocked account or lockbox described in Section 5.6 or otherwise, shall not be treated as a payment on account of the Liabilities until such check or other item of payment is actually received by Lender and is paid to Lender in cash or a cash equivalent.

      10.2 Attorneys' Fees and Costs. If at any time Lender employs counsel in connection with protecting or perfecting Lender's security interest in the Collateral or in connection with any matters contemplated by or arising out of this Agreement, whether: (a) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleading; (b) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise); (c) to consult with officers of Lender to advise Lender or to draft documents for Lender in connection with any of the foregoing or in connection with any release of Lender's claims or security interests or any proposed extension, amendment or refinancing of the Liabilities or any proposed Loan Advance or Permitted Acquisition; (d) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral; or (e) to attempt to enforce or to enforce any security interest in any of the Collateral, or to enforce any rights of Lender to collect any of the Liabilities; then in any of such events, all of the reasonable attorneys' fees arising from such services, and any related expenses, costs and charges, including without limitation, all fees of all paralegals, legal assistants and other staff employed by such attorneys whether outside Lender or in Lender's legal department, together with interest at the highest interest rate then payable by Borrowers under this Agreement or any other Financing Agreement, shall constitute additional Liabilities, payable on demand and secured by the Collateral. In addition, if a Matured Default has occurred and is continuing, and thereafter Lender employs counsel in connection with, arising out of, or any way related to, protecting, exercising or enforcing Lender's interest in the Collateral or this Agreement or the other Financing Agreements or (f) to commence, defend or intervene in any litigation or to file a petition, complaint, answer, motion or other pleading; (g) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise);
(h) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral; or (i) to attempt to enforce or to enforce any security interest in any of the Collateral, or to enforce any rights of Lender to collect any of the Liabilities; then in any of such events, all of the reasonable attorneys' fees arising from such services, and any reasonable expenses, costs and charges relating thereto, including without limitation, all reasonable fees of all paralegals, legal assistants and other staff employed by such attorneys whether outside Lender or in Lender's legal department, together with interest at the highest interest rate then payable by Borrowers under this Agreement or any other Financing Agreement, shall constitute additional Liabilities, payable on demand and secured by the Collateral. This Section 10.2 shall survive the termination of this Agreement.

      10.3 Expenditures by Lender. In the event that any Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which such Borrower is, under any of the terms hereof or of any of the other Financing Agreements, required to pay, or fails to keep the Collateral free from other security interests, liens or encumbrances, except as permitted herein, Lender may, in Lender's sole discretion and without obligation to do so, make expenditures for any or all of such purposes, and the amount so expended, together with interest at the highest interest rate then payable by Borrowers under this Agreement or any other Financing Agreement, shall constitute additional Liabilities, payable on demand and secured by the Collateral.

      10.4 Lender's Costs and Expenses as Additional Liabilities. Borrowers shall reimburse Lender for all expenses and fees paid or incurred in connection with the documentation, negotiation and closing of the Loan, each Loan Advance and other financial accommodations described in this Agreement (including without limitation, filing fees, recording fees, document or recording taxes, search fees, appraisal fees and expenses, and the fees and expenses of Lender's attorneys, paralegals, and legal assistants, whether outside Lender or in Lender's legal department, and whether such expenses and fees are incurred prior to or after the Closing Date). Borrowers further, jointly and severally, agree to reimburse Lender for all expenses and reasonable fees paid or incurred in connection with the documentation of any renewal or extension of the Loan, any Loan Advance, any additional financial accommodations, or any other amendments, modifications or supplements to, or restatement of, this Agreement. All costs and expenses incurred by Lender with respect to such negotiation and documentation, together with interest at the highest interest rate then payable by Borrowers under this Agreement or any other Financing Agreement, shall constitute additional Liabilities, payable on demand and secured by the Collateral.

      10.5 Claims and Taxes. Borrowers, jointly and severally, agree to indemnify and hold Lender harmless from and against any and all claims, demands, liabilities, losses, damages, penalties, costs, and expenses (including without limitation, reasonable attorneys' fees) relating to, or in any way arising out of the possession, use, operation or control of any of any Borrower's assets, which agreement to indemnify and hold Lender harmless shall survive the termination of this Agreement. Borrowers shall pay or cause to be paid all license fees, bonding premiums and related taxes and charges, and shall pay or cause to be paid all of each Borrower's real and personal property taxes, assessments and charges and all of each Borrower's franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against any Borrower, or payable by any Borrower, at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to any Borrower's property, provided, however, that each Borrower shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, and upon such good faith contest to delay or refuse payment thereof, if: (a) such Borrower establishes adequate reserves to cover such contested taxes; and (b) such contest does not have a Material Adverse Effect.

      10.6 Custody and Preservation of Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in Lender's possession if Lender takes such action for that purpose as the Company shall request in writing, but failure by Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure by Lender to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Company, shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

      10.7 Inspection. Lender (by and through its officers and employees), or any Person designated by Lender in writing, shall have the right from time to time, to call at any Borrower's place or places of business (or any other place where Collateral or any information as to Collateral is kept or located) during reasonable business hours, and, without hindrance or delay, to: (a) inspect, audit, check and make copies of and extracts from any Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to any Borrower's business or to any transactions between the parties to this Agreement; (b) make such verification concerning the Collateral as Lender may consider reasonable under the circumstances; and (c) review operating procedures, review maintenance of property and discuss the affairs, finances and business of any Borrower with any Borrower's officers, employees or directors.

      10.8 Examination of Banking Records. Each Borrower consents to the examination by Lender (by and through its officers and employees), or any Person designated by Lender in writing, whether or not there shall have occurred a Default or a Matured Default, of any and all of such Borrower's banking records, wherever they may be found, and directs any Person that may be in control or possession of such records (including without limitation, any bank, financial institution, accountant or lawyer) to provide such records to Lender and Lender's officers, employees and agents, upon their request. Such examination may be conducted by Lender with or without notice to Borrowers at the option of Lender, any such notice being waived by Borrowers.

      10.9 Governmental Reports. Each Borrower shall furnish to Lender, upon the reasonable request of Lender, copies of the reports of examinations or inspections of any Borrower by all Governmental Authorities, and if any Borrower fails to furnish such copies to Lender, Borrowers authorize all such Government Authorities to furnish to Lender copies of their reports of examinations or inspections of any Borrower.

      10.10 Reliance by Lender. All covenants, agreements, representations and warranties made herein by Borrowers shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

      10.11 Parties. Whenever in this Agreement there is reference made to any of the parties, such reference shall be deemed to include, wherever applicable, a reference to the respective successors and assigns of each Borrower and Lender.

      10.12 Applicable Law; Severability. This Agreement shall be construed in all respects in accordance with, and governed by, the laws and decisions of (without regard to the conflict of laws provisions) the State of New York and the laws, regulations and decisions of the United States applicable to national banks. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

      10.13 SUBMISSION TO JURISDICTION; WAIVER OF BOND AND TRIAL BY JURY. WITH RESPECT TO ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS, DEBTS, DAMAGES, COSTS AND EXPENSES, WHATSOEVER, WHETHER BASED ON STATUTE, COMMON LAW, PRINCIPLES OF EQUITY OR OTHERWISE, ARISING OUT OF ANY MATTER, THING OR EVENT WHICH IS DIRECTLY OR INDIRECTLY RELATED TO THIS AGREEMENT, EACH BORROWER
CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, NEW YORK AND WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON SUCH BORROWER, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN
SECTION 10.19. SERVICE, SO MADE, SHALL BE DEEMED TO BE COMPLETE UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED. AT THE OPTION OF LENDER, EACH BORROWER WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER.

      10.14 Application of Payments; Waiver. Payments made by Borrowers under this Agreement shall generally be applied first to any costs or fees owing by Borrowers to Lender, shall be applied second to any interest payments owing hereunder which are due and unpaid, shall be applied third to any outstanding principal owing hereunder, and shall be applied fourth to interest accrued but not yet due. Unless otherwise specified in this Agreement, prepayments of principal made by Borrowers on the Loan shall be applied to the most remote installment then due (which shall be deemed to include, as applicable, any balloon payment due at maturity). Notwithstanding any contrary provision contained in this Agreement or in any of the other Financing Agreements, each Borrower irrevocably waives the right to direct the application of any and all payments at any time received by Lender from any Borrower or with respect to any of the Collateral, and each Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time, whether with respect to the Collateral or otherwise, against the Liabilities, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of Lender's books and records. Provided, however, this Section 10.14 shall not apply to any transactions unrelated to this Agreement in which Lender or its Affiliates may have accepted deposits from, lent money to, acted as trustee under indentures of, or generally engaged in business with, any Borrower, any of its respective Affiliates or any Person who may do business with or own securities of any Borrower or any such Affiliate.

      10.15 Marshaling; Payments Set Aside. Lender shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Liabilities. To the extent that any Borrower makes a payment or payments to Lender or Lender receives any payment or proceeds of the Collateral for any Borrower's benefit or enforces Lender's security interests or exercises Lender's rights of setoff, and such payment or payments or the proceeds of such Collateral, enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      10.16 Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

      10.17 Continuing Effect. This Agreement, Lender's security interests in the Collateral, and all of the other Financing Agreements shall continue in full force and effect so long as any Liabilities shall be owed to Lender and (even if there shall be no Liabilities outstanding) so long as Lender remains committed to make Loan Advances under this Agreement.

      10.18 No Waiver. Lender's failure, at any time or times hereafter, to require strict performance by any Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of any Default or Matured Default under this Agreement or any of the other Financing Agreements, shall not suspend, waive or affect any other Default or Matured Default under this Agreement or any of the other Financing Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Financing Agreements and no Default or Matured Default under this Agreement or any of the other Financing Agreements, shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing signed by an officer of Lender and is directed to Borrowers specifying such suspension or waiver.

      10.19 Notices. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered pursuant to this Agreement shall be in writing, and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to the party to be notified as follows:

            (a)   If to Lender at:

                           Wilton Funding, LLC
                           c/o Patriot Capital Funding, Inc.
                           61 Wilton Road, 2nd Floor
                           Westport, Connecticut  06880
                           Attn:  Timothy W. Hassler
                           Telephone:  (203) 227-7778
                           Facsimile:  (203) 221-8253

                  with copies to:

                           Squire, Sanders & Dempsey L.L.P.
                           1300 Huntington Center
                           41 South High Street
                           Columbus, Ohio  43215
                           Attn:  Anthony J. Sugar, Esq.
                           Telephone:  (614) 365-2725
                           Facsimile:  (614) 365-2499

            (b)   If to any Borrower at:

                           c/o The Allied Defense Group, Inc.
                           8000 Towers Crescent Drive, Suite 260
                           Vienna, Virginia  22182
                           Attn:  Charles A. Hasper, Chief Financial Officer
                           Telephone:  (703) 847-5268
                           Facsimile:  (703) 847-5334

                           and

                           Baxter, Baker, Sidle, Conn & Jones, P.A.
                           120 E. Baltimore Street
                           Baltimore, Maryland  21202
                           Attn:  James E. Baker, Jr., Esq.
                           Telephone:  (410) 385-8122
                           Facsimile:  (410) 230-3801

or, as to each party, addressed to such other address as shall be designated by such party in a written notice to the other parties. All such notices shall be deemed given on the date of delivery if manually delivered, on the date of sending if sent by facsimile transmission, on the first business day after the date of sending if sent by overnight courier, or three (3) days after the date of mailing if mailed.

      Notwithstanding any other provision hereof to the contrary, each Borrower has appointed the Company as its representative to receive and give all notices to or from such Borrower, and Lender shall have acted in accordance with this Agreement in accepting notices from and giving notice to the Company as being notices from or to such Borrower.

      10.20 [Reserved].

      10.21 Taxes.

      (a) Except as otherwise provided in Section 10.21(d), any and all payments by any Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, deductions, charges or withholdings, and all liabilities with respect thereto, including without limitation, such taxes, deductions, charges, withholdings or liabilities whatsoever imposed, assessed, levied or collected by any taxing authority and all (other than to the extent due to the gross negligence or willful misconduct of Lender) interest, penalties, expenses or similar liabilities with respect thereto ("Taxes"), excluding, however, from the definition of Taxes, in the case of Lender, taxes imposed on its income (including penalties and interest payable in respect thereof), and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to Lender (other than payments for which taxes are withheld pursuant to the last sentence of Section 10.21(d)), (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.21) Lender receives an amount equal to the sum it would have received had no such deductions been made and
(ii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, less any credits due to Borrowers.

      (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Note (hereinafter included within the definition of "Taxes").

      (c) Each Borrower shall indemnify Lender for the full amount of Taxes (including without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 10.21) paid by Lender and any liability arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within five (5) days from the date Lender makes written demand therefor; provided, however, that to the extent that Lender is reimbursed for any Taxes that were incorrectly or illegally asserted with respect to any Borrower, Lender shall promptly return to Borrowers the amount of such reimbursement net of any costs of recovery incurred by Lender, together with any interest that may have been paid by the taxing jurisdiction with respect thereto, to the extent Borrowers have actually paid Lender with respect thereto.

      (d) Promptly after the date on which payment of any Taxes are due pursuant to applicable law, each Borrower shall, at the request of Lender, furnish to Lender evidence in form and substance satisfactory to Lender, that such Borrower has met its obligations under this Section 10.21.

      (e) Without prejudice to the survival of any other agreement of any Borrower, the agreement and obligations of such Borrower contained in this
Section 10.21 shall survive the payment in full of the Liabilities.

      10.22 Assignment and Participation.

      (a) After the Closing Date, Lender may assign to any Person (the "Assignee") all or a portion of its rights and obligations under this Agreement.

      (b) Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement
(including,  without  limitation,  all  or a  portion  of  the  Working  Capital
Commitment, the Acquisition Advance Commitment and the Note held by it); provided, however, that (i) Lender's obligations under this Agreement (including, without limitation, the Working Capital Commitment and the Acquisition Advance Commitment to Borrowers hereunder) shall remain unchanged,
(ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of the Note for all purposes of this Agreement, (iv) the sale of the participation will not cause any Borrower to incur any additional liability, and (v) Borrowers shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement, provided that no participant shall be entitled to recover under the above-described provisions an amount in excess of the proportionate share which such participant holds of the original aggregate principal amount hereunder to which Lender would otherwise be entitled.

      (c) Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.22, disclose to the assignee or participant or proposed assignee or participant, any information relating to any Borrower furnished to Lender by or on behalf of any Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to any Borrower received by it from Lender.

      (d) Lender may assign and pledge all or any of its rights, interests or other benefits hereunder or in the Loan (including, without limitation, all promissory notes, agreements, chattel paper, payment intangibles, collateral or security interests or instruments held by it) as collateral security to Fund
Lender or any other unaffiliated lender of Lender (each such lender, a "Collateral Assignee"); provided that unless and until Borrowers receive notification from a Collateral Assignee of such assignment directing payments to be made to such Collateral Assignee, any payment made by Borrowers for the benefit of Lender in accordance with the terms of the Financing Agreements shall satisfy Borrowers' obligations thereunder to the extent of such payment. No such assignment and/or pledge shall release Lender from its obligations hereunder. Nor shall any such assignment or pledge constitute an assumption by a Collateral Assignee of Lender's obligations and liabilities hereunder or under any promissory note, chattel paper or other agreement pledged or assigned to such Collateral Assignee, unless the terms of such assignment expressly provide otherwise.

      10.23 Maximum Interest. No agreements, conditions, provisions or stipulations contained in this Agreement or in any of the other Financing Agreements, or any Default or Matured Default, or any exercise by Lender of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever, contained in this Agreement or any of the other Financing Agreements, or the arising of any contingency whatsoever, shall entitle Lender to collect, in any event, interest exceeding the maximum authorized by law, and in no event shall Borrowers be obligated to pay interest exceeding such rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay a rate of interest exceeding the maximum allowed by law, shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such maximum interest allowed by law. In the event any interest is charged in excess of the maximum allowed by law ("Excess"), Borrowers acknowledge and stipulate that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal of any Liabilities due, and, second, returned to Borrowers, it being the intention of the parties not to enter at any time into a usurious or otherwise illegal relationship. Borrowers and Lender both recognize that, with fluctuations of index rates and applicable margins, such an unintentional result could inadvertently occur. By the execution of this Agreement, Borrowers covenant that: (a) the credit or return of any Excess shall constitute the acceptance by Borrowers of such Excess; and (b) Borrowers shall not seek or pursue any other remedy, legal or equitable, against Lender based, in whole or in part, upon the charging or receiving of any interest in excess of the maximum authorized by law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with the Liabilities shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

      10.24 Additional Advances. All fees, charges, expenses, costs, expenditures, obligations, liabilities, losses, penalties and damages incurred or suffered by Lender and for which Borrowers are bound to indemnify or reimburse Lender under this Agreement may, at the option of Lender, be paid by Lender initiated Working Capital Advances pursuant to Section 2.1 if such amounts remain unpaid for a period of ten (10) days after Lender has made demand therefor.

      10.25  Loan   Agreement   Controls.   If  there  are  any   conflicts   or
inconsistencies among this Agreement and any of the other Financing Agreements, the provisions of this Agreement shall prevail and control.

      10.26 Confidentiality. Lender agrees that it will use its best efforts to keep confidential, in accordance with its customary procedures for handling confidential information and in accordance with safe and sound lending practices, any proprietary information of Borrowers identified in writing by Borrowers identified as being proprietary and confidential;

provided that Lender may disclose any such information (a) to enable it to comply with any Governmental Requirement applicable to it, (b) in connection with the defense of any litigation or other proceeding brought against it arising out of the transactions contemplated by this Agreement and the other Financing Agreements, (c) in connection with the supervision and enforcement of the rights and remedies of Lender under any Financing Agreement, (d) to any Collateral Assignee and (e) as set forth in Section 10.22.

      10.27 Independence of Covenants. All covenants under this Agreement and the other Financing Agreements shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or a Matured Default if such action is taken or condition exists.

      10.28 Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement may be amended only by a written amendment executed by Borrowers and, if the rights or duties of Lender are affected thereby, Lender, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if Borrowers shall have obtained the consent in writing of Lender. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

      10.29 Counterparts and Facsimile Signatures. This Agreement, any other Financing Agreement and any subsequent amendment to any of them may be executed in several counterparts, each of which shall be construed together as one original. Facsimile signatures on this Agreement, any other Financing Agreement and any subsequent amendment to any of them shall be considered as original signatures.

      10.30 Set-off. Each Borrower gives and confirms to Lender a right of set-off of all moneys, securities and other property of such Borrower (whether special, general or limited) and the proceeds thereof, at any time delivered to remain with or in transit in any manner to Lender, its correspondent or its agents from or for such Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession of Lender in any way, and also, any balance of any deposit accounts and credits of such Borrower with, and any and all claims of security for the payment of the Liabilities owed by such Borrower to Lender, contracted with or acquired by Lender, whether such liabilities and obligations be joint, several, absolute, contingent, secured, unsecured, matured or unmatured, and each Borrower authorizes Lender at any time or times, without prior notice, to apply such money, securities, other property, proceeds, balances, credits of claims, or any part of the foregoing, to such liabilities in such amounts as it may select, whether such Liabilities be contingent, unmatured or otherwise, and whether any collateral security therefor is deemed adequate or not. The rights described herein shall be in addition to any collateral security described in any separate agreement executed by any Borrower.

      10.31 Binding Effect. This Agreement and all of the other Financing Agreements set forth the legal, valid and binding obligations of Borrowers and Lender and are enforceable against Borrowers in accordance with their respective terms. Should more than one Person be a Borrower under this Agreement or any Note, the obligations of each such Person shall be joint and several. Lender may settle, release, compromise, collect or otherwise liquidate the obligations of any Borrower, any guarantor of such obligations, and any security or collateral for such obligations or for any such guaranty, in any manner, without affecting or impairing the obligations of any Borrower.

      10.32 FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER FINANCING AGREEMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                   BORROWERS:
                                   ----------

                                   THE ALLIED DEFENSE GROUP, INC.,
                                     a Delaware corporation

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   NEWS/SPORTS MICROWAVE RENTAL, INC.,
                                     a California corporation

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   TITAN DYNAMICS SYSTEMS, INC.,
                                     a Texas corporation

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   SEASPACE CORPORATION,
                                     a California corporation

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   MECAR USA, INC., a Delaware corporation

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   ALLIED RESEARCH CORPORATION
                                     LIMITED, a company formed under the laws of England and Wales

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   ARC EUROPE, S.A., a Belgium company

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   ENERGA CORPORATION, a Maryland
                                     corporation

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   LENDER:
                                   -------

                                   WILTON FUNDING, LLC,
                                     a Delaware limited liability company

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                  Exhibit 2A to
                           Loan and Security Agreement

                             Form of Promissory Note

                                 [See attached]

                                 PROMISSORY NOTE

$18,000,000                                                         May 28, 2004


      FOR VALUE RECEIVED, the undersigned (hereinafter collectively referred to as "Borrowers"), jointly and severally, promise to pay to the order of WILTON FUNDING, LLC, a Delaware limited liability company (hereinafter referred to as "Lender"), or its successors and assigns, at such place as Lender may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of EIGHTEEN MILLION and 00/100 Dollars ($18,000,000.00) or so much thereof as may be advanced and be outstanding, together with interest on any and all principal amounts outstanding calculated in accordance with the provisions set forth below. This Note is issued under that certain Loan and Security Agreement dated as of May 28, 2004 (as the same may be amended, replaced, restated and/or supplemented from time to time, the "Loan Agreement") among Borrowers and Lender.

      Capitalized terms used and not defined herein shall have the meanings given to such terms in the Loan Agreement.

      Borrowers shall have the right to make prepayments of principal only in accordance with the Loan Agreement.

      Borrowers shall pay interest on the unpaid principal amount of each Loan Advance made by Lender from the date of such Loan Advance until such principal amount shall be paid in full, at the times and at the rates per annum set forth in the Loan Agreement.

      The unpaid balance of this obligation at any time shall be the total amounts advanced hereunder by Lender, together with accrued and unpaid interest, less the amount of payments made hereon by or for Borrowers, which balance may be endorsed hereon from time to time by Lender.

      In addition to the repayment requirements imposed upon Borrowers under the Loan Agreement, together with the agreements referred to therein, the principal and interest owing under this Note shall be due and payable in full on the Maturity Date, without presentment, demand, protest or further notice (including without limitation, notice of intent to accelerate and notice of acceleration) of any kind, all of which are expressly waived by Borrowers. Time is of the essence hereof.

      Interim payments made by Borrowers pursuant to and in accordance with the Loan Agreement shall be applied as provided therein.

      Should any Matured Default occur, then all sums of principal and interest outstanding hereunder may be declared immediately due and payable in accordance with the Loan Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived, and Lender shall have no obligation to make any further Loan Advances pursuant to the Loan Agreement.

      The obligations of Borrowers to Lender hereunder and under the Loan Agreement are secured by the Collateral granted to Lender pursuant to and as set forth in the Loan Agreement.

      Notwithstanding any other provision of this Note, the Loan Agreement or the other Financing Agreements to the contrary, and notwithstanding any breach by any Foreign Borrower of any representation, warranty, covenant or agreement contained in the Loan Agreement or in any other Financing Agreement, liability of each Foreign Borrower hereunder or pursuant to any of the other Financing Agreements shall be limited to the sum of (i) the amount of Loan Advances made to such Foreign Borrower or any, direct or indirect, Subsidiary thereof plus
(ii) to the extent not included in (i) above, the aggregate amount of any loans, payments, capital contributions, dividends, distributions or other asset transfers, directly or indirectly, made after the date hereof by any Domestic Borrower to such Foreign Borrower or any, direct or indirect, Subsidiary thereof.

         This Note shall be construed in accordance with the laws of the State of New York.

                                   THE ALLIED DEFENSE GROUP, INC.,
                                     a Delaware corporation

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   NEWS/SPORTS MICROWAVE RENTAL, INC.,
                                     a California corporation

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   TITAN DYNAMICS SYSTEMS, INC.,
                                     a Texas corporation

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   SEASPACE CORPORATION,
                                     a California corporation

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   MECAR USA, INC., a Delaware corporation

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   ALLIED RESEARCH CORPORATION
                                     LIMITED, a company formed under the laws of England and Wales

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   ARC EUROPE, S.A., a Belgium company

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   ENERGA CORPORATION, a Maryland
                                     corporation

                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                  Exhibit 3A to
                           Loan and Security Agreement

                            Form of Warrant Agreement

                                 [See attached]

================================================================================

                                Warrant Agreement

                                      among

                         THE ALLIED DEFENSE GROUP, INC.

                                       and

                               WILTON FUNDING, LLC

                            Dated as of May 28, 2004

================================================================================

                                Table of Contents

Section                         Heading                                     Page
-------                         -------                                     ----

SECTION 1.  CERTAIN DEFINITIONS AND TERMS......................................1
     Section 1.1           Definitions.........................................1

SECTION 2.  AUTHORIZATION OF WARRANTS; ISSUANCE OF WARRANTS....................3

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................4
     Section 3.1           Authorization, Etc..................................4
     Section 3.2           Private Offering by the Company.....................5
     Section 3.3           Authorized Capital Stock............................5

SECTION 4.  CLOSING        5

SECTION 5.  CONDITIONS TO CLOSING..............................................5

SECTION 6.  REPRESENTATIONS AND WARRANTIES.....................................6
     Section 6.1           Purchase for Investment.............................6
     Section 6.2           Source of Funds.....................................6

SECTION 7.  TRANSFER; REGISTRATION.............................................6
     Section 7.1           Restrictions on Transferability.....................6
     Section 7.2           Notice of Proposed Transfer; Registration Not
                             Required; Deemed Representation...................6
     Section 7.3           Required Registration...............................6
     Section 7.4           Conditions to Required Registration................12
     Section 7.5           Incidental Registrations...........................12
     Section 7.6           Underwritten Offerings.............................13
     Section 7.7           Expenses; Reliance.................................13
     Section 7.8           Indemnification and Contribution...................14
     Section 7.9           Additional Registration Rights.....................15
     Section 7.10          Restrictive Legends................................16
     Section 7.11          Miscellaneous......................................17

SECTION 8.  REDEMPTION OF WARRANTS AND/OR RESTRICTED SHARES...................17
     Section 8.1           Redemption.........................................17

SECTION 9.  LOST, STOLEN WARRANTS, ETC........................................17

SECTION 10.  PROTECTIVE PROVISIONS............................................17

SECTION 11.  INDEX AND CAPTIONS...............................................18

SECTION 12.  MISCELLANEOUS 18
     Section 12.1          Notices............................................18
     Section 12.2          Successors and Assigns.............................18
     Section 12.3          Severability.......................................18
     Section 12.4          Headings; Governing Law............................19
     Section 12.5          Amendment and Waiver...............................19

                                WARRANT AGREEMENT

      This Warrant Agreement (this "Agreement") is made and entered into as of May 28, 2004, among THE ALLIED DEFENSE GROUP, INC., a Delaware corporation (the "Company"), and WILTON FUNDING, LLC, a Delaware limited liability company (the "Purchaser").

                                    Recitals

      Concurrently with the execution and delivery hereof, the Company will be issuing (and agrees to issue hereafter upon Purchaser's making of additional loans to Borrowers) its Warrants to purchase Common Shares (defined below) of the Company to the Purchaser in connection with and as a condition to the making by the Purchaser to the Company and its subsidiaries of loans in the aggregate principal amount of up to Eighteen Million Dollars ($18,000,000) (the "Loan"), pursuant to a certain Loan and Security Agreement dated of even date herewith among the Company and certain of its subsidiaries named therein, as borrowers (collectively, the "Borrowers"), and the Purchaser, as lender (the "Loan Agreement"). The Loan is evidenced by a promissory note of even date herewith in the original principal amount of $18,0000,000 issued by Borrowers to Purchaser (the "Note"). In consideration of the acquisition by the Purchaser of the Warrants and the making of the Loan, the Company is willing to offer the Purchaser the rights described hereinbelow, including, without limitation, registration rights and rights of indemnity and other rights and privileges relating to the Warrants, the Warrant Shares and the Underlying Shares, all as more specifically set forth herein.

                                    Agreement

      Now, Therefore, for and in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.  CERTAIN DEFINITIONS AND TERMS.

      Section 1.1 Definitions. Terms not otherwise defined herein shall have the respective meanings assigned thereto in the Loan Agreement, as in effect on the Closing Date. As used herein, the following terms have the meanings indicated:

      "Agreement" is defined in the preamble of this Agreement.

      "Borrowers" is defined in the recitals hereto.

      "Closing" is defined in Section 4 hereof.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

      "Common Shares" shall mean the shares of Common Stock, $0.10 par value per share, of the Company.

      "Company" is defined in the preamble of this Agreement.

      "Cutback Determination" is defined in Section 7.3(a) hereof.

      "Demand Registration" is defined in Section 7.3(a) hereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

      "Exchange Act Reporting Company" shall mean any corporation or other entity which is subject to the reporting requirements of the Exchange Act.

      "Expiration Date" is defined in the Warrants.

      "Fully Diluted Outstanding Shares" shall mean, at any date of determination, the sum of (i) the number of outstanding Common Shares, plus (ii) the number of Underlying Shares plus (iii) the maximum number of Common Shares issuable in respect of Securities exchangeable or convertible into Common Shares ("Convertible Securities") and options and warrants to purchase Common Shares or Convertible Securities outstanding on such date (whether or not the rights to convert, exchange or exercise thereunder are presently exercisable).

      "Holder" shall mean any beneficial owner of (i) any Warrant Share or (ii) any Warrant.

      "Incidental Cutback Determination" is defined in Section 7.5 hereof.

      "Liquidity Event" shall mean a "Change of Control" as defined in the Loan Agreement, as in effect on the Closing Date.

      "Loan" is defined in the recitals hereto.

      "Loan Advance Date" is defined in Section 2 hereof.

      "Loan Agreement" is defined in the recitals hereto.

      "Majority Holders" shall mean the holders of a majority in aggregate number of the then outstanding Warrants and Warrant Shares, determined on a Common Share equivalent basis.

      "Note" is defined in the recitals hereto.

      "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

      "Purchaser" is defined in the preamble of this Agreement.

      "Related Party" shall mean, with respect to any Person, (A) any Affiliate of such Person, (B) any investment manager, investment advisor or partner, or any principal thereof, of such Person, (C) any investment fund, investment account or investment entity whose investment manager, investment advisor or general partner, or any principal thereof, is such Person or a Related Party of such Person.

      "Restricted Shares" shall mean the Common Shares of the Company issued upon the exercise of any of the Warrants and evidenced by a certificate required to bear the legend specified in Section 7.4 hereof.

      "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

      "Security" or "Securities" shall have the same meaning as in Section 2(a)(1) of the Securities Act.

      "Third Party Rights" is defined in Section 7.9 hereof.

      "Underlying Shares" shall mean the Common Shares of the Company issuable upon exercise of any of the Warrants and any references contained herein to a Holder or Holders of any Underlying Shares shall be deemed to refer to the Holder of the Warrants relating thereto.

      "Warrant Shares" shall mean Common Shares issued upon exercise of the Warrants. As to any particular Warrant Shares, such shares shall cease to be Warrant Shares when they have been (a) effectively registered under the Securities Act and disposed of in accordance with a registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

      "Warrants" is defined in Section 2 hereof.

SECTION 2. AUTHORIZATION OF WARRANTS; ISSUANCE OF WARRANTS.

      In consideration of, and as an inducement to, the Purchaser entering into the Loan Agreement and making the Loan, the Company shall authorize the issuance and sale of, and the Company agrees to deliver to the Purchaser on the Closing Date and on the making of each subsequent Loan Advance (each, a "Loan Advance Date"), one or more warrants (all warrants being delivered to the Purchaser being referred to collectively as the "Warrants") substantially in the form attached hereto as Exhibit A to purchase for the consideration of $0.01 per Warrant Share an aggregate number of Common Shares of the Company equal to the product of (i) the cumulative Dollar amount of Loan Advances made by the Purchaser to Borrowers on or before such Loan Advance Date multiplied by
(ii) 0.002 Common Shares per Dollar (subject to adjustment as provided in said Warrants). Based on the foregoing formula for determining the number of Warrant Shares, upon the making of the Initial Advance to Borrowers in the amount of $2,000,000 on the Closing Date, the Company shall issue and deliver to the Purchaser a Warrant to purchase 4,000 Common Shares (i.e., $2,000,000 x 0.002 shares per $1.00). As an additional example of the manner in which the foregoing formula is intended to be applied, if the Purchaser thereafter makes an additional Loan Advance to Borrowers in the amount of $1,500,000, then the Company shall issue and deliver to the Purchaser on the applicable Loan Advance Date a Warrant to purchase an additional 3,000 Common Shares (i.e., $1,500,000 x
0.002 shares per $1.00). The number of shares that may be purchased upon the exercise of the Warrants held by the Purchaser and the price per share are and shall be subject to adjustment in the manner and on the terms and conditions set forth in the Warrants.

      The rights, powers and terms of and relating to the Common Shares will be provided for in the Company's Certificate of Incorporation as in effect on the Closing Date, as amended and supplemented from time to time in accordance with the provisions thereof to the extent permitted hereby and under the provisions of the Loan Agreement. In addition, the Warrants and the Common Shares issuable upon exercise thereof are subject to the terms and provisions specified in this Agreement.

      Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall acquire from the Company, (i) at the Closing provided for in Section 4, Warrants to purchase 4,000 Common Shares and (ii) thereafter upon the making of each additional Loan Advance, Warrants to purchase the number of Common Shares determined based upon the foregoing formula.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      As an inducement to the Purchaser to enter into and perform this Agreement and the Loan Agreement, the Company hereby represents and warrants to the Purchaser as follows:

      Section 3.1 Authorization, Etc. The execution, delivery and performance of this Agreement, and the issue and sale of the Warrants, have been duly authorized by all necessary corporate action on the part of the Company. The Warrants, when executed and delivered at the Closing will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with the terms hereof and thereof, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 3.2 Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Warrants, or any similar Securities, for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchaser, which has been offered Warrants at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Warrants to the registration requirements of Section 5 of the Securities Act.

      Section 3.3 Authorized Capital Stock. At the Closing, the authorized capital stock of the Company will consist of 30,000,000 Common Shares, of which 5,553,729 shares will be issued and outstanding. Except as set forth on attached Exhibit A hereto, the Company does not have outstanding any warrants, options, convertible securities or other rights for the purchase or acquisition of shares of its capital stock other than the Warrants issued to the Purchaser at the Closing. The Board of Directors of the Company has duly reserved for issuance upon exercise of the Warrants 36,000 Common Shares (representing less than 1% of the Fully Diluted Outstanding Shares as of the Closing Date). No stockholder of the Company or of any other Person is entitled to preemptive or similar rights with respect to the Common Shares which are issuable upon exercise of the Warrants and, if and when issued upon exercise of the Warrants in accordance with the provisions thereof, such shares will be validly issued, fully paid and non-assessable shares.

      SECTION 4. CLOSING.

      The closing of the Loan and the sale and purchase of the Warrants shall occur at the offices of Squire, Sanders & Dempsey L.L.P., 350 Park Avenue, New York, New York 10022-6022, at 10:00 a.m., New York City time, at a closing (the "Closing") on May 28, 2004 or at such other place and time and on such other Business Day as may be agreed upon by the Company and the Purchaser. At the Closing, (i) subject to the satisfaction of the applicable conditions precedent set forth in the Loan Agreement, the Purchaser shall make the Initial Advance to Borrowers and (ii) the Company shall deliver to the Purchaser the Note as provided in the Loan Agreement and Warrants to purchase 4,000 Common Shares, such Warrants to be in the form of a single Warrant for the Purchaser registered in the Purchaser's name (or in the name of its nominee). If at the Closing the Company shall fail to tender to the Purchaser the Note as provided in the Loan Agreement or Warrants as provided above in this Section 4, or if any of the conditions specified in Section 5 shall not have been fulfilled to its satisfaction, then the Purchaser shall, at its sole election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 5. CONDITIONS TO CLOSING.

      The Purchaser's obligation to acquire the Warrants is subject to the fulfillment to the Purchaser's satisfaction, prior to or at the Closing, of the conditions to the Initial Advance set forth in Section 4 of the Loan Agreement, which conditions shall be and are hereby incorporated herein by reference; and the Company's obligation to issue the Warrants is subject to the closing of the transactions contemplated by the Loan Agreement to occur in connection with the Initial Advance.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

      Section 6.1 Purchase for Investment. The Purchaser represents that it is purchasing the Warrants for its own account or for one or more separate accounts maintained by the Purchaser or for the account of one or more pension or trust funds and not with a view to the public distribution thereof, provided that the disposition of its property shall at all times be within its control. The Purchaser further represents that it is an accredited investor within the meaning of Rule 501(a) promulgated under the Securities Act. The Purchaser understands that the Warrants have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required (except as provided herein) to register the Warrants.

      Section 6.2 Source of Funds. The Purchaser represents that the source of funds to be used by it to pay the purchase price of the Warrants does not include assets of any employee benefit plan, within the meaning of 29 CFR
Section 2510.3-101, of the Company.

SECTION 7. TRANSFER; REGISTRATION.

      Section 7.1 Restrictions on Transferability. The Warrants and the Restricted Shares shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act and any applicable state securities laws.

      Section 7.2 Notice of Proposed Transfer; Registration Not Required; Deemed Representation. The Holder of each Warrant or any Restricted Shares, by acceptance thereof, agrees to give prior written notice to the Company of such Holder's intention to transfer such Warrant (or the Underlying Shares relating thereto) or such Restricted Shares (or, in each case, any portion thereof), describing briefly the manner and circumstances of the proposed transfer; provided, however, that no such notice shall be required for a transfer under a registration made in accordance with the provisions of Section 7.3.

      Section 7.3 Required Registration.

            (a) At any time after the making of the Loan Advance (if any) which increases the outstanding principal balance of the Loan to at least $10,000,000, the Holders of at least a majority of the aggregate then outstanding number of Underlying Shares and Restricted Shares may, upon written request, require the Company to effect the registration (a "Demand Registration") or qualification under applicable Federal or state securities laws of such Underlying Shares and/or Restricted Shares. Upon receipt of such written request, the Company shall promptly give written notice to all Holders of Warrants and Restricted Shares of a proposed registration or qualification, and shall, subject to the conditions of Section 7.4, as expeditiously as possible, use its best efforts to effect any such registration or qualification of:

                  (i) such Underlying Shares or such Restricted Shares, or any combination thereof; and

                  (ii) all other Underlying Shares and Restricted Shares of Holders of Warrants or Restricted Shares which shall have advised the Company in writing within 30 days after the giving of such written notice by the Company of their desire to have their Underlying Shares or Restricted Shares registered or qualified or exempted, with, or notification to or approval of, any governmental authority under any Federal or state securities laws, or listing with any securities exchange, which may be required to permit the sale or other disposition of any such Underlying Shares or Restricted Shares which the Holders thereof propose to make, and the Company will, if the registration does not relate to an underwritten distribution, keep effective such registration, qualification, exemption, notification or approval for such period as may be necessary to effect such sales or dispositions up to a maximum period of six months after initial effectiveness.

      If the managing underwriter engaged in connection with an underwritten public offering of such Securities proposed for registration under this Section
7.3 determines in good faith and for valid business reasons that registration of such Underlying Shares or Restricted Shares would have an adverse effect on the marketability or the price of such offering (a "Cutback Determination"), such managing underwriter shall give prompt written notice of such Cutback Determination to such requesting Holder or Holders. In such event, the Company, upon written notice to the Holders of such Underlying Shares or Restricted Shares, shall have the right to limit such Underlying Shares or such Restricted Shares to be registered, if any, to the largest number which would not result in such adverse effect on marketability or the price of such offering (such limitation being applied to each such requesting Holder of Underlying Shares or Restricted Shares pro rata in respect of the number of shares subject to such request). No Securities of any Person, other than a Holder, may be included in any registration pursuant to this Section 7.3 without the written consent of the Holders of at least a majority of the Underlying Shares and/or Restricted Shares participating in such offering.

            (b)  Registration  Procedures.  In  connection  with  the  Company's obligations with respect to a Demand Registration pursuant to Section 7.3(a) hereof, the Company shall use its best efforts to effect or cause the registration or qualification of the Underlying Shares and/or Restricted Shares under the Securities Act and applicable state securities laws to permit the sale of such Underlying Shares and/or Restricted Shares by the Holders thereof in accordance with the intended method of distribution thereof (if such distribution is possible), and pursuant thereto, the Company shall:

                  (i) prepare and, within 120 days after receipt of the request pursuant to Section 7.3(a) hereof, file with the Commission a registration statement or registration statements with respect to a Demand Registration on any form which may be utilized by the Company and which shall permit the disposition of the Underlying Shares and/or Restricted Shares in accordance with the intended method or methods thereof, and use its best efforts to cause such registration statement or registration statements to become effective as expeditiously as possible;

                  (ii) prepare and file with the Commission such amendments and supplements to a registration statement or statements hereunder and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement for the applicable period specified in Section 7.3(a) hereof, and comply in all material respects with the provisions of the Securities Act and applicable state securities laws with respect to the disposition of all of the Underlying Shares and/or Restricted Shares to be included in such registration statement during such applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the registration statement;

                  (iii) provide the Holders of the Underlying Shares and/or Restricted Shares to be included in a registration statement hereunder and the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Common Shares being sold and counsel for such underwriters and not more than one counsel for such Holders (selected by the Holders of at least a majority of the Underlying Shares and/or Restricted Shares participating in such offering) the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto; and make available for inspection by such Persons such financial and other information, books and records of the Company, and cause the officers, directors and employees of the Company, and counsel and independent certified public accountants for the Company, to respond to such inquiries, as shall be reasonably necessary, in the opinion of the respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act;

                  (iv) promptly notify the selling Holders of Underlying Shares and/or Restricted Shares to be included in a registration statement hereunder and the managing underwriters, if any, of the Securities being sold and (if requested by any such Person) confirm such advice in writing, (1) when such registration statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective,
(2) of any request by the Commission for amendments or supplements to such registration statement or the prospectus or for additional or supplemental information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (xi) below cease to be true and correct in all material respects, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underlying Shares or Restricted Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, or (6) at any time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which such registration statement, prospectus, any prospectus supplement, or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (v) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement hereunder or any post-effective amendment thereto at the earliest practicable date;

                  (vi) if requested by the managing underwriter or underwriters or the Holders of at least a majority of the Underlying Shares and/or Restricted Shares being sold, promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters, if any, or such Holders of at least a majority of the Underlying Shares and/or Restricted Shares being sold specify should be included therein relating to the sale of the Underlying Shares and/or Restricted Shares, including, without limitation, information with respect to the number of Underlying Shares and/or Restricted Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Underlying Shares and/or Restricted Shares to be sold in such offering, except to the extent that the Company is advised in a written opinion of outside counsel that the inclusion of such information is reasonably likely to violate the federal securities laws; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                  (vii)  furnish  to each  Holder of  Underlying  Shares  and/or
Restricted Shares to be included in a registration statement hereunder and each underwriter, if any, of the Securities being sold such number of copies of such registration statement, each such amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement and such other documents as such Holder and underwriter, if any, may reasonably request in order to facilitate the disposition of the Underlying Shares and/or Restricted Shares owned by such Holder; the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of Underlying Shares and/or Restricted Shares and the underwriters in connection with the offering and sale of the Underlying Shares and/or Restricted Shares covered by the prospectus or any supplement or amendment thereto;

                  (viii) use its best efforts to (1) register or qualify the Underlying Shares and/or Restricted Shares to be included in a registration statement hereunder under such other securities laws or Blue Sky laws of such jurisdictions as any Holder of such Underlying Shares and/or Restricted Shares and each underwriter, if any, of the Securities being sold shall reasonably request, (2) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (3) take any and all such actions as may be reasonably necessary or advisable to enable such Holder and underwriter, if any, to consummate the disposition in such jurisdictions of such Underlying Shares and/or Restricted Shares owned by such Holder; provided, however, that the Company shall not be required for any such purpose to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this paragraph (viii) or (B) consent to general service of process in any such jurisdiction;

                  (ix) use its best efforts to cause all of the Underlying Shares and/or Restricted Shares that are to be included in a registration statement hereunder to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder or Holders thereof to consummate the disposition of such Underlying Shares and/or Restricted Shares;

                  (x) cooperate with the Holders of the Underlying Shares and/or Restricted Shares to be included in a registration statement hereunder and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Underlying Shares and/or Restricted Shares to be sold and not bearing any restrictive legends; and, in the case of an underwritten offering, enable such Underlying Shares and/or Restricted Shares to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of the Underlying Shares and/or Restricted Shares;

                  (xi) enter into such customary agreements (including an underwriting agreement, in the event that the shares to be included are to be distributed by means of an underwritten public offering) and take such other actions in connection therewith as the Holders of at least a majority of the Underlying Shares and/or Restricted Shares to be included in a registration statement hereunder shall reasonably request in order to expedite or facilitate the disposition of such Underlying Shares and/or Restricted Shares and in such connection, whether or not an underwriting agreement is entered into and whether or not the disposition is an underwritten offering, (1) make such representations, warranties and indemnities to the Holders of such Underlying Shares and/or Restricted Shares and the underwriters, if any, in form, substance and scope as are customarily made in an underwritten offering; (2) obtain an opinion of counsel to the Company in customary form and covering such matters of the type customarily covered by such opinion as the Holders of at least a majority of the Underlying Shares and/or Restricted Shares to be included in such registration statement and the underwriters, if any, may reasonably request, addressed to the selling Holders and the underwriters, if any, and dated the date of the closing as specified in the underwriting agreement; (3) obtain a "cold comfort" or procedures letter from the independent certified public accountants of the Company addressed to the selling Holders of Underlying Shares and/or Restricted Shares and to the underwriters, if any, dated the date of the closing, such letter to be in customary form and covering such matters of the type customarily covered by such letter in an underwritten offering; and (4) deliver such documents and certificates as may be reasonably requested by the Holders of at least a majority of the Underlying Shares and/or Restricted Shares being sold and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

                  (xii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission thereunder;

                  (xiii)   provide  a  transfer  agent  and  registrar  for  all
Underlying Shares and/or Restricted Shares registered pursuant to such registration statement and a CUSIP number for all such Underlying Shares and/or Restricted Shares, in each case not later than the effective date of such registration; and

                  (xiv) use its best efforts to have the Underlying Shares and/or Restricted Shares listed, subject to notice, on the American Stock exchange, The Nasdaq Stock Market or other applicable national securities exchange as the Company shall determine to be appropriate.

      Upon the occurrence of any event contemplated by paragraph (iv) above, the Company shall, as soon as reasonably practicable, prepare and furnish to each Holder included in such registration statement and underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the Purchaser of the Underlying Shares and/or Restricted Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Holder of Underlying Shares and/or Restricted Shares agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (iv) hereof, such Holder shall forthwith discontinue the disposition of Underlying Shares and/or Restricted Shares pursuant to the registration statement applicable to such Underlying Shares and/or Restricted Shares until such Holder receives copies of such amended or supplemented registration statement or prospectus, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Underlying Shares and/or Restricted Shares at the time of receipt of such notice.

      The Company may require each Holder of Underlying Shares and/or Restricted Shares as to which any registration is being effected to furnish to the Company such information regarding such Holder and the distribution of such Underlying Shares and/or Restricted Shares as the Company may from time to time reasonably request in writing in order to comply with the Securities Act. Each Holder of Underlying Shares and/or Restricted Shares as to which any registration is being effected agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the happening of any event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding such Holder or the distribution of such Underlying Shares and/or Restricted Shares or omits to state any material fact regarding such Holder or the distribution of such Underlying Shares and/or Restricted Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to furnish promptly to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the intended method of distribution of such Underlying Shares and/or Restricted Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

      Section 7.4 Conditions to Required Registration. The Company shall not be required to register or effect any registration or qualification of Underlying Shares and/or Restricted Shares pursuant to Section 7.3:

            (a) more than two (2) times, provided that no registration shall be included as a demand registration pursuant to this Section 7.4(a) until such time, if any, as the registration statement filed in connection therewith shall be declared effective; provided further that no registration subject to a Cutback Determination shall be included as a demand registration pursuant to this Section 7.4(a);

            (b) unless there shall have elapsed after a previous registration of Underlying Shares and/or Restricted Shares pursuant to Section 7.3, or after a registration of other shares in which the Holders of the Underlying Shares or Restricted Shares could participate pursuant to Section 7.5, a period of 120 days or such longer period, not to exceed 180 days, as the managing underwriter in any such registration shall have determined to be necessary or desirable in light of then current market conditions; and

            (c) unless the request therefor is to register at least 51% of the aggregate number of Underlying Shares and Restricted Shares not theretofore registered pursuant to Section 7.3 or Section 7.5.

      Section 7.5 Incidental Registrations. The Company agrees that at any time it proposes to register any of its Common Shares in a primary or secondary offering under the Securities Act (otherwise than pursuant to Section 7.3) on Form S-3 or any other form of registration statement (other than Form S-4 or Form S-8) then available for the registration under the Securities Act, it will give timely written notice to all Holders of outstanding Warrants and Restricted Shares of its intention so to do and upon the written request of the Holder of any such Warrants or Restricted Shares, given within 30 days after receipt of any such notice from the Company, the Company will in each instance; subject to the next paragraph of this Section 7.5, use its best efforts to cause all Underlying Shares or Restricted Shares requested to be included in such registration by any such requesting Holder to be registered under the Securities Act and registered or qualified under any state securities laws, all to the extent necessary to permit the sale or other disposition thereof in the manner stated in such request by the prospective seller of the Securities so registered. Nothing in this Section 7.5 shall be deemed to require the Company to proceed with any registration of its Common Shares after giving the notice herein provided. Registration pursuant to this Section 7.5 shall, to the extent applicable, be in accordance with, and subject to the provisions of, the "Registration Procedures" set forth in Section 7.3(b).

      If the managing underwriter engaged by the Company in connection with an underwritten public offering of such Common Shares proposed for registration under this Section 7.5 determines in good faith and for valid business reasons that registration of such Underlying Shares or Restricted Shares would have an adverse effect on the marketability or the price of such offering (an "Incidental Cutback Determination"), such managing underwriter shall give prompt written notice of such Incidental Cutback Determination to such requesting Holder or Holders. In such event the Company, upon written notice to the Holders of such Underlying Shares or Restricted Shares, shall have the right to limit such Underlying Shares or such

Restricted Shares to be registered, if any, to the largest number which would not result in such adverse effect on marketability or the price of such offering (such limitation being applied to each such requesting Holder of Underlying Shares or Restricted Shares pro rata in respect of the number of shares subject to such request); provided that, if Common Shares of the Company held by any Person other than the Purchaser and its permitted transferees are to be included in such underwritten public offering pursuant to so-called "demand" or "piggy-back" rights given to such other Person, such reduction in the number of Underlying Shares or Restricted Shares (treating all such shares as one class of Securities for this purpose) shall be only after the exclusion of all equity instruments proposed to be included by such other Person pursuant to so-called "demand" or "piggy-back" rights.

      Section 7.6 Underwritten Offerings. If the intended method of distributing the Underlying Shares and/or Restricted Shares to be included in a registration pursuant to Section 7.3 or Section 7.5 is an underwritten public offering, then the Company shall select the managing underwriter(s) for such offering, subject in the case of a registration pursuant to Section 7.3 to the written consent of the Holders of at least a majority of the Underlying Shares and/or Restricted Shares to be included in such registration, which consent shall not be unreasonably withheld. Each Holder of Underlying Shares and/or Restricted Shares to be included in a registration pursuant to Section 7.3 or Section 7.5 which is an underwritten public offering shall enter into an underwriting agreement, custody agreement and power of attorney in such forms as the managing underwriter(s) and the Company shall reasonably request, which shall in no event contain indemnity or contribution provisions inconsistent with the provisions of
Section 7.8, provided that in the case of a registration pursuant to Section 7.3 such agreements and documents are in customary form and substance or reasonably acceptable to the Holders of a majority of said Underlying Shares and/or Restricted Shares. Each Holder of the Warrants or Restricted Shares shall refrain from selling Warrants or Restricted Shares for a period not to exceed 90 days from the date of the public offering or if such offering is an underwritten distribution such longer period, not to exceed 180 days, as the managing underwriter in such registration shall have determined to be necessary or desirable in light of then current market conditions, any Underlying Shares or Restricted Shares which are not included in registration pursuant to Section 7.3 or Section 7.5.

      Section 7.7 Expenses; Reliance. The Company shall pay all expenses (other than the expenses of underwriters), including, without limitation, registration fees, qualification fees, legal expenses (including the reasonable fees and expenses of one counsel to the Holders of the Warrants or Restricted Shares whose Underlying Shares or Restricted Shares are being registered), printing expenses and the costs of special audits, if any, and "cold comfort" letters in connection with the registration and qualification, notification or exemption requested by any Holder or Holders of Warrants or Restricted Shares pursuant to
Section 7.3 and Section 7.5. In addition, the Company shall pay the expenses of underwriters (excluding underwriting discounts and commissions, but including the reasonable fees and expenses of any necessary special experts) in connection with the registration and qualification, notification or exemption requested by any Holder or Holders of Warrants or Restricted Shares pursuant to Section 7.3 and Section 7.5. The Holders of the Underlying Shares and/or Restricted Shares shall be responsible for applicable transfer taxes, brokerage commissions and their pro rata share of the underwriting discounts and commissions in connection with any registration requested by any Holder or Holders of Warrants or Restricted Shares pursuant to Section 7.3 or
Section 7.5.

      Section 7.8 Indemnification and Contribution.

            (a) In connection with any registration, qualification, notification, or exemption of Securities under Section 7.3 or Section 7.5, the Company hereby indemnifies each Holder of the Warrants, Underlying Shares and/or Restricted Shares, including each Person, if any, who controls each such Holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities (including, without limitation, any liability of any such Holder or Person to any underwriter participating in any such registration, qualification, notification or exemption) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by such Holder expressly for use therein, and the Company and each officer, director and controlling Person of the Company shall be indemnified by each Holder of the Underlying Shares and/or Restricted Shares for all such losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by each such Holder thereof expressly for any such use; provided, however, that the liability of any such Holder for indemnification under this Section 7.8 shall not exceed the gross proceeds from the sale of such Holder's Warrants, Underlying Shares or Restricted Shares. The foregoing is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (or in any amendment or supplement thereto), the indemnity of the Company shall not inure to the benefit of any underwriter or Holder from whom the Person asserting any loss, claim or damage purchased the Underlying Shares and/or Restricted Shares which were the subject thereof (or to the benefit of any Person who controls such underwriter), if a copy of the final prospectus (or such amendment or supplement thereto) was not sent or given to such Person at or prior to the time such action is required by the Securities Act.

            (b) Promptly upon receipt by a party  indemnified under this Section
7.8 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 7.8, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party (i) under this Section 7.8 except to the extent that the indemnifying party is materially prejudiced by such failure to notify, or (ii) otherwise than under this Section 7.8. In case notice of commencement of any such action of shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, and the fees and expenses of such counsel shall be paid by the indemnified party.

            (c) If the indemnification provided for in this Section 7.8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses to which such indemnified party would be otherwise entitled under Section 7.8(a), then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall any Holder of Warrants, Underlying Shares or Restricted Shares be required to contribute an amount greater than the dollar amount of the proceeds received by such Person with respect to the sale of any Warrants, Underlying Shares or Restricted Shares.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (d)  The  indemnification  and  contribution  provided  for in  this
Section 7.8 shall survive, with respect to a Holder of Underlying Shares of Restricted Shares, the transfer of Underlying Shares or Restricted Shares by such Holder and with respect to a Holder of Underlying Shares or Restricted Shares, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

            (e) In connection with any  registration  pursuant to Section 7.3 or
Section 7.5, the Company agrees, and each Holder of Warrants or Restricted Shares (other than any such Holder which shall have executed and delivered a counterpart of this Agreement) by acceptance of such Warrants, or Restricted Shares, agrees that it will enter into an agreement containing substantially the indemnification provisions of this Section 7.8.

      Section 7.9 Additional Registration Rights. The Company shall not grant to any Person at any time after the date hereof the right to request the Company to effect the registration or qualification or filing for exemption under applicable Federal or state securities laws of any Securities of the Company unless the agreement or agreements providing for such rights specifically provide that the holders of such rights ("Third Party Rights") (i) may not participate in any registration requested pursuant to Section 7.3 unless the underwriters of the distribution confirm that the inclusion of the Securities proposed to be included pursuant to said Third Party Rights will not have an adverse effect on the marketability or price of the offering pursuant to the registration under Section 7.3 hereof and (ii) shall not exercise so-called "demand" or "piggyback" rights except on a junior and subordinate basis to the rights granted under Section 7.5 hereof. In addition to, and not in limitation of, the foregoing, the Company shall not grant to any Person registration rights which are more advantageous to such Person than the registration rights afforded hereunder.

      Section 7.10 Restrictive Legends. Each Warrant initially issued and each Warrant issued in exchange therefor shall, unless otherwise permitted by the provisions of this Section 7.10, bear on the face thereof a legend reading substantially as follows:

            "This Warrant and the Common Shares issuable upon exercise hereof have not been registered or qualified for sale under the Securities Act of 1933, as amended, or any state securities laws and may not be offered for sale, sold or otherwise transferred unless such offer, sale or transfer is registered or qualified pursuant to the registration requirements of such Securities Act and any applicable state securities laws, or is preceded by an opinion of counsel addressed to The Allied Defense Group, Inc. that such sale or other transfer is exempt from all such registration requirements. This Warrant and the Common Shares issuable upon exercise hereof are subject to the terms and provisions specified in the Warrant Agreement dated as of May 28, 2004 between The Allied Defense Group, Inc. and Wilton Funding, LLC."

      Each certificate for Common Shares of the Company initially issued upon the exercise of any Warrant and each certificate for Common Shares of the Company issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 7.10, bear on the face thereof a legend reading substantially as follows:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration unless such sale or transfer is preceded by an opinion of counsel addressed to The Allied Defense Group, Inc. that such sale or other transfer is exempt from a registration requirements of said Securities Act and any such state securities laws which may be applicable and are subject to of the terms and provisions specified in that certain Warrant Agreement dated as of

            May 28, 2004 between The Allied Defense Group, Inc. and Wilton Funding, LLC."

      In the event that a registration statement covering Underlying Shares or Restricted Shares shall become effective under the Securities Act and under any applicable state securities laws or in the event that the Company shall receive an opinion of its counsel (or, at the Company's election, nationally recognized counsel to a Holder) that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemptions afforded by Rule 144 of the General Rules and Regulations of the Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the Warrants and certificates evidencing Restricted Shares or issue new Warrants and certificates without such legend in lieu thereof. Upon the written request of the Holder or Holders of any Warrants or any Restricted Shares, the Company covenants and agrees forthwith to request its counsel to render an opinion with respect to the matters covered by this Section 7.10 and to bear all reasonable expenses in connection with any opinion of counsel contemplated hereinabove.

      Section 7.11 Miscellaneous. The Company shall comply with all reporting requirements set forth or referred to in Rule 144 promulgated under the Securities Act and shall do all such other things as may be reasonably necessary to permit the expeditious sale at any time of any Warrants, Restricted Shares or Underlying Shares by the Holder thereof in accordance with and to the extent permitted by said Rule 144 or any other similar Rule or Rules promulgated by the Commission from time to time.

SECTION 8. REDEMPTION OF WARRANTS AND/OR RESTRICTED SHARES.

      Section 8.1 Redemption. The Warrants and Underlying Shares and Warrant Shares are not and shall not be redeemable.

SECTION 9. LOST, STOLEN WARRANTS, ETC.

      In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the lost, stolen or destroyed Warrant, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company (which, in the case of the Purchaser, shall consist of its unsecured agreement to indemnify the Company for a loss in connection with such loss, theft or destruction of such Warrant).

SECTION 10. PROTECTIVE PROVISIONS.

      The Company will not, without the written consent of the Majority Holders:

                  (i) be bound by or subject to (or permit the Company to be bound by or subject to) any debt or other agreement (other than the Loan Agreement) which restricts the right or ability of the Company to perform its obligations hereunder or under the Warrants; or

                  (ii) amend the terms of the Common Shares or otherwise amend or change its certificate of incorporation or bylaws (each as currently amended and/or restated) in a manner which could materially and adversely affect this Agreement, the Warrants, the Warrant Shares or the rights of any Holder of any of the foregoing or violate any of the terms or provisions hereof or thereof.

SECTION 11. INDEX AND CAPTIONS.

      The index and the descriptive headings of the various sections of this Agreement are for convenience only and shall not affect the meaning or construction of the provisions hereof.

SECTION 12. MISCELLANEOUS

      Section 12.1 Notices. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (specifying next business day delivery, with charges prepaid). Any such notice must be sent:

                  (i) if to the Purchaser or its nominee, to the Purchaser at the address specified for such communications in the Loan Agreement, or at such other address as the Purchaser shall have specified to the Company in writing;

                  (ii) if to a Holder (other than the Purchaser), to such Holder at its or his address appearing on the records of the Company or such other address as such Holder shall have specified to the Company in writing; or

                  (iii) if to the Company, at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182 or to such other address as the Company may designate to the Holders in writing. Notices under this Section 12.1 will be deemed given only when actually received.

      Section 12.2 Successors and Assigns. This Agreement shall be binding upon the Company and its respective successors and assigns and shall inure to the benefit of the Purchasers and their successors and permitted assigns, including each successive Holder.

      Section 12.3 Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or enforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid or unenforceable.

      Section 12.4 Headings; Governing Law. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such state.

      Section 12.5 Amendment and Waiver. Except as otherwise provided herein, the provisions of this Agreement and the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Majority Holders; provided that no such action may change the number of shares or class of stock obtainable upon exercise of each Warrant or the Exercise Price therefor or the provisions of Section 8 without the consent of the holders of at least 75% of the Underlying Shares and the Warrant Shares.

      The execution hereof by the undersigned shall constitute a contract as of the date first above written between the Company and the Purchaser for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

PURCHASER:                                     COMPANY:
----------                                     --------

WILTON FUNDING, LLC,                           THE ALLIED DEFENSE GROUP, INC.,
  a Delaware limited liability company           a Delaware corporation

By:_______________________________             By:______________________________
Name:_____________________________             Name:____________________________
Title:____________________________             Title:___________________________

                                    EXHIBIT A
                                 FORM OF WARRANT

                                     WARRANT

================================================================================

      This Warrant and the Common Shares issuable upon exercise hereof have not been registered or qualified for sale under The Securities Act of 1933, as amended, or any state securities laws and may not be offered for sale, sold or otherwise transferred unlEss such offer, sale or transfer is registered or qualified pursuant to the registration requirements of such Act and any applicable state securities laws, or is preceded by an opinion of counsel addressed to THE ALLIED DEFENSE GROUP, INC. that such sale or other transfer is exempt from all such registration requirements.] This Warrant and the Common Shares issuable upon exercise hereof are subject to the terms and provisions specified in the Warrant Agreement dated as of MAY 28, 2004 BETWEEN THE ALLIED DEFENSE GROUP, INC. AND WILTON FUNDING, LLC.

No.  [__________]

                               Warrant to Purchase

                                  Common Shares

                                       of

                         THE ALLIED DEFENSE GROUP, INC.

================================================================================

                                Table of Contents

Section                                Heading                                             Page
-------                                -------                                             ----

SECTION 1.            EXERCISE OF WARRANT....................................................1

SECTION 2.            RESERVATION............................................................2

SECTION 3.            PROTECTION AGAINST DILUTION............................................2
     Section 3.1      Stock Dividends; Subdivision or Combination of Common Shares...........2
     Section 3.2      [Reserved].............................................................3
     Section 3.3      Adjustment of Per Share Warrant Price..................................3
     Section 3.4      Adjustments to be Made Successively....................................3
     Section 3.5      Consideration..........................................................3
     Section 3.6      Certificates...........................................................3

SECTION 4.            MERGERS, CONSOLIDATIONS, SALES.........................................3

SECTION 5.            DISSOLUTION OR LIQUIDATION.............................................4

SECTION 6.            NOTICE OF EXTRAORDINARY DIVIDENDS......................................4

SECTION 7.            FRACTIONAL SHARES......................................................5

SECTION 8.            FULLY PAID STOCK; TAXES................................................5

SECTION 9.            CLOSING OF TRANSFER BOOKS..............................................5

SECTION 10.           PARTIAL EXERCISE AND PARTIAL ASSIGNMENT................................5
     Section 10.1     Partial Exercise.......................................................5
     Section 10.2     Assignment.............................................................5

SECTION 11.           DEFINITIONS............................................................6

SECTION 12.           WARRANT HOLDER NOT STOCKHOLDER.........................................7

SECTION 13.           SEVERABILITY...........................................................7

SECTION 14            GOVERNING LAW..........................................................7

No.  [__________]

                               Warrant to Purchase

                                  Common Shares

                                       of

                         THE ALLIED DEFENSE GROUP, INC.

      This is to certify that, for value received and subject to the provisions hereinafter set forth,

                       [________________________________]

                            or its permitted assigns,

is entitled to purchase from THE ALLIED DEFENSE GROUP, INC., a Delaware corporation (the "Company"), at any time and from time to time after the expiration of the Draw Period (as defined in the Loan Agreement) and on or before the Expiration Date, [_____________] Common Shares of the Company (representing approximately [___]% of the Fully Diluted Outstanding Shares as of the date hereof), subject to the terms, provisions and conditions hereinafter set forth, at a price of $0.01 per Common Share, for an aggregate price equal to $[________] (the "Aggregate Warrant Price").

      The Aggregate Warrant Price of the Common Shares subject to purchase hereunder shall be equal to the product of the price per share multiplied by the number of Common Shares initially purchasable hereunder. The Aggregate Warrant Price is not subject to adjustment. The price per share is, however, subject to adjustment as hereinafter provided (such price, or such price as last adjusted, as the case may be, being herein referred to as the "per share Warrant Price"). The number of Common Shares purchasable hereunder is likewise subject to adjustment as hereinafter provided.

      The terms which are capitalized herein shall have the meanings specified in Section 11 unless the context shall otherwise require.

SECTION 1. EXERCISE OF WARRANT.

      Subject to the conditions hereinafter set forth, this Warrant may be exercised in whole or in part at any time and from time to time after the expiration of the Draw Period and on or prior to the Expiration Date by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Company in Vienna, Virginia (or at such other office of the Company as may be designated by the Company in a written notice to the holder hereof) and upon payment to the Company of the Aggregate Warrant Price (or, if exercised in part, upon payment of a proportionate part thereof) for the shares so purchased, which payment shall be made, at the option of the holder hereof, (i) by the wire transfer or other delivery to the Company of cash or other Immediately Available Funds to the Company or (ii) by authorizing the Company to withhold from issuance a number of Common Shares issuable hereunder which when multiplied by the Current Market Price of such Common Shares is equal to the Aggregate Warrant Price (or, if this Warrant is exercised in part, a proportionate part thereof) (and such withheld shares shall no longer be issuable under this Warrant).

      If this Warrant is exercised in respect of less than all of the Common Shares at the time purchasable hereunder, the holder hereof shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised (adjusted in accordance with Section 3(b), if applicable) and setting forth the Aggregate Warrant Price applicable to such shares.

      This Warrant and all rights and options hereunder shall expire to the extent that it has not been exercised on or before the Expiration Date.

      The Company shall pay all reasonable expenses, stamp, documentary and transfer taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section, regardless of the name or names in which such stock certificates shall be registered.

SECTION 2. RESERVATION.

      The Company will at all times reserve and keep available such number of authorized Common Shares, solely for the purpose of issue upon the exercise of the rights represented by this Warrant as herein provided for, as may at any time be issuable (based upon the number of Common Shares outstanding at any such time on a fully diluted basis) upon the exercise of this Warrant.

SECTION 3. PROTECTION AGAINST DILUTION.

      The provisions of this Section 3 do not and are expressly not intended to permit or contemplate the issuance of equity prohibited by the provisions of this Warrant or the Warrant Agreement, including, without limitation, Section 10 of the Warrant Agreement. The per share Warrant Price and the number of shares deliverable hereunder shall be adjusted from time to time as hereinafter set forth.

      Section 3.1. Stock Dividends; Subdivision or Combination of Common Shares. In the event that the Company shall at any time after the Closing Date:

            (a)   make a distribution on the Common Shares in shares;

            (b)   split or subdivide the outstanding Common Shares; or

            (c) combine the outstanding Common Shares into a smaller number of shares, this Warrant shall thereafter entitle the holder hereof to own or receive the aggregate number and kind of shares that, if this Warrant had been exercised immediately prior to such time, the holder hereof would have owned or have become entitled to receive by virtue of such distribution, split, subdivision or combination.

      Section 3.2 [Reserved.]

      Section 3.3 Adjustment of Per Share Warrant Price. Upon each adjustment pursuant to this Section 3 to the number of Common Shares issuable under this Warrant, the per share Warrant Price shall be adjusted to equal the product of:

         (a) the per share Warrant Price immediately prior to such adjustment; multiplied by

         (b) a fraction of which:

            (i) the numerator is the number of Common Shares issuable under this Warrant immediately prior to such adjustment; and

            (ii) the denominator is the number of Common Shares issuable under this Warrant immediately after the adjustment.

      Section 3.4 Adjustments to be Made Successively. Any adjustment pursuant to this Section 3, shall be made successively whenever an event referred to herein shall occur.

      Section 3.5 Consideration. All grants or issuances of options or other rights to acquire Common Shares (or securities convertible into or exchangeable for Common Shares) under or pursuant to a management stock option, stock purchase or other incentive or employee benefit plan, and all issuances of Common Shares (or securities convertible into or exchangeable for Common Shares) under or pursuant to such a plan or upon exercise of such options or other rights (or conversion or exchange of such convertible or exchangeable securities) shall, for purposes of Section 3(b), be deemed to be granted and issued for no consideration except to the extent cash is paid therefor.

      Section 3.6 Certificates. Upon any adjustment of the number of shares purchasable upon exercise of this Warrant pursuant to this Section 3, the Company shall promptly but in any event within twenty (20) days thereafter, cause to be given to the holder of this Warrant at its address in accordance with the notice provisions contained in the Warrant Agreement, a certificate signed by its chairman, chief executive officer or chief financial officer setting forth the number of shares purchasable upon exercise of this Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used.

SECTION 4. MERGERS, CONSOLIDATIONS, SALES.

         In the case of any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization, recapitalization or reclassification of the Common Shares or other equity securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization, recapitalization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Shares immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization, recapitalization or reclassification not taken place. In any such case, appropriate provisions shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

SECTION 5. DISSOLUTION OR LIQUIDATION.

      In the event of any proposed distribution of the assets of the Company in dissolution or liquidation except under circumstances when the foregoing Section 4 shall be applicable, the Company shall mail notice thereof to the holder of this Warrant and shall make no distribution to stockholders until the expiration of thirty (30) days from the date of mailing of the aforesaid notice and, in any such case, the holder of this Warrant may exercise the purchase rights with respect to this Warrant within thirty (30) days from the date of mailing such notice and all rights herein granted not so exercised within such thirty (30) day period shall thereafter become null and void.

SECTION 6. NOTICE OF EXTRAORDINARY DIVIDENDS.

      If the Board of Directors of the Company proposes to declare any dividend or other distribution on its Common Shares, except by way of a stock dividend payable on its Common Shares and except as permitted by Section 10 of the Warrant Agreement, the Company shall mail notice thereof to the holder of this Warrant as soon as possible (such notice being referred to as the "Distribution Notice"). The Company shall not fix a record date until the lapse of a 30-day period beginning on the date of delivery of the Distribution Notice. The holder of this Warrant shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof unless and to the extent that this Warrant is exercised prior to such record date. The provisions of this paragraph shall not apply to distributions made in connection with transactions covered by Section 4.

SECTION 7. FRACTIONAL SHARES.

      Fractional shares shall not be issued upon the exercise of this Warrant. Any reference contained herein or in the Warrant Agreement to Warrant Shares or Common Shares shall be deemed to include whole shares only, it being understood and agreed that any fractional shares shall be rounded up to the next whole number.

SECTION 8. FULLY PAID STOCK; TAXES.

      The Company covenants and agrees that the shares of stock represented by each and every certificate for its Common Shares to be delivered on the exercise of the purchase rights and the payment of the applicable purchase price herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all Federal and State taxes (other than income taxes) which may be payable in respect of this Warrant or any Common Shares or certificates therefor upon the exercise of the rights herein and in the Warrant Agreement provided for pursuant to the provisions hereof and thereof. The Company shall not, however, be required to pay any tax which may be payable solely in respect of any transfer and delivery of stock certificates in a name other than that of the holder exercising this Warrant, and any such tax shall be paid by such holder at the time of presentation.

SECTION 9. CLOSING OF TRANSFER BOOKS.

      The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company for its Common Shares may be closed. The Company shall not be required, however, to deliver certificates of its Common Shares upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Shares until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

SECTION 10. PARTIAL EXERCISE AND PARTIAL ASSIGNMENT.

      Section 10.1 Partial Exercise. If this Warrant is exercised in part only, the holder hereof shall surrender this Warrant upon such exercise and shall receive a new Warrant, registered in the name of the holder or its nominee and setting forth a new number of shares in respect of which this Warrant shall not have been exercised as provided for in Section 1 and a new Aggregate Warrant Price in the first paragraph of page one hereof, which shall be proportionately adjusted to reflect such partial exercise.

      Section  10.2  Assignment.  (a)  Subject  to the  conditions  set forth in
Section 10.2(b) hereof, this Warrant may be assigned either in whole or in part by surrender of this Warrant at the principal office of the Company in Vienna, Virginia (with the assignment or, as the case may be, partial assignment form at the end hereof duly executed). If this Warrant is being assigned in whole and the holder hereof previously has not partially exercised this Warrant, the assignee shall receive a new Warrant (registered in the name of such assignee or its nominee), which new Warrant shall cover the number of shares assigned and the Aggregate Warrant Price applicable to such shares. If this Warrant is being assigned in part and the holder hereof previously has not partially exercised this Warrant, the assignor and assignee shall each receive a new Warrant (which, in the case of the assignee, shall be registered in the name of the assignee or its nominee), each of which new Warrants shall cover the number of shares not so assigned and the number of shares so assigned, respectively, and in each case setting forth the proportionate Aggregate Warrant Price applicable to such shares. If this Warrant is being assigned in whole and the holder hereof previously has partially exercised this Warrant, the assignee shall receive a new Warrant (registered in the name of such assignee or its nominee), which new Warrant shall cover the number of shares so assigned and set forth the proportionate Aggregate Warrant Price applicable to such assigned shares. If this Warrant is being assigned in part and the holder hereof previously has partially exercised this Warrant, the assignor and assignee shall each receive a new Warrant (which, in the case of the assignee, shall be registered in the name of the assignee or its nominee), each of which new Warrants shall cover the number of shares not so assigned and in respect of which no such exercise has been made in the case of the assignor and the number of shares so assigned in the case of the assignee, and in each case setting forth the proportionate Aggregate Warrant Price applicable to such shares.

      (b) Neither this Warrant nor any Warrant Shares may be sold, assigned or otherwise transferred except in accordance with the terms of the Warrant Agreement.

SECTION 11. DEFINITIONS.

      Terms not otherwise defined herein shall have the respective meanings assigned thereto in the Warrant Agreement or the Loan Agreement, as applicable. In addition to the terms defined elsewhere in this Warrant and in the Warrant Agreement, the following terms have the following respective meanings:

      "Aggregate Warrant Price" shall mean, as of the date of any determination, the amount then so designated on the first page of this Warrant.

      "Distribution Notice" is defined in Section 6 hereof.

      "Exempted  Securities"  shall mean (i) Warrants,  (ii) Warrant  Shares and
(iii) Common Shares issued as a dividend described in Section 3.1(a).

      "Exercise Date" shall mean a date on which this Warrant is exercised.

      "Expiration Date" shall mean from and after 5:00 p.m. New York City time on May 28, 2012 (being the eighth anniversary of the Closing Date).

      "Warrant Agreement" shall mean that certain Warrant Agreement dated as of May 28, 2004 between the Company and Wilton Funding, LLC, as amended or modified from time to time in accordance with the terms thereof.

SECTION 12. WARRANT HOLDER NOT STOCKHOLDER.

      This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof as hereinbefore provided.

SECTION 13. SEVERABILITY.

      Should any part of this Warrant for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid or unenforceable portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

SECTION 14. GOVERNING LAW.

      This Agreement shall be construed and enforced in accordance with, and the right of the parties shall be governed by, the law of the State of NEW YORK (excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State).

      In Witness Whereof, the Company has caused this Warrant to be signed by its undersigned duly authorized officer and to be dated as of May 28, 2004.

                                                 THE ALLIED DEFENSE GROUP, INC.,
                                                   a Delaware corporation

                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________

                                  SUBSCRIPTION

      _____________________________

      The undersigned, _______________________, pursuant to the provisions of the within Warrant, hereby elects to purchase __________ Common Shares pursuant to the attached Warrant.

                                                     Signature:_________________
                                                     Address:___________________

Dated:____________

                                   ASSIGNMENT

      For Value Received _________________________ hereby sells, assigns and transfers unto ____________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ________________, attorney, to transfer the said Warrant on the books of _______________________________.

                                                     Signature:_________________
                                                     Address:___________________

Dated:____________

                               PARTIAL ASSIGNMENT

      For Value Received ______________________ hereby sells, assigns and transfers unto __________________________ that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase _______ Common Shares of ____________________ and irrevocably constitutes and appoints ________________________, attorney, to transfer that part of the said Warrant on the books of ____________________________.

                                                     Signature:_________________
                                                     Address:___________________

Dated:____________

                                  Exhibit 4A to
                           Loan and Security Agreement

                  List of Closing Documents for Initial Advance

1.    This Loan and Security Agreement

2.    Promissory Note

3. Deposit Account Security Agreement, Control Agreements and an account statement from the Wachovia Bank listing the Collateral pledged thereunder

4.    Pledge   Agreement  of  Domestic   Borrowers   together   with  any  stock
      certificates that would be "Collateral" as defined therein and together with stock powers in blank for any such stock certificates

5.    Certified Directors' Resolutions for each Domestic Borrower

6.    Certificates of Good Standing for each Domestic Borrower

7.    Certified Articles and Bylaws for all Domestic Borrowers

8. UCC Searches for each Domestic Borrower as requested by Lender and its counsel

9. UCC-1 Financing Statements for each Domestic Borrower, as determined by Lender and its counsel

10. Payoff Letters, mortgage and lien releases and UCC termination statements from any lien holder to be paid from proceeds of the Initial Advance

11.   Bailee Letters (for locations as indicated on Exhibit 3B)

12.   A General Opinion of Legal Counsel for each Domestic Borrower

13.   [Intentionally Omitted]

14.   Updated  or  additional   Certificates   of  Insurance  and  Loss  Payable
      Endorsements

15.   Fee Agreement

16.   Warrant Agreement

17. Warrant to Purchase Common Stock of The Allied Defense Group, Inc.

                                  Exhibit 4B to
                           Loan and Security Agreement

                  List of Closing Documents for Initial Working
                      Capital Advance/Acquisition Advance

1. Foreign Pledge Agreements for all shares of capital stock of ARC Ltd., ARC Europe, MECAR and VSK Electronics

2. Certified Directors' Resolutions for ARC Ltd., ARC Europe, MECAR and VSK Electronics

3. Certificates of Good Standing (or their foreign equivalent, if any) for each Foreign Subsidiary

4. Certified Articles and Bylaws (or their foreign equivalent, if any) for each Foreign Subsidiary

5. Incumbency Certificate for each Foreign Subsidiary that is a party to any Financing Agreement

6. Legal opinions of foreign counsel relating to the Foreign Subsidiaries that are parties to any Financing Agreement in form and content acceptable to Lender and its counsel

7.    Subordination Agreement with Subordinated Lender

                                  Exhibit 4C to
                           Loan and Security Agreement

             List of Closing Documents for Each Acquisition Advance

A.    Due Diligence - At Least 5 Days Prior to Closing

      1.    Purchase Agreement

      2. Exhibits and Schedules to Purchase Agreement and other Acquisition Documents

B.    Due Diligence - At Least 10 Business Days Prior to Closing

      1.    Organizational Documents of Target Company

      2.    Financial Statements of Target Company

                  - last three fiscal years

                  - current interim period

      3.    Pro  Forma  Balance  Sheet  required  under  Section  4.8(d)(ii)

      4.    Projections required under Section 4.8(d)(iii)

      5. Offering Memoranda and Circulars, Business Plans and Other Materials Provided by the Target Company or its owners, representatives, agents, advisors or affiliates

      6. Budgets, Forecasts, Projections, Appraisals, Valuations, Due Diligence Memoranda, Studies and Reports relating to the Target Company, any of its assets, liabilities, businesses or operations, or the proposed Permitted Acquisition

C.    Other Due Diligence - At Least 15 Days Prior to Closing

      1.    Any  additional   items  noted  under  (A),  above,  or  amendments,
            modifications or supplements thereto

      2.    Employment Agreements

      3.    Lease Agreements

      4.    Government Contracts

      5.    Other Material Contracts

      6.    Intellectual Property

      7.    Other Special Collateral

      8.    Real Estate Title Insurance Commitments and Surveys

      9.    Environmental Reports

      10.   UCC,  Tax,  Judgment and Other Lien Searches

      11.   Other Due Diligence Materials (as requested by Lender)

      12.   Supplemental Disclosure Schedule

D.    Permitted Acquisition Closing Documents

      1. Bill of Sale; Deeds; Certificates of Title; Intellectual Property Assignments; Assignment of Intangible Property; Certificate of Merger; Stock Certificates; Stock Powers; Etc. (as applicable)

      2.    Closing Statement

      3.    Wire Transfer Instructions

      4.    Cross-Receipts

      5.    Buyer's Closing Certificate

      6.    Seller's Closing Certificate

      7. Opinion of Buyer's Counsel (including express provisions permitting Lender, its successors and assigns and any subsequent holder of the Note or any Warrants to rely on the same)

      8. Opinion of Seller's Counsel (including express provisions permitting Lender, its successors and assigns and any subsequent holder of the Note or any Warrants to rely on the same)

      9.    Buyer's Certified Director Resolutions and Incumbency Certificate

      10.   Seller's Certified Director Resolutions and Incumbency Certificate

      11.   Seller's/Target Company's Good Standing Certificate(s)

      12.   Buyer's Good Standing Certificate

      13.   Seller's/Target  Company's  Certified  Articles of Incorporation and
            Bylaws

      14.   Buyer's Certified Articles of Incorporation and Bylaws

      15.   Third Party and Government Consents

      16.   Transfer of Licenses and Permits

      17.   Other Closing Deliveries

      18.   Payoff Letters from Lien Holders and UCC Termination Statements

D.    Acquisition Advance Closing Documents

      1.    Request for Acquisition Advance

      2.    Joinder Agreement Executed by Target Company and its Subsidiaries

      3.    Allonge to Note Executed by Target Company and its Subsidiaries

      4. Stock Certificates and Blank Stock Powers for Target Company and its Subsidiaries

      5.    UCC Financing Statements for Target Company and its Subsidiaries

      6.    Mortgages

      7.    Leasehold Mortgages

      8.    Landlord Waivers

      9.    Filings with U.S. Patent and Trademark Office

      10.   Pro Forma Compliance Certificate

      11.   Updated Disclosure Schedule of Borrowers to Loan Agreement (Schedule
            6A)

      12.   Funding of Acquisition Advance by Fund Lender

      13.   Copies of Company's SEC Filings Related to Permitted Acquisitions

                                  Exhibit 5A to
                           Loan and Security Agreement

                            Form of Pledge Agreement

                                 [See attached]

                                PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT (this "Agreement"), dated as of May 28, 2004, is made by THE ALLIED DEFENSE GROUP, INC., a Delaware corporation, NEWS/SPORTS MICROWAVE RENTAL, INC., a California corporation, TITAN DYNAMICS SYSTEMS, INC., a Texas corporation, SEASPACE CORPORATION, a California corporation, MECAR U.S.A., INC., a Delaware corporation, and ENERGA CORPORATION, a Maryland corporation, as pledgors (individually, a "Pledgor" and collectively, the "Pledgors"), in favor of WILTON FUNDING, LLC, a Delaware limited liability company, as pledgee (the "Pledgee").

                                    RECITALS:

      A. Pursuant to that certain Loan and Security Agreement (as the same may be amended, restated, substituted, supplemented or otherwise modified from time to time, the "Loan Agreement") dated as of the date hereof among Pledgors, Pledgee and the other parties named therein, the Pledgee has agreed to lend to the Pledgors the maximum sum of $18,000,000 (the "Loan"). The Loan is evidenced by a master promissory note of the Pledgors (the "Note").

      B. In order to induce Pledgee to enter into the Loan Agreement, the Pledgors have agreed to enter into this Agreement.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Definitions and Interpretation of Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

      "Agreement" means this Pledge Agreement, as it may be amended, modified or supplemented from time to time in accordance with its terms, which shall be a Financing Agreement (as defined in the Loan Agreement).

      "Default" means the occurrence of any of the following events: (i) a "Matured Default" as defined in the Loan Agreement; or (ii) any Pledgor shall breach in any material respect any warranty contained herein or otherwise default in any material respect in the observance or performance of any of the covenants, terms, conditions or agreements on the part of such Pledgor contained herein and the failure to cure the same within thirty (30) days following written notice thereof.

      "Ownership Interest" means any shares of stock (common, preferred or otherwise) in a corporation, membership interests in a limited liability company, partnership interests in a general or limited partnership or any other unit of ownership interest in any other incorporated or unincorporated entity.

      "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the State of New York from time to time.

      A Section is, unless otherwise stated, a reference to a section hereof, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto" and "hereunder" and words of similar purport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other documents made or delivered pursuant hereto.

      2. Pledge. To secure the prompt and complete payment and performance of the Liabilities when due and, as applicable, the obligations of any Pledgee under any guaranty thereof, each Pledgor pledges, hypothecates, assigns, transfers, sets over and delivers unto the Pledgee and grants to the Pledgee a continuing security interest in and to the following (hereinafter collectively called the "Collateral"):

            (a) all of the Ownership Interests now held and hereafter acquired by such Pledgor in any of the Pledgors, and each of their respective Subsidiaries (other than current and future Subsidiaries of VSK Electronics), at any time, including, without limitation, those Ownership Interests set forth on
Schedule 2(a) attached hereto, and any certificates representing such Ownership Interests, all of the right, title and interest of such Pledgor in, to and under its respective percentage interest, shares or units as an owner of any of the Pledgors, and each of their respective Subsidiaries (other than current and future Subsidiaries of VSK Electronics), and all investment property in respect of such Ownership Interests, including, without limitation, such Pledgor's interests in (or allocations of) the profits, losses, income, gains, deductions, credits or similar items of any of the Pledgors, or any of their respective Subsidiaries (other than current and future Subsidiaries of VSK Electronics), and the right to receive dividends or distributions of any of the Pledgors, or any of their respective Subsidiaries (other than current and future Subsidiaries of VSK Electronics), cash, other property, assets, and all options and warrants for the purchase of Ownership Interests, all of such Pledgor's rights, title and interests to receive payments of principal and interest on any loans and/or other extensions of credit made by such Pledgor or its affiliates to such Pledgors, all of such Pledgor's voting rights, whether now existing or hereafter arising, whether arising under the terms of the articles, bylaws, the certificate of formation, the limited liability company agreement or any of the other organization documents of the Pledgors, at law or in equity, or otherwise and any and all of the proceeds thereof (all of said Ownership Interests, certificates and warrants being hereinafter collectively referred to as the "Pledged Interests"), and all distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Interests;

            (b) all other property hereafter delivered to the Pledgee by such Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

            (c) all products and proceeds of all of the foregoing;

      TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Pledgee forever, subject, however, to the terms, covenants and conditions hereafter set forth.

      Notwithstanding the foregoing to the contrary, each Pledgor hereby agrees to execute and deliver or cause its Subsidiaries to execute and deliver, to Pledgee, upon its request from time to time, (i) a separate Share Pledge Agreement in the form attached as Exhibit 5B to the Loan Agreement with respect to the pledge of shares of any Subsidiary of the Company that is a Belgian company (other than current and future Subsidiaries of VSK Electronics) (each, a "Belgian Share Pledge Agreement") and (ii) a separate Deed of Charge over Shares in a form acceptable to Pledgee with respect to the pledge of shares of any Subsidiary of the Company that is a company formed under the laws of England and Wales (each, a "UK Share Pledge Agreement"). In the case of any conflict between this Agreement and any such Belgian Share Pledge Agreement or UK Share Pledge Agreement, the provisions of such Belgian Share Pledge Agreement or UK Share Pledge Agreement, as applicable, shall take priority over the provisions of this Agreement.

      3. Representations, Warranties and Covenants.

            (a) The Pledgors,  jointly and  severally,  represent and warrant to the Pledgee that: (i) the Pledgors have delivered to the Pledgee all certificated Ownership Interests and stock powers or other transfer instruments with respect to each such certificated Ownership Interests endorsed in blank;
(ii) the Pledgee has a valid, perfected security interest in the Collateral and the proceeds thereof free of all liens, claims and rights of third parties whatsoever; (iii) all documentary, stamp or other similar taxes or fees owing in connection with the issuance, transfer and/or pledge of the Pledged Interests have been paid and will hereafter be paid by the Pledgors as such become due and payable; (iv) each Pledgor is the lawful owner of the Collateral pledged by it hereunder, with full right to deliver, pledge, assign and transfer such Collateral to the Pledgee hereunder; (v) the Collateral represents all of each Pledgor's interest in the Pledgors (other than the Company), or any of their respective Subsidiaries, as applicable, and there are no equity interests in the Pledgors, or any of their respective Subsidiaries, as applicable, held by any other person; and (vi) the execution and delivery of this Agreement and the performance by the Pledgors of their obligations hereunder do not and will not contravene or conflict with any provision of law or of any agreement binding upon or applicable to it or the Collateral and this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' or secured creditors' rights generally and subject to the qualification that general equitable principles may limit the availability of enforcement of certain remedies, including the remedy of specific performance.

            (b) So long as any of the Liabilities remain outstanding, each Pledgor shall, unless the Pledgee shall otherwise consent in writing: (i) at its sole expense, promptly deliver to the Pledgee, from time to time upon request of the Pledgee, such certificates and other documents, reasonably satisfactory in form and substance to the Pledgee, with respect to the

Collateral as the Pledgee may reasonably request, to preserve and protect, and to enable the Pledgee to enforce, its rights and remedies hereunder; (ii) note in the books and records of such Pledgor the security interest granted to Pledgee pursuant to this Agreement; (iii) not sell, assign, exchange or otherwise transfer any of its rights to any of the Collateral; (iv) not create or suffer to exist any lien, security interest or other charge, claim, right or encumbrance against, in or with respect to any of the Collateral except for the pledge hereunder and the lien and security interest created hereby; (v) not enter into any agreement or permit to exist any restriction with respect to any of its right, title and interest in or to the Collateral other than pursuant hereto; and (vi) not take or fail to take any action which would in any manner impair the enforceability of the Pledgee's lien and security interest in any of the Collateral.

      4. Certain Permitted Activities.

            (a) The Pledgee may, from time to time, and in accordance with the Loan Agreement, without notice to the Pledgors, take any or all of the following actions: (i) retain or obtain a lien upon, or a security interest in, any property to secure the Liabilities or any obligation hereunder; (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, with respect to any of the Liabilities or any obligation hereunder; (iii) extend or renew for any period (whether or not longer than the original period) or alter or exchange any of the Liabilities, or release or compromise any obligation of the Pledgors or any obligation of any nature of any other obligor with respect to any of the Liabilities; (iv) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or create, extend or renew for any period (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (v) during the continuance of a Default following reasonable prior written notice to the Pledgors, resort to the Collateral (without any marshalling) for payment of any of the Liabilities, whether or not the Pledgee
(A) shall have resorted to any other property securing any of the Liabilities or any obligation hereunder or (B) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses (A) and (B) being hereby expressly waived by the Pledgors).

            (b) The Pledgee shall have no right to vote the Pledged Interests or other Collateral or give consents, waivers or ratifications in respect thereof prior to the occurrence of a Default. During the continuance of a Default, each Pledgor shall have the right to vote any and all of its Pledged Interests and other Collateral pledged by them hereunder and give consents, waivers and ratifications in respect thereof unless and until it receives notice from the Pledgee that such right has been terminated. Upon such notice, each Pledgor hereby grants to the Pledgee or its nominee, an irrevocable proxy to exercise all voting and corporate rights relating to the Pledged Interests. In such event, upon the request of the Pledgee, each Pledgor agrees to deliver to the Pledgee, such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Interests as the Pledgee may request.

            (c) Upon notice from the Pledgee to the Pledgors, during the existence of a Default and so long as that Default continues, all rights and powers that each Pledgor is entitled to exercise pursuant to Section 4(b) of this Agreement, and all rights of such Pledgor to receive and retain dividends, interest and payments pursuant to Section 5 of this Agreement, shall immediately cease, and all such rights and powers shall automatically become vested in the Pledgee, which shall have, during the continuance of the Default, the sole and exclusive authority to exercise such rights and powers, in accordance with the Loan Agreement (including the right to become a stockholder, member or partner, as applicable, of the Pledgors (other than the Company), or any of their respective Subsidiaries, as the case may be) and to receive such dividends, interest and payments. All money or other property, paid or delivered to the Pledgee pursuant to this subsection, shall be additional Collateral, hereunder.

            (d) Each Pledgor agrees to deliver (properly endorsed when required) to the Pledgee, after a Default shall have occurred, promptly upon request of the Pledgee, such documents as may be necessary for the Pledgee to exercise its rights under Section 4(c) with respect to the Pledged Interests and other Collateral then or previously owned by such Pledgor.

      5. Dividends, Distributions, etc. In case any distribution of capital shall be made on or in respect of the Pledged Interests or any tangible or intangible property shall be distributed upon or with respect to the Pledged Interests, the property so distributed shall be delivered to Pledgee to be held by it as additional Pledged Interests. All sums of money and property so paid or distributed in respect of the Pledged Interests which are received by Pledgor shall, until paid or delivered to Pledgee, be held by Pledgor in trust as additional Pledged Collateral. Upon a Default, and while the same is continuing, and in accordance with the Loan Agreement, each Pledgor shall immediately upon demand by Pledgee, deliver to the Pledgee all dividends, and all other distributions and payments made on or in respect of the Collateral any time and from time to time.

      6. Default.

            (a) Upon the occurrence of a Default, and in accordance with the Loan Agreement, the Pledgee may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code or otherwise available to it, including, without limitation, sale, assignment, or other disposal of the Collateral in exchange for cash or credit. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the Pledgors at any address of the Pledgors appearing on the records of the Pledgee. Any proceeds of any disposition of Collateral shall be applied as provided in Section 7 hereof. No rights and remedies of the Pledgee expressed hereunder are intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to all other rights and remedies herein conferred, or conferred upon the Pledgee under any other agreement or instrument relating to any of the Liabilities or security therefor or now or hereafter existing at law or in equity or by statute. No delay on the part of the Pledgee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Pledgee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of the Pledgee permitted hereunder shall impair or affect the rights of the Pledgee in and to the Collateral.

            (b) (i) The Pledgors agree that, in any sale of any of the Collateral when a Default shall have occurred and be continuing, the Pledgee is authorized to comply with any limitation or restriction in connection with such sale as is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgors further agree that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Pledgee be liable nor accountable to the Pledgors for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction. At any sale made pursuant to this Section 6, the Pledgee may bid for or purchase the Pledged Interests and may make payment on account thereof by using any claim then due and payable to the Pledgee from the Pledgors as a credit against the purchase price, and the Pledgee may, upon compliance with the terms of sale, hold, retain and dispose of such Pledged Interests without further accountability to the Pledgors therefor.

                        (ii) Pledgors further agree,  after a Default shall have
      occurred and be continuing,  and upon written request from the Pledgee, to
      (A) deliver to the Pledgee such information in the Pledgors' possession or control as the Pledgee shall reasonably request for inclusion in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of such Pledged Interests or other Collateral, which information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make such information not misleading, and (B) do or cause to be done all such other acts and things as may be necessary to make such offer, sale or resale of all or any portion of such Pledged Interests or other Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental agencies or instrumentalities, domestic or foreign, having jurisdiction over any such offer, sale or resale.

            Without limiting the foregoing paragraph, if the Pledgee decides to exercise its right to sell all or any of the Pledged Interests or other Collateral, upon written request, the Pledgors shall furnish or cause to be furnished to the Pledgee all such information as the Pledgee may request in order to qualify such Pledged Interests or other Collateral as exempt securities, or the sale or resale of such Pledged Interests or other Collateral as exempt transactions, under federal and state securities laws. To the extent it is within their control, the Pledgors agree to allow the Pledgee and any underwriter access at reasonable times and places to the books, records and premises of the Pledgors, or any of their respective Subsidiaries, as applicable; the Pledgors further agree to assist the Pledgee, any underwriter, any agent of any thereof, and any counsel, accountant or other expert for any thereof, in inspection, evaluation, and any other "due diligence" action of or with respect to any such books, records and premises; and the Pledgors further agree to cause any independent public accountant for the Pledgors, or any of their respective Subsidiaries, as applicable, to furnish a letter to the Pledgee and underwriters in customary form and covering matters of the type customarily covered by letters of accountants for issuers to underwriters.

            (c) Except for payments made by the Pledgors in accordance with the Loan Agreement, all items or amounts, which are received by the Pledgee from the Pledgors or any other party on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (the "Assignee Deposit Account") of the Pledgors maintained at a bank selected by the Pledgee in its sole discretion, and "controlled" (as defined in the Uniform Commercial Code) by the Pledgee, as security for payment of the Liabilities. During the continuance of a Default, the Pledgors shall have no right to withdraw any funds deposited in the Assignee Deposit Account. The Pledgee may, from time to time, in its discretion, and shall upon request of the Pledgors made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, in accordance with Section 7 hereof, and the Pledgee may, from time to time, in accordance with the Loan Agreement, release all or any of such balance to the Pledgors.

            The Pledgee is authorized to endorse, in the name of the Pledgors, any item, howsoever received by the Pledgee, representing any payment on or other proceeds of any of the Collateral.

      7. Application of Proceeds. The proceeds of the sale of Collateral sold pursuant to the terms of Section 6 hereof, or, after a Default, the cash held as Collateral hereunder, whether or not deposited in the Assignee Deposit Account, shall be applied by the Pledgee as follows:

      First: to the Liabilities in accordance with the provisions of the Loan Agreement;

      Second: the balance, if any, of such proceeds shall be held by the Pledgee until this Agreement shall terminate pursuant to Section 14, and if any proceeds shall then remain, such proceeds shall be paid to the Pledgors or such other person as may be entitled thereto, their successors and assigns, or as a court of competent jurisdiction in any pending proceeding may direct.

      8. Nature of Liabilities. The Pledgors acknowledge and agree that the Pledgors shall be liable for the Liabilities. The Pledgors, jointly and severally, represent and warrant to the Pledgee at all times that the loans made under the Loan Agreement to the Pledgors directly or indirectly confer a material benefit on the Pledgors.

      9. No Marshalling. To the extent the Pledgee holds a security interest in other assets or interests of the Pledgors, nothing contained herein shall require the Pledgee to proceed against any security interest in any of the assets or interests of the Pledgors prior to enforcing its rights against the Collateral.

      10. Indemnity. The Pledgors shall indemnify, defend and hold harmless the Pledgee, its agents, officers and employees, and every attorney appointed pursuant to this Agreement (a) in respect of all liabilities and expenses incurred by them in good faith in the execution, enforcement or purported execution of any rights, powers or discretions vested in them pursuant to this Agreement, and (b) for any losses arising in connection with the exercise or purported exercise of any of their rights, powers and discretions hereunder except that the Pledgee, its agents, officers and employees and each attorney will be liable for any liabilities, expenses and losses which arise as a result of their own willful misconduct or gross negligence.

      11. Filing as a Financing Statement. The Pledgee shall be authorized to execute and file such Uniform Commercial Code financing statements and other documents (in all public offices reasonably deemed necessary or appropriate by the Pledgee), and the Pledgors shall do such other acts and things, all as the Pledgee may from time to time request, to establish and maintain a valid, perfected security interest in the Collateral to secure the payment of the Liabilities.

      12. Notices.

            (a) All  notices,  requests  and other  communications  to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Pledgors or the Pledgee, at its address or facsimile number set forth in Section 10.19 of the Loan Agreement; or (b) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Pledgee and the Pledgors in accordance with the provisions of this Section 12(a). Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in the Loan Agreement and confirmation of receipt is received, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section.

            (b) The Pledgors and the Pledgee may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

      13. Amendments. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Pledgee and Pledgors. Any waiver of any provision of this Agreement, and any consent to any departure by the Pledgors from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

      14. Termination of Agreement. The Pledgors agree that their pledge hereunder shall, unless sooner terminated by the Pledgee (notwithstanding, without limitation, that at any time or from time to time all Liabilities may have been indefeasibly paid in full) terminate only when (i) the Liabilities (including, without limitation, any and all extensions or renewals of any thereof, any and all interest on any thereof, and any and all expenses incurred by the Pledgee in seeking to collect any of the Liabilities and to collect or enforce any rights under the Collateral) have been satisfied in full, (ii) all other obligations of the Pledgors hereunder and thereunder have been fully performed and (iii) the Pledgee shall have no further obligation to extend an additional credit to any Pledgor, at which time the Pledgee shall reassign and redeliver (or cause to be reassigned and redelivered) to the Pledgors, or to such Person or Persons as such the Pledgors shall designate, such of the Collateral (if any) pledged hereunder by the Pledgors as shall not have been sold or otherwise applied by the Pledgee pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment pursuant to the foregoing provisions shall be without recourse upon, or representation or warranty by, the Pledgee.

      15. Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

      16. Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Pledgors and the Pledgee and their respective successors and permitted assigns, except that (a) the Pledgors shall not have the right to assign their rights or obligations under this Agreement and (b) any assignment by the Pledgee must be made in compliance of the Loan Agreement.

      17. Choice of Law. This Agreement shall be construed in accordance with the internal laws (without regard to the conflict of laws provisions) of the State of New York.

      18. WAIVER OF JURY TRIAL. THE PLEDGORS AND THE PLEDGEE HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

      19. CONSENT TO JURISDICTION. THE PLEDGORS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE PLEDGORS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE PLEDGEE OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST THE PLEDGORS IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE PLEDGORS AGAINST THE PLEDGEE OR ANY PURCHASER OR ANY AFFILIATE OF THE PLEDGEE OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

      20. Counterparts. This Agreement may be executed in any number of counterparts, all of which, taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective upon execution by the Pledgors and the Pledgee.

      21. Miscellaneous.

            (a) Except as provided herein,  the Pledgors hereby expressly waive:
(i) notice of the acceptance by the Pledgee of this Agreement, (ii) notice of the existence or creation or non-payment of all or any of the Liabilities, (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (iv) all diligence in defense, collection or protection of or realization upon the Liabilities, any obligation hereunder, or any security for or guaranty of any of the foregoing.

            (b) No action of the Pledgee permitted hereunder shall in any way affect or impair the rights of the Pledgee and the obligations of the Pledgors under this Agreement. The Pledgors hereby acknowledge that there are no conditions to the effectiveness of this Agreement.

            (c) All obligations of the Pledgors and rights of the Pledgee expressed in this Agreement shall be in addition to and not in limitation of those provided in applicable law or in any other written instrument or agreement relating to any of the Liabilities.

      22. Joint and Several. Each Pledgor hereby acknowledges and agrees the liabilities and obligations of each such Pledgor created under or arising with respect to this Agreement shall be the joint and several liabilities and obligations of all such Pledgors.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                         PLEDGORS:

                                         THE ALLIED DEFENSE GROUP, INC.,
                                           a Delaware corporation

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         NEWS/SPORTS MICROWAVE RENTAL, INC.,
                                           a California corporation

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         TITAN DYNAMICS SYSTEMS, INC.,
                                           a Texas corporation

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         SEASPACE CORPORATION,
                                           a California corporation

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         MECAR USA, INC., a Delaware corporation

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         ENERGA CORPORATION, a Maryland
                                           corporation

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         PLEDGEE:

                                         WILTON FUNDING, LLC,
                                           a Delaware limited liability company

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                            ACKNOWLEDGMENT OF PLEDGE

      Each of the undersigned (collectively, the "Company") acknowledges this Pledge Agreement, consents to the pledge of the Pledged Interests, and shall duly make a notation in its books and records that the Pledged Interests and all Ownership and other Interests in the Company now or hereafter owned by the Pledgors and all proceeds thereof (the "Collateral") have been pledged to the Pledgee and that the Pledgee has a security interest therein.

      In addition, the Company agrees to comply exclusively with instructions originated by the Pledgee in accordance with the Loan Agreement and the Pledge Agreement with respect to the Pledged Interests and the Collateral without further consent of the Pledgors. The Company acknowledges that the Pledgee or any purchaser of the Pledged Interests may become the owner of the Pledged Interests if the Pledgee exercises its rights and remedies under the Pledge
Agreement or the Loan Agreement or both, and the Company consents to the admission of the Pledgee and/or such purchaser as a stockholder, member or partner, as applicable of the Company in such event.

                                         NEWS/SPORTS MICROWAVE RENTAL, INC.,
                                           a California corporation

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         SEASPACE CORPORATION,
                                           a California corporation

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         TITAN DYNAMICS SYSTEMS, INC.,
                                           a Texas corporation

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         MECAR U.S.A., INC.,
                                           a Delaware corporation

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         ALLIED RESEARCH CORPORATION
                                         LIMITED, a company formed under the
                                           laws of England and Wales

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         ENERGA CORPORATION,
                                           a Maryland corporation

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         ARC EUROPE, S.A.,
                                           a Belgium company

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         MECAR S.A.,
                                           a Belgium company

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         HENDRICKX N.V.,
                                           a Belgium company

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         SEDACHIM SALES INTERNATIONAL S.A.,
                                           a Belgium company

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                Schedule 2(a) to
                                Pledge Agreement

                               Ownership Interests

                                                                                                                   Ownership
            Pledgor                                      Corporation                       No. of Shares           Percentage
            -------                                      -----------                       -------------           ----------
The Allied Defense Group, Inc.                News/Sports Microwave Rental, Inc.                  100                  100%
The Allied Defense Group, Inc.                SeaSpace Corporation                                100                  100%
The Allied Defense Group, Inc.                Titan Dynamics Systems, Inc.                    100,000                  100%
The Allied Defense Group, Inc.                MECAR USA, Inc.                                     100                  100%
The Allied Defense Group, Inc.                Allied Research Corporation Limited                  --                  100%
The Allied Defense Group, Inc.                Energa Corporation                                  100                  100%
The Allied Defense Group, Inc.                ARC Europe S.A.                                  49,204                   51%
Allied Research Corporation Limited           ARC Europe S.A.                                  46,911                   48%
Energa Corporation                            ARC Europe S.A.                                      35                    1%
ARC Europe S.A.                               MECAR S.A.                                       28,074                 99.9%
Sedachim Sales International S.A.             MECAR S.A.                                            1                  0.1%
ARC Europe S.A.                               VSK Electronics N.V.                             13,523                  100%
ARC Europe S.A.                               Hendrickx N.V.                                    2,999                 99.9%
ARC Europe S.A.                               Sedachim Sales International S.A.                   249                   99%
Michele Nihoul                                Sedachim Sales International S.A.                     1                    1%
Michele Nihoul                                Hendrickx N.V.                                        1                  0.1%

                                  Exhibit 5B to
                           Loan and Security Agreement

                     Form of Belgian Share Pledge Agreement

                                 [See attached]

                            ___________________, 2004

--------------------------------------------------------------------------------

                             SHARE PLEDGE AGREEMENT

--------------------------------------------------------------------------------

                                     between

                                    [PLEDGOR]

                                   as Pledgor

                                       and

                              WILTON FUNDING L.L.C.

                                   as Pledgee

                            Squire, Sanders & Dempsey
                              Louizalaan 165, 13-14
                                  1050 Brussels
                                     Belgium

                                Table of contents

ARTICLE 1   DEFINITIONS.....................................................   4

ARTICLE 2   PLEDGE..........................................................   5

ARTICLE 3   FURTHER PLEDGES.................................................   5

ARTICLE 4   PERFECTION......................................................   5

ARTICLE 5   REPRESENTATIONS AND WARRANTIES..................................   6

ARTICLE 6   CONTINUING COVENANTS OF THE PLEDGOR.............................   7

ARTICLE 7   RIGHTS ATTACHING TO THE SHARES..................................   8

ARTICLE 8   CONTINUING SECURITY AND OTHER MATTERS...........................   9

ARTICLE 9   POWERS OF PLEDGEE...............................................  10

ARTICLE 10  ATTORNEY........................................................  11

ARTICLE 11  DURATION AND DISCHARGE..........................................  11

ARTICLE 12  LIABILITY TO PERFORM............................................  12

ARTICLE 13  GENERAL.........................................................  12

ARTICLE 14  GOVERNING LAW AND JURISDICTION..................................  13

                             SHARE PLEDGE AGREEMENT

BETWEEN:

1. [PLEDGOR], a [Belgian] company with its registered office at [ADDRESS], Enterprise Number [NUMBER], Commercial Court of [PLACE],
      represented by                                  ,
      hereinafter referred to as the "Pledgor"

2. [COMPANY], a Belgian company with its registered office at [ADDRESS], Enterprise Number [NUMBER], Commercial Court of [PLACE] (the "Company");

AND:

3. [WILTON FUNDING LLC], a limited liability company organized under the laws of Delaware with its registered office at [REGISTERED OFFICE],
      represented by                                  ,
      hereinafter referred to as the "Pledgee"

WHEREAS:

(A) Pursuant to a Loan and Security Agreement dated as of May 14, 2004 by and among amongst others the Pledgor and the Pledgee (including all annexes, exhibits, and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified (the "Loan and Security Agreement"), the Pledgee has agreed to make a term loan to The Allied Defense Group, Inc., a Delaware corporation ("Allied"), and certain of its direct and indirect subsidiaries, upon the satisfaction of certain terms and conditions.

(B)   The Pledgor  owns  [AMOUNT]  registered  shares  numbered 1 up through and
      including   [AMOUNT]  (the   "Shares")  in  the  capital  of  the  Company
      representing [__]% of the share capital of the Company.

(C) It is a condition precedent under the Loan and Security Agreement that the Pledgor enters into this Share Pledge Agreement (the "Agreement").

(D) The Pledgor and the Pledgee wish to create a pledge in respect of one hundred percent (100%) of the shares of the Company owned by the Pledgor (the "Pledged Shares") under the following terms:

THE PARTIES HAVE AGREED AS FOLLOWS:

ARTICLE 1 DEFINITIONS

In this Agreement, unless the context otherwise requires:

"Future Shares"         means (1) any  additional  shares in the  capital of the
                        Company (other than the Shares), including shares in the capital of the Company acquired by the Pledgor as a result of the exercise of options or other rights to purchase such additional shares, that the Pledgor would subscribe to or acquire in the future and (2) all the securities that would be substituted for the Shares for any reason whatsoever.

"Security Interests"    means any mortgage,  pledge,  lien, usufruct (usufruit),
                        charge, assignment, hypothecation or any other agreement or arrangement having the effect of conferring security.

"Secured Liabilities"   means (1) all Liabilities and all other  obligations and
                        liabilities  of the  Pledgor  pursuant  to the  Loan and
                        Security  Agreement now or hereafter  existing hereunder
                        and under the Loan and Security  Agreement and the other
                        Financing Agreements to which the Pledgor is a party, in
                        whatsoever manner in any currency or currencies, whether
                        present  or  future,   actual  or  contingent,   whether
                        incurred  solely or  jointly  with any other  person and
                        whether  as  principal  or  surety   together  with  all
                        interests  accruing and all costs,  changes and expenses
                        incurred in connection  therewith;  (2) all  obligations
                        and  liabilities  referred to under (1) above  that,  by
                        succession to rights under any title  whatsoever,  would
                        be continued or assumed by the legal  successors of each
                        Pledgor  by  reason  of,  among  other  things,  merger,
                        splitting, contribution of a complete entity or business
                        division,   assignment,   novation  or   subrogation  of
                        contract  or  debt or  whatever  other  reason;  (3) all
                        present and future  obligations  and  liabilities of the
                        Pledgor   (whether  actual  or  contingent  and  whether
                        incurred  solely or jointly  with any other person or in
                        any other capacity  whatsoever) by reason of any present
                        or  future   loan   granted  by  the   Pledgee  (or  its
                        successor),  including but not
                        limited  to   assignments   by  way  of   novation   and
                        amendments, increases and refinancings of the Loan and Security Agreement.

Unless the context otherwise requires or unless otherwise defined in this Agreement, words and expressions defined in the Loan and Security Agreement shall have the same meaning when used in this Agreement.

In this Agreement, each reference to a document will be deemed to be a reference to such document as amended and/or supplemented by the parties to such document from time to time.

ARTICLE 2 PLEDGE

2.1 The Pledgor hereby grants to the Pledgee, which accepts, a pledge on all the Pledged Shares (including in each case, all present or future rights relating thereto or arising thereout), in accordance with the Belgian Law of 5 May 1872 on commercial pledges in order to secure all Secured Liabilities.

2.2 The Pledged Shares are in registered from and the Pledgor shall not, without the Pledgee's prior written consent, permit the conversion of the Pledged Shares into bearer shares.

ARTICLE 3 FURTHER PLEDGES

If the Pledgor acquires in any manner any Future Shares, it undertakes to pledge such Future Shares under the same terms and conditions as mentioned in this Agreement. The Pledgor shall take all such further action that may be reasonably necessary or appropriate to confirm and perfect such pledge, including the recording of the pledge on such Future Shares in the shareholders' register of the Company.

The Pledgor hereby irrevocably appoints the Pledgee to be its attorney in its name and on its behalf to execute any documents which the Pledgee reasonably considers necessary for perfecting its title to or for vesting the pledge on the Future Shares.

The Pledgor shall comply with the requirements of this Article 3 concurrently with the subscription to, or purchase of Future Shares.

ARTICLE 4 PERFECTION

4.1 The Pledgor shall arrange for the following notice to be recorded in the shareholders' register of the Company and signed therein on behalf of the Pledgor and the Pledgee simultaneously with the execution hereof, and shall procure that a registered share certificate representing the Pledged Shares, bearing the same notice and accompanied with a photocopy of the pages of the shareholders' register, shall be duly issued and delivered to the Pledgee:

            "[NUMBER OF PLEDGED SHARES] aandelen op naam nr. [NUMMER] tot en met [NUMMER] zijn in pand aan [AANVULLEN] op basis van een Share Pledge Agreement dd. ________________."

            OR [if the Company is not located in Flanders]

            "[NUMBER OF PLEDGED SHARES] actions nominatifs nr. [NUMMER] jusqu'a [NUMMER] ont ete donne en gage a [AANVULLEN] sur base d'un Share Pledge Agreement en date du __________________."

4.2 The Pledgor hereby appoints as its special attorneys [NAME] and [NAME], and the Pledgee hereby appoints as its special attorneys Anthony Van der Hauwaert and each other lawyer of Squire, Sanders & Dempsey, Louizalaan 165, 1050 Brussels (Belgium), in each case with power to act alone and to substitute, for the purpose of recording the second rank pledge pursuant to this Agreement in the Company's shareholders' register.

4.3 The Pledgor shall, upon execution of this Agreement, deliver to the Pledgee an acknowledgement by the Company of the pledge of the Pledged Shares, in the form of Schedule 1 hereto.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants to the Pledgee that, on the date of this Agreement and on each other date on which the representations and warranties of the Loan and Security Agreement are deemed repeated:

(a) The Pledgor is a corporation duly incorporated and validly existing under the laws of [Belgium] and is not in liquidation, with power to enter into this Agreement and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorise its execution and the performance of this Agreement has been duly taken.

(b) The Company is a societe anonyme duly incorporated under the laws of Belgium, validly existing and not in liquidation, and has the power to own its assets and conduct its business as currently conducted.

(c) On the date hereof, the capital of the Company is represented by [NUMBER] identical registered shares. There are no profit shares or other shares which do not represent the capital of the Company in existence, nor any warrant, convertible bond or other right whatsoever to acquire shares in the Company.

(d) The Pledgor owns the Shares free and clear of any Security Interests. There are no limitations, whether pursuant to the bylaws of the Company or to any agreement, to the transferability of the Shares or to the exercise of the voting rights attached thereto.

(e) The Shares are validly issued and fully paid up. The Company has not declared any dividends in respect of the Shares that are still unpaid on the date hereof.

(f) This Agreement does not breach any contractual or other obligation binding upon the Pledgor and the Company.

(g) This Agreement constitutes legally binding obligations for the Pledgor, enforceable in accordance with its terms, and creates those encumbrances it purports to create.

(h) There is no business pledge (gage sur fonds de commerce) in existence on the business of the Pledgor nor any mandate with a view to the creation thereof. [This clause to be deleted for VSK Electronics only.]

(i) The Pledgor has satisfied itself that the benefits it expects to derive from the Loan and Security Agreement are an adequate consideration for it to grant this pledge.

ARTICLE 6 CONTINUING COVENANTS OF THE PLEDGOR

The Pledgor:

(a) shall not create or permit to subsist any other pledge, charge or encumbrance in respect of the Shares and the Future Shares or any part thereof or interest therein (irrespective of whether ranking behind the pledge created hereby);

(b) shall not sell, transfer or otherwise dispose of the Shares or the Future Shares or any part thereof or interest therein or attempt or agree to do so;

(c) shall not permit the Company to make any alteration to, or reorganise, the share capital of the Company or to cancel, reduce, redeem, or put under option any share capital or other securities convertible or exchangeable into shares or other securities;

(d) shall procure that no executory seizure (uitvoerend beslag/saisie execution) is made on its shares, and that any conservatory seizure
      (bewarend beslag/saisie conservatoire) is lifted within 90 days of its first being made;

(e) shall cooperate with the Pledgee and sign or cause to be signed all such further documents and take all such further action as the Pledgee may from time to time reasonably request to perfect and protect the pledge of the Pledged Shares and the Future Shares and to carry out the provisions and purposes of this Agreement;

(f) shall notify the Pledgee promptly of any change in the shareholding in or the capital contributions to the Company;

(g) shall not do or cause or permit to be done anything which will, or could be reasonably be expected to, materially adversely affect this pledge or the rights of the Pledgee hereunder or which in any way is inconsistent with or materially depreciates, jeopardises or otherwise prejudices this pledge.

ARTICLE 7 RIGHTS ATTACHING TO THE SHARES

7.1.  Voting Rights

(a) The Pledgor shall exercise their voting rights in respect of the Shares in a manner consistent with the interests of the Pledgee. In particular, and unless agreed otherwise by the Pledgee, the Pledgor shall cast its vote against any proposal for the liquidation, merger or split-up of the Company.

(b) If there occurs any Default (that has not been waived in accordance with the terms of the Loan and Security Agreement) and as long as such situation shall be continuing in the opinion of the Pledgee, the Pledgor shall cast the votes and all other rights attaching to the Shares in accordance with the Pledgee's instructions, if any, which instructions the Pledgor shall timely seek. The Pledgee's instructions shall be reasonable and not in violation of any duties, fiduciary or other, which the Pledgor may have as holder of the Shares.

(c) Except for general shareholders' meetings held exclusively for routine corporate household purposes (being the approval of annual accounts and the appointment of or discharge to directors and auditors, but not including in particular the declaration of dividends), the Pledgor shall forthwith give the Pledgee a copy of any convening notice or agenda of the general shareholders meetings of the Company. The Pledgor will transmit to the Pledgee copies of the minutes of the Company's shareholders' meetings at the latest fifteen days after the holding of the relevant shareholder's meeting.

(d) Unless agreed otherwise by the Pledgee, the Pledgor shall exercise all subscription rights to which the Pledged Shares may be entitled. The shares that the Pledgor would subscribe to pursuant to the exercise of any such right, shall be part of the Future Shares and pledged in accordance with Article 2.

(e) The Pledgor shall forthwith pay up any contribution duly called in respect of the Pledged Shares.

(f) Without the prior written consent of the Pledgee, the Pledgor will not consent to any amendment, supplement or modification of any terms or provisions contained in, or applicable to the bylaws of the Company if the effect thereof could reasonably be expected to be adverse to the Pledgee hereunder or under the Loan and Security Agreement.

(g) The Pledgor undertakes not to allow the Company's shareholder's meeting to deliberate upon items which would not have been mentioned in the notice or on the agenda communicated to the Pledgee.

7.2   Dividends and Other Cash Returns

(a) Any return on the Pledged Shares, irrespective of whether in the form of dividends, bonus shares, scripts or otherwise, other than repayment of capital shall be paid directly to the

      Pledgor until the occurrence of a Default. If a Default occurs that has not been waived in accordance with the terms of the Loan and Security Agreement and as long as such Default shall be continuing and upon notice to the Pledgor, the returns shall be exclusively paid to the Pledgee which shall apply the same towards satisfaction of the Secured Liabilities.

(b) If the event that any return on the Pledged Shares which, pursuant to the above paragraphs is to be paid or delivered to the Pledgee, shall entitle the Pledgor to a tax credit for account of withholding taxes, the Pledgor shall, forthwith upon the declaration of such return, pay to the Pledgee for the account of the Pledgee an amount equivalent to such tax credit and such amount shall be deemed a return on the Pledged Shares for the purposes of this Article 7.

(c) This Agreement shall not in any way be affected by any stamping, regrouping, splitting or renewal of the Pledged Shares, or by any similar operation, and the securities resulting from any such operation shall be part of the Pledged Shares and of this Agreement.

ARTICLE 8 CONTINUING SECURITY AND OTHER MATTERS

8.1   Continuing Security

      The pledge created by this Agreement:

(a) shall be a continuing security for the Secured Liabilities, shall remain in force until released in accordance with Article 11, and shall in particular not be discharged by reason of the circumstance that there is at any time no obligation currently owing from the Pledgor to the Pledgee;

(b) shall be in addition to and shall not prejudice or affect, and may be enforced by the Pledge without prior recourse to, any other Security Interest or remedy;

(c) shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Liabilities or by any settlement of accounts;

(d) shall not be discharged by the entry of any Secured Liabilities into any current account; in which case this pledge shall secure any, provisional or final balance of such current account up to the amount in which the Secured Liabilities were entered therein;

(e) shall not in any way be prejudiced or affected by any change in the constitution or status of the Company or any other person or by any legal limitation, disability, incapacity or other circumstances relating to the Company or any other person, by any invalidity, illegality or unenforceability of the obligations of any Pledgor or any other person, and the Company agrees to keep the Pledgee fully indemnified against any loss suffered as a result of any failure by the Company or any other party to perform any such obligation or purported obligation.

8.2 No Subrogation

Until the release of this pledge pursuant to Article 11, the Pledgor shall not by virtue of any payment made, security realised or monies received hereunder for or on the account of the Secured Liabilities of any other party be subrogated to any rights, security or monies held, received or receivable by the Pledgee or be entitled to any right of contribution or indemnity.

8.3 Preservation of Security in the Event of Novation

In accordance with article 1278 of the Belgian Civil Code and without prejudice to the scope of the Secured Liabilities, the Pledgor and the Pledgee agree that in the event of novation of all or any part of the Secured Liabilities or the change or replacement of the Pledgee, this Agreement will be maintained, automatically without any further formality or consent, to secure the Secured Liabilities as novated and in favour of the Pledgee or, as the case may be, the new Pledgee(s).

8.4 Waiver of Specific Rights

The Pledgor waives, to the extent applicable, the benefit of articles 2037 and 1285, second paragraph of the Belgian Civil Code. The Pledgor waives any, benefit of discussion or division. None of the references made to such provisions of the Belgian Civil Code shall be construed as imposing a surety obligation as "caution personnelle/ persoonlijke borgtocht" on the Pledgor.

ARTICLE 9 POWERS OF PLEDGEE

9.1 Event of Default

At any time on or after a Default that has not been waived in accordance with the terms of the Loan and Security Agreement:

(a) the Pledgee may, after having sent notice to the Pledgor, request authorisation from the court to sell the Pledged Shares, in accordance with the Law of 5 May 1872 on commercial pledges;

(b) any payments which may be received or receivable by the Pledgee in respect of the pledged Pledged Shares may be applied by it as though they were proceeds of sale; and

(c) the Pledgee may exercise all rights and remedies it possesses, and may act generally in relation to the Pledged Shares in such manner as it shall reasonably determine.

9.2 Application of Proceeds

(a) Subject to any limitations under the Loan and Security Agreement, all monies received by the Pledgee after the security has become enforceable shall be applied towards satisfaction of the Secured Liabilities, including any costs and expenses of the Pledgee without prejudice to the rights of the Pledgee to recover any shortfall from the Pledgor.

(b) Should the proceeds of the sale of the Pledged Shares be greater than the outstanding amount of the Secured Liabilities, the Pledgee shall as soon as reasonably practicable pay to the Pledgor any such excess, subject to any limitations under [the Guaranty or] the Loan and Security Agreement.

9.3 Indemnity

The Pledgor shall fully indemnify the Pledgee and every attorney appointed pursuant hereto in respect of all liabilities and reasonable expenses incurred by it, in the execution of any rights, powers or discretions vested in it pursuant hereto, except to the extent that they are determined in a final non-appealable judgement by a court of competent jurisdiction to have resulted from the from the gross negligence or willful misconduct of the Pledgee.

9.4 Liability of the Pledgee

The Pledgee shall not be liable for any acts, losses or omissions including, without limitation, acts, losses or omissions with respect to the exercise of any of its rights, powers and discretions hereunder, except to the extent that they are determined in a final non-appealable judgement by a court of competent jurisdiction to have resulted from the from the gross negligence or willful misconduct of the Pledgee. The Pledgee shall be under no obligation to take any steps necessary to preserve any rights in the Pledged Shares against any other parties but may do so at its option, and all expenses incurred in connection therewith shall be for the account of the Pledgor and shall be part of the Secured Liabilities.

ARTICLE 10 ATTORNEY

Subject to fulfillment of the relevant provisions of Belgian law, the Pledgor hereby irrevocably appoints the Pledgee to be its attorney in its name and on its behalf to execute any documents which the Pledgee reasonably considers necessary for perfecting title to or for vesting the pledge on the Pledged Shares and the Future Shares and to do all such acts and things as may be necessary, for the full exercise of the powers hereby conferred, including, after a Default has occurred that has not been waived in accordance with the terms of the Loan and Security Agreement, any sale or other disposition or realisation of the Pledged Shares and Future Shares and the Pledgor ratifies and confirms, and agrees to ratify and confirm any agreement, assurance, instrument, act or thing which any such attorney may lawfully execute or do.

ARTICLE 11 DURATION AND DISCHARGE

11.1 The present Agreement will remain in full force and effect until full and complete performance of the Secured Liabilities. This pledge shall be discharged by, and only by, the express written release thereof granted by the Pledgee.

11.2 The Pledgee shall, at the Pledgors' cost, grant an express release of this pledge no earlier than the latest date of the following: (i) all Secured Liabilities shall have been finally discharged and there is no possibility of any further Secured Liability coming or re-entering into existence;
      (ii) the Loan and Security Agreement has been terminated; and (iii) all other conditions of the present Agreement have been satisfied. The Pledgee shall inform the Company of such release, and shall provide the Pledgor with a power of attorney in favour of the agent designated by the Pledgor for the purpose of recording the release of the pledge in the Company's share register.

11.3 Any release of this pledge shall be null and void and without effect if any payment received by the Pledgee and applied towards satisfaction of all or part of the Secured Liabilities (a) is avoided or declared invalid as against the creditors of the maker of such payment, or (b) becomes repayable by the Pledgee to a third party, or (c) proves not to have been effectively received by the Pledgee. In this case the Pledge will be entitled to renew the inscription of this pledge in the shareholders' register of the Company.

ARTICLE 12 LIABILITY TO PERFORM

The Pledgor shall remain liable to observe and perform all its obligations in respect of their Pledged Shares and any Future Shares, and the Pledgee shall have no obligations or liability of any kind in connection therewith other than the duties of the Pledgee.

ARTICLE 13 GENERAL

13.1 Notices

All notices or other communications under or in connection with this Agreement shall be given in accordance with the provisions of Section 10.19 of the Loan and Security Agreement.

In addition, a copy of all notices to the Pledgee shall be sent to:

      Squire, Sanders & Dempsey L.L.P.
      Louizalaan 165, 13-14
      1050 Brussels- Belgium
      Attn: Anthony Van der Hauwaert
      Telephone: +32 (0) 2 627 11 11
      Facsimile: +32 (0) 2 627 11 00

13.2  Expenses

Any and all costs, internal charges and out-of-pocket expenses (including attorney's disbursements and fees and time charges of attorneys for the Pledgee, which attorneys may be employees of the Pledgee, and of any expert and agents), which Pledgee may incur in connection with this Agreement, in particular with regard to the establishment and perfection of this pledge and the granting of any release, shall be borne by the Pledgor. The Pledgor shall on first demand reimburse the Pledgee for any such costs, charges and expenses, and the same shall be part of the Secured Liabilities.

13.3 No Waiver

No failure or delay by the Pledgee to exercise any right, power or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any right, power or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

13.4 Severability

Each of the provisions of this Agreement is several and distinct from the others and if at any time one or more of such provisions is or becomes invalid illegal or unenforceable the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

In case of any such illegality, invalidity or unenforceability, the parties shall negotiate in good faith with a view to agree on the replacement of such provision by a provision which is legal, valid and enforceable and which is to the extent practicable in accordance with the intents and purposes of this Agreement and which in its economic effect comes as close as practicable to the provision being replaced.

13.5 Delegation of Powers

The Pledgee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretion vested in it by, this Agreement in such manner, upon such terms and to such person as the Pledgee in its absolute discretion may think fit.

13.6 Benefit of this Agreement

This Agreement shall be binding on, and inure for the benefit of, the Pledgor and the Pledgee.

13.7 Assignment

The Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written and express authorisation of the Pledgee.

13.8 Evidence of the Secured Liabilities

A certificate by the Pledgee as to the amount and the terms and conditions of the Secured Liabilities shall be prima facie evidence of the matters to which it relates.

13.9 Other Security

This pledge shall not impair the other personal or collateral security the Pledgee has or in the future will have. The Pledgor expressly agrees that the pledge established by means of this Agreement and the other elements of security established or to be established to cover the Secured Liabilities by this pledge shall supplement each other until settlement in full of the Secured Liabilities.

13.10 Priority [only when there is a main pledge agreement]

In case of any conflict between this Agreement and the [Main Pledge Agreement] the provisions of this Agreement shall take priority over the provisions of such [Main Pledge Agreement].

ARTICLE 14 GOVERNING LAW AND JURISDICTION

14.1 This Agreement shall be governed by and interpreted in accordance with Belgian law.

14.2 All disputes arising in connection with this Agreement shall be settled exclusively by the courts of Brussels, without prejudice to the rights of the Pledgee to take legal action before any other court of competent jurisdiction.

Done in Brussels, on _____________ 2004 in [four] originals, of which one original will be attached to the Company's shareholders' register. Each party acknowledges receipt of its own original.

For the Pledgee,                           For the Pledgor,

_____________________________________      _____________________________________
Name:                                      Name:
Title:                                     Title:

For the Company,
_____________________________________
Name:
Title:

SCHEDULE 1 - ACKNOWLEDGEMENT

[Letterhead of [COMPANY]]

To: Pledgee

[DATE]

Dear Sir or Madam,

We, [COMPANY], with registered office at [ADDRESS], Enterprise Number [NUMBER] Commercial Court of [PLACE] (the "Company"), refer to the Share Pledge Agreement to be executed on or about the date of this declaration, between [PLEDGOR] as Pledgor and [PLEDGEE] as Pledgee, in respect of [NUMBER] shares in the Company (the "Pledged Shares"), and hereby declare and acknowledge that:

1. we have not received notice of and are not aware of any transfer of the Pledged Shares by the Pledgor;

2. we have not received notice of and are not aware of any other pledges over the Pledged Shares other than the pledge created pursuant to the Share Pledge Agreement; and

3. we acknowledge the pledge of the Pledged Shares by the Pledgor in favour of the Pledgee.

Yours faithfully,

[COMPANY]

_____________________________________      _____________________________________
Name:                                      Name:
Title:                                     Title:

                                  Exhibit 5C to
                           Loan and Security Agreement

                   Form of Deposit Account Security Agreement

                                 [See attached]

                       DEPOSIT ACCOUNT SECURITY AGREEMENT

      This DEPOSIT ACCOUNT SECURITY AGREEMENT (the "Security Agreement") is made and entered into as of May 28, 2004, by and between The Allied Defense Group, Inc., a Delaware corporation (the "Pledgor"), and Wilton Funding, LLC, a
Delaware limited liability company with its principal offices located in Westport, Connecticut (the "Lender").

                                   Background

      The following is a mutual statement by the parties of certain factual matters which form the basis of this Security Agreement.

      A. Loans. Pledgor and the other Borrowers named in the Loan Agreement (defined below), and Lender have entered into a certain Loan and Security Agreement of even date herewith (as the same may be hereafter amended, restated, modified or supplemented from time to time, the "Loan Agreement") pursuant to which Lender has agreed to lend to Borrowers term loans in the aggregate maximum sum of up to $18,000,000 (the "Loan"). The Loan shall be evidenced by and repayable in accordance with the terms of a promissory note of Borrowers to Lender (as the same may be hereafter amended, restated, modified or supplemented from time to time, the "Note"). Capitalized terms used in this Security Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

      B. Pledge of Securities Account. Lender is willing to enter into the Loan Agreement upon the condition that (i) Pledgor deposit cash in the deposit account maintained in the name of Pledgor by Wachovia Bank, National
Association, as depositary bank (the "Bank"), and given Account Number 2000021008254 by the Bank (together with any successor or replacement account, the "Account") and (ii) Pledgor pledge, assign and grant to Lender a security interest in the Account and all funds and other items deposited in, credited to or held for deposit or credit to, the Account, as security for the following obligations (collectively, the "Secured Obligations"): (i) the payment of the Note, (ii) the payment of any and all liabilities, obligations and indebtedness of Borrowers or any of them to Lender of any and every kind and nature, at any time owing, arising, due or payable and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise and whether arising or existing under the Loan Agreement or any of the other Financing Agreements, (iii) the performance by Borrowers of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in this Security Agreement, the Loan Agreement, the Note and the Financing Agreements, (iv) the repayment of (a) any amounts Lender may advance or spend for the maintenance or preservation of the Collateral (defined below) and (b) any other expenditures that Lender may make under the provisions of this Security Agreement or for the benefit of Pledgor, (v) all amounts owed under any modification, renewals or extensions of any of the foregoing obligations, and (vi) any of the foregoing that arises after the filing of a petition by or against Pledgor under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code ss.362 or otherwise.

                             Statement of Agreement

            For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                SECURITY INTEREST

      Section 1.1. Grant of Security Interest. Pledgor hereby assigns to Lender and grants a security interest in all of Pledgor's right, title and interest in and to the Account and in and to the following:

            (a) any checks, drafts, instruments, cash and other items at any time received for deposit in the Account;

            (b) any wire transfers of funds, automated clearing house ("ACH") entries, credits from merchant card transactions and other electronic funds transfers or other funds deposited in, credited to, or held for deposit in or credit to, the Account, either now or in the future;

            (c) all books and records relating thereto, whether presently existing or hereafter created;

            (d) all of the existing and future proceeds of any of the foregoing, or any other disposition of the foregoing, including but not limited to, any interest payment or other distribution of cash or property in respect thereof; and

            (e) any existing and future rights incidental to the ownership of any of the foregoing

(all of the foregoing referred to herein as the "Collateral").

      Pledgor grants to Lender a further security interest in the Collateral and in the Account interest to the extent that the Account is property separate from the Collateral.

      Section 1.2. Secured Obligations. The security interest granted by Pledgor to Lender herein secures all of Borrowers' obligations arising out of the Secured Obligations, and extends to any renewal, refinancing, refunding, extension, restatement or modification of any Secured Obligations on one or more occasions and to any interest that accrues on any of the Secured Obligations before or after the bankruptcy of any Borrower.

      Section 1.3. Control Agreement. Simultaneously with the execution and delivery of this Security Agreement, the Bank has executed and delivered a certain Deposit Account Control Agreement of even date herewith (the "Control Agreement") for the purpose of, among other things, perfecting the security interest granted by Pledgor to Lender herein.

      Section 1.4. [Reserved].

      Section 1.5. Duty of Lender. If Lender takes possession of any of the Collateral, the duty of Lender with respect to the Collateral shall be solely to use reasonable care in the physical custody thereof, and Lender shall not be under any obligation to take any action with respect to any of the Collateral or to preserve rights against prior parties. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and do not impose any duty upon it to exercise any such powers. Pledgor is not looking to Lender to provide it with investment advice. Lender shall have no duty to ascertain or take any action with respect to any matters concerning any Collateral whether or not Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve any rights pertaining to any Collateral. Lender shall have no duty to exercise reasonable care to preserve the value of any of the Collateral.

      Section 1.6. Subsequent Changes Affecting Collateral. Pledgor acknowledges that it has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral and Pledgor agrees that Lender has no responsibility to inform Pledgor of such matters or to take any action with respect thereto.

      Section 1.7.  Return of  Collateral.  Subject to the provisions of Section
4.4 of the Loan Agreement and Section 1.9 hereof, the security interest granted to Lender hereunder shall not terminate and Lender shall not be required to return the Collateral to Pledgor or to terminate its security interest therein, including notifying the Bank, unless and until the earliest to occur of the following:

            (i) (a) the Secured Obligations shall have been fully paid or performed and Lender has no obligation to extend further credit to any Borrower, (b) all of Pledgor's obligations hereunder shall have been fully paid or performed, (c) the obligations of Borrowers under the Financing Agreements shall have been discharged or released, and (d) Pledgor shall have reimbursed Lender for any reasonable expenses of returning the Collateral and filing any termination statements and other instruments as are required to be filed in any offices under applicable laws; or

            (ii) with respect to any four (4) consecutive fiscal quarters of the Company commencing on or after January 1, 2005, the Company's Domestic Senior Leverage Ratio (as defined in the Loan Agreement) for each trailing twelve (12) month period ending on the last day of each such quarter shall have been less than 2.5:1.0 at the end of each of such quarters and prior to such time, no Event of Default shall have occurred hereunder or under the Loan Agreement or any of the Financing Agreements; provided, however, that in accordance with the provisions of Section 4.4 of the Loan Agreement, Lender's security interest in the Additional Cash Collateral, if any, shall continue and such funds shall continue to be held in the Account (subject to disbursement as provided in Section 4.4 of the Loan Agreement) notwithstanding the satisfaction of the conditions set forth in this clause (ii).

      Pledgor shall cause its Quarterly Compliance Certificate delivered to Lender pursuant to Section 7.1(c) of the Loan Agreement to include a calculation of its Domestic Senior Leverage Ratio for the trailing twelve (12) month period as of the end of each applicable quarter.

      Section 1.8. Tax Reporting. All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Pledgor.

      Section 1.9. Collateral Requirement. Pledgor represents, warrants and covenants that, at all times during the term hereof, the sum of the cash held in the Account shall not be less than the applicable amount set forth below based upon the outstanding principal balance of the Loan as of the applicable date of determination (the "Collateral Requirement"):

Outstanding Principal Balance of the Loan       Required Cash Balance of Account
-----------------------------------------       --------------------------------

          $0.01 - $5,000,000.00                            $2,000,000
     $5,000,000.01 - $6,000,000.00                         $2,750,000
     $6,000,000.01 - $7,000,000.00                         $3,500,000
     $7,000,000.01 - $8,000,000.00                         $4,250,000
     $8,000,000.01 - $9,000,000.00                         $5,000,000
    $9,000,000.01 - $10,000,000.00                         $5,750,000
    $10,000,000.01 - $18,000,000.00                        $6,000,000

; provided, however, that if the outstanding principal balance of the Loan as of the end of any fiscal quarter of the Pledgor exceeds $10,000,000, then the Collateral Requirement shall be increased by an amount equal to the lesser of
(a) the amount by which the outstanding principal balance of the Loan as of such date exceeds $10,000,000 and (b) amount (if any) by which $13,000,000 exceeds the VSK Group Equity Value (defined below) as of such date. In addition, if Pledgor elects to deposit the Additional Cash Collateral into the Account in accordance with the provisions of Section 4.4 of the Loan Agreement, then the Collateral Requirement shall be increased by the amount of such additional deposit and the security interest granted hereunder in such funds shall continue and such funds shall continue to be held in the Account until the earlier of (A) the payment in full of the Subordinated Debt or (B) the payment in full of the Liabilities and the termination of the Lender's obligation under the Loan Agreement to extend further credit to the Borrowers.

      As used herein, "VSK Group Equity Value" as of any date of determination shall mean the sum of (i) the product of (a) five (5) multiplied by (b) the consolidated EBITDA of the VSK Group for the prior four (4) fiscal quarters of the VSK Group plus (ii) the consolidated amount of unrestricted cash and cash equivalents of the VSK Group as of such date minus (iii) the VSK Group Funded Debt (defined below) as of such date, all as determined in accordance with GAAP. "VSK Group Funded Debt" means, for any date of determination, the VSK Group's consolidated total liabilities, as they would normally be shown on the consolidated balance sheet of the VSK Group, (i) if VSK Electronics has not theretofor granted to any Person (other than Lender) a lien on, security interest in or pledge of any shares of any Subsidiary of VSK Electronics, minus liabilities (other than of the type referred to in the following subsections
(ii) through (iv)) which do not accrue interest, (ii) plus the face amount of letters of credit issued and outstanding for the account of any member of the VSK Group (to the extent not included therein), (iii) plus capital and synthetic lease obligations (to the extent not included therein), (iv) plus guaranty or surety obligations of any member of the VSK Group with respect to the indebtedness of any other person (to the extent not included therein), (v) plus liabilities owed to any other Foreign Subsidiaries (including, without limitation, those which do not accrue interest), all as determined in accordance with GAAP.

      Pledgor shall cause its Quarterly Compliance Certificate delivered to Lender pursuant to Section 7.1(c) of the Loan Agreement to include a calculation of the Collateral Requirement and the VSK Group Equity Value.

      If at any time the cash balance of the Account falls below the Collateral Requirement, Pledgor shall, within five Business Days after its receipt of written notice thereof from Lender, deposit in the Account additional cash such that the sum of the cash held in the Account equals or exceeds the Collateral Requirement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

Pledgor hereby represents and warrants to Lender as follows:

      Section 2.1. Enforceability. This Security Agreement and the Control Agreement have been duly executed and delivered by Pledgor, constitute Pledgor's valid and legally binding obligations and are enforceable in accordance with their respective terms against Pledgor.

      Section 2.2. No Conflict. The execution, delivery and performance of this Security Agreement and the Control Agreement, the grant of the security interest in the Collateral hereunder and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, (a) violate any material law applicable to Pledgor; (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Pledgor; (c) violate or result in the breach of any material agreement to which Pledgor is a party or by which any of Pledgor's properties, including the Collateral is bound; or (d) violate any restriction on the transfer of any of the Collateral.

      Section 2.3. No Consents. No consent, approval, license, permit or other authorization of any third party (other than the Bank) or any governmental body or officer is required for the valid and lawful execution and delivery of this Security Agreement and the Control Agreement, the creation and perfection of Lender's security interest in the Collateral or the valid and lawful exercise by Lender of remedies available to it under this Security Agreement, the Control Agreement or applicable law or of the rights granted to it in this Security Agreement or the Control Agreement.

      Section 2.4. Account. Pledgor has provided Lender with a complete and accurate statement of the cash credited to the Account as of the date hereof, a copy of which is attached hereto as Exhibit A.

      Section 2.5. Security Interest. Pledgor is the sole owner of the Collateral free and clear of all liens, encumbrances and adverse claims (other than those created by this Security Agreement), has the unrestricted right to grant the security interest provided for herein to Lender and has granted to Lender a valid and perfected first priority security interest in the Collateral free of all liens, encumbrances, transfer restrictions and adverse claims.

                                   ARTICLE III

                                    COVENANTS

      Pledgor hereby covenants and agrees with Lender that Pledgor shall:

      Section 3.1. Defend Title. Defend Pledgor's title to the Collateral and the security interest of Lender therein against the claims of any person claiming rights in the Collateral against or through Pledgor and maintain and preserve such security interest so long as this Security Agreement shall remain in effect.

      Section 3.2. No Withdrawals or Transfer. Without Lender's specific prior written consent, neither withdraw the Collateral from the Account nor sell nor offer to sell nor otherwise transfer nor encumber any portion of the Collateral.

      Section 3.3. Control and Customer Agreements. Neither attempt to modify nor attempt to terminate the Control Agreement, the commercial deposit account agreement between Pledgor and the Bank or any other agreement with the Bank relating to the Account.

      Section 3.4. Further Assurances.

      (a) At Pledgor's expense, do such further acts and execute and deliver such additional conveyances, certificates, instruments, legal opinions and other assurances as Lender may at any time request or require to protect, assure or enforce its interests, rights and remedies under this Security Agreement. Pledgor hereby authorizes Lender to file with the appropriate governmental offices in the State of Delaware, and/or any other state(s) and/or jurisdiction(s) reasonably desired by Lender, one or more Uniform Commercial Code ("UCC") financing statements describing the Collateral, or amendments or continuations thereof whenever necessary to continue the perfection of Lender's security interest hereunder and whenever desired by Lender.

      (b) Promptly deliver any certificate or instrument constituting or representing any of the Collateral, it may obtain possession of from time to time, to the Bank for credit to the Account, forthwith duly indorsed in blank without restriction.

      (c) Promptly deliver to Lender any endorsements or instruments which may be necessary or convenient to transfer any Collateral which is registered in the name of, payable to the order of, or specially indorsed to Pledgor or its securities or to one of their respective nominees.

      Section 3.5. Name and Address. Notify Lender of any change of Pledgor's name or the address of Pledgor's principal place of business at least thirty
(30) days prior to any such change.

      Section 3.6. Statements. Send or cause the Bank to send to Lender a monthly (or such shorter period as Lender may reasonably require from time to time) statement of the Account in reasonable detail as of a date not more than three (3) business days prior to the date of delivery, and a complete and accurate copy of every other statement, confirmation, notice or other communication concerning the Collateral that the Bank sends to Pledgor. All information furnished by Pledgor concerning the Collateral or otherwise in connection with this Security Agreement is, or shall be at the time the same is furnished, accurate, correct and complete in all material respects.

      Section 3.7. Advice. Advise Lender promptly, completely, accurately, in writing and in reasonable detail (a) of any material encumbrance upon or claim asserted against any of the Collateral of which Pledgor is aware; and (b) of the occurrence of any event of which Pledgor is aware, other than changes in general market conditions adequately reported in the general news media, that would have a material adverse effect upon the aggregate value of the Collateral or upon the security interest of Lender.

                                   ARTICLE IV

                                    DEFAULT

      Section 4.1. Events of Default. An Event of Default shall mean the occurrence of one or more of the following described events:

      (a) If Borrowers fail to pay or perform, as the case may be, any of the Secured Obligations when the same become due and payable or performable, as the case may be, after the expiration of any applicable cure or notice provisions; or

      (b) If at any time the sum of the cash held in the Account falls below the Collateral Requirement; or

      (c) If an event of default occurs under any of the Financing Agreements or any other agreement between Lender and Borrowers after the expiration of any applicable cure or notice provisions; or

      (d) If any lien, interest, charge and/or encumbrance is created in, on, and/or with respect to the Collateral or the Account or any part thereof, or if any levy, seizure, or attachment of the Collateral or the Account or any part thereof occurs; or

      (e) If any sale, attempted sale, or any other disposition of the Collateral or the Account or any interest in either occurs, without the prior written consent of Lender; or

      (f) If the Collateral or the Account should become the subject matter of litigation which might, in the opinion of Lender, result in substantial impairment or loss of the security intended to be provided by this Security Agreement; or

      (g) If any of the following shall occur by or to Pledgor: any general assignment for the benefit of creditors; the filing of any petition for relief under the provisions of the Bankruptcy Code or the Bankruptcy Act, or for relief under any insolvency law, either voluntarily or involuntarily; or the merger, consolidation or appointment of a receiver of any part of the property of Pledgor; or

      (h) If Pledgor fails to perform any obligation or violates any covenant contained in this Security Agreement, other than those referred to in paragraphs
(a) or (b) above, and such failure or violation continues for a period of thirty
(30) days after Lender requests Pledgor to remedy such failure or violation; or

      (i) If either or both of Pledgor or the Bank, respectively, shall fail to perform any obligation or shall violate any covenant contained in the Control Agreement, including the acknowledgement attached thereto; or

      (j) If any representation or warranty made by Pledgor in this Security Agreement, the Control Agreement or any information contained in any financial statement or other document delivered to Lender by or on behalf of Pledgor contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made; or Pledgor shall be in default and Lender shall have, in addition to any other remedies available to it under Section 4.2 below and under the law or any agreement, the rights and remedies of a secured party under Article 9 of the UCC.

      Section 4.2. Remedies.

      (a) If an Event of Default has occurred and is continuing, Lender may, in its discretion, take one or more of the following actions: (i) deliver a notice of exclusive control under the Control Agreement to the Bank and upon any such notice shall be entitled directly or as the agent of Pledgor to do any of the following: (A) sell the Collateral at public or private sale, and dispose of the proceeds of such sale, all in accordance with the requirements of the Uniform Commercial Code or other law regulating such sale; (B) recover the reasonable expenses of preparing the Collateral for sale and for selling the Collateral, or for collecting any amounts due under any of the Collateral, and other like expenses, together with court costs and reasonable attorneys' fees incurred in realizing upon the Collateral or enforcing any provision of this Security Agreement; (C) notify the issuers of any securities that are part of the Collateral, makers of any notes or bonds that are part of the Collateral, or any other obligors on any other part of the Collateral, and require such obligors to make payment directly to Lender whether or not Pledgor was theretofore making collections on any of the Collateral; (D) endorse, receive and give receipt for, all dividends, interest, principal payments and other sums now or hereafter payable on, or on account of, the Collateral, and proceed against the obligors on any of the Collateral by any legal or equitable means in its own name and with or without the consent or assistance of Pledgor to the same extent as Pledgor could have if this Security Agreement had not been entered into, provided that Pledgor shall assist Lender in bringing or maintaining any suit to enforce any obligations evidenced by any of the Collateral; and provided further that in connection therewith, Lender may make any compromise or settlement with respect to the Collateral that Lender deems desirable or proper; and (E) retain the Collateral and become the owner thereof, in accordance with the UCC; (ii) cause the Account to be reregistered in its sole name or transfer the Account to another bank in its sole name; (iii) remove any Collateral from the Account and deposit such Collateral in another deposit account in its name or in the name of its agent or nominee or any of their nominees; (iv) take immediate possession of any Collateral not in the possession of the Bank without requirement of any notice, demand or legal process; (v) sell the Collateral at public or private sale, and dispose of the proceeds of any such sale in accordance with the UCC;
(vi) recover the reasonable expenses of selling the Collateral or the Account and other like expenses, together with court costs and reasonable attorneys' fees incurred in realizing on the Collateral or the Account or enforcing any provision of this Security Agreement; (vii) proceed by appropriate legal process to enforce any provision of this Security Agreement or in aid of the execution of power of sale, or for foreclosure of the security interest of Lender or for the sale of the Collateral or of the Account under the judgment or decree of any court; (viii) exchange certificates representing any of the Collateral for certificates of larger or smaller denominations, or reduce the same to cash; (ix) exercise any voting, conversion, registration, purchase or other rights of a holder of any of the Collateral and any reasonable expense of such exercise shall be deemed to be an expense of preserving the value of such Collateral for the purposes of Section 5.1 below; or (x) collect, including by legal action, any notes, checks or other instruments for the payment of money included in the Collateral and compromise or settle with any obligor of such instruments.

      (b) If notice of the time and place of any public sale of the Collateral or the time after which any private sale or other intended disposition is required by the UCC, Pledgor acknowledges that five (5) days advance notice thereof will be a reasonable notice. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

      (c) If, under the UCC, Lender may purchase any part of the Collateral, it may in payment of any part of the purchase price thereof, cancel any part of the Secured Obligations.

      (d) If any of the Collateral is sold on credit or for future delivery, it need not be retained by Lender until the purchase price is paid and Lender shall incur no liability if the purchaser fails to take up or pay for such collateral. In case of any such failure, such collateral may be sold again.

      (e) Pledgor shall execute and deliver to the purchasers of the Collateral all instruments and other documents necessary or proper to sell, convey, and transfer title to such Collateral and, if approval of any sale of Collateral by any governmental body or officer is required, Pledgor shall prepare or cooperate fully in the preparation of and cause to be filed with such governmental body or officer all necessary or proper applications, reports, and forms and do all other things necessary or proper to expeditiously obtain such approval.

      (f) Any cash held by Lender as Collateral and all cash proceeds of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Lender, be held by Lender as collateral for, or then or at any time thereafter be applied (after payment of any amounts payable to Lender pursuant to Article 5 below) in whole or in part against, all or any part of the Secured Obligations in such order as Lender may elect. Any surplus of such cash or cash proceeds held by Lender and remaining after payment in full of all of Lender's expenses hereunder and the Secured Obligations shall be paid over to Pledgor or to whomever may be lawfully entitled to receive such surplus.

      (g) Upon Lender's giving notice of exclusive control, Lender shall have the rights and obligations of a secure party in possession of collateral under the Uniform Commercial Code with respect to the Collateral and shall have the right to take actions with respect to the Collateral as set forth in this Security Agreement.

      Section 4.3. Appointment of Lender as Agent. Pledgor hereby appoints and constitutes Lender, its successors and assigns, as its agent and attorney-in-fact for the purpose of carrying out the provisions of this Security Agreement and taking any action or executing any instrument that Lender considers necessary or convenient for such purpose, including the power to indorse and deliver checks, notes and other instruments for the payment of money in the name of and on behalf of Pledgor, and to execute and file in the name of and on behalf of Pledgor financing statements (which may be photocopies of this Security Agreement) and continuations and amendments to financing statements in the State of Delaware or elsewhere. This appointment is coupled with an interest and is irrevocable and will not be affected by the bankruptcy of Pledgor nor by the lapse of time. If Pledgor fails to perform any act required by this Security Agreement, Lender may perform such act in the name of and on behalf of Pledgor and at its expense which shall be chargeable to Pledgor under Article 5 below. Pledgor hereby consents and agrees that the issuers of or obligors on the Collateral or any other person shall be entitled to accept the provisions hereof as conclusive evidence of the rights of Lender to effect any transfer pursuant to this Security Agreement and the authority granted to Lender herein, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Pledgor, or any other person, to any of such parties.

                                    ARTICLE V

                                    EXPENSES

      Section 5.1. Payment. Pledgor agrees that it will forthwith upon demand pay to Lender:

      (a) the amount of any taxes which Lender may have been required to pay by reason of holding the Collateral or to free any of the Collateral from any lien, encumbrance or adverse claim thereon, and

      (b) the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any brokers, investment brokers, appraisers or other experts, that Lender may incur in connection with
(i) the administration or enforcement of this Security Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of Lender's security interest therein, (ii) the collection, sale or other disposition of any of the Collateral, (iii) the exercise by Lender of any of the rights conferred upon it hereunder, or (iv) any action or proceeding to enforce its rights under this Security Agreement or in pursuit of any nonjudicial remedy hereunder including the sale of the Collateral.

      Any such amount not paid on demand shall bear interest (computed on the basis of the number of days elapsed over a year of three hundred sixty (360)
days) at the default rate of interest provided for in the Financing Agreements.

      Section 5.2. Indemnity. Pledgor shall indemnify Lender and its managers, members, officers, employees, agents and attorneys against, and hold them harmless from, any liability, cost or expense, including the reasonable fees and disbursements of their legal counsel, incurred by any of them under the corporate or securities laws applicable to holding or selling any of the Collateral, except for liability, cost or expense arising out of the recklessness or willful misconduct of the indemnified parties.

      Section 5.3. Discharge of Liens. At its option, ten (10) days after notice to Pledgor, Lender may pay and discharge taxes, liens, security interests or other encumbrances on the Collateral. Pledgor agrees to reimburse Lender under
Section 5.1 above for any payment made or any expense incurred (including reasonable attorneys' fees) by Lender pursuant to the foregoing authorization.

                                   ARTICLE VI

                                  MISCELLANEOUS

      Section 6.1. Entire Agreement. This Security Agreement, the schedules and exhibits hereto, and the agreements and instruments required to be executed and delivered hereunder and the Financing Agreements set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Security Agreement.

      Section 6.2. Non-Waiver. Neither the failure of nor any delay by any party to this Security Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action taken pursuant to this Security Agreement on one or more occasions is a waiver of any right hereunder or constitutes a course of dealing that modifies this Security Agreement.

      Section 6.3. Waivers. No waiver of any right or remedy under this Security Agreement shall be binding on any party unless it is in writing and is signed by the party to be charged. No such waiver of any right or remedy under any term of this Security Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

      Section 6.4. Amendments. No amendment, modification or termination of this Security Agreement shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

      Section 6.5. Severability. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Security Agreement

      Section 6.6. Successors. The terms of this Security Agreement shall be binding upon Pledgor, its successors and assigns, and shall inure to the benefit of Lender, its corporate successors and any holder, owner or assignee of any rights in any of the Financing Agreements and will be enforceable by them as their interest may appear.

      Section 6.7. Third Parties. Nothing herein expressed or implied is intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Security Agreement.

      Section 6.8. Saturdays, Sundays and Holidays. Where this Security Agreement authorizes or requires a payment or performance on a Business Day, such payment or performance shall be deemed to be timely if made on the next succeeding Business Day.

      Section 6.9. Rules of Construction; Definitions. In this Security Agreement, words in the singular number include the plural, and in the plural include the singular, words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word "or" is disjunctive but not exclusive. The captions and section numbers appearing in this Security Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Security Agreement.

      Section 6.10. Notices. Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered pursuant to this Security Agreement shall be in writing, and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to the party to be notified as follows:

      If to Lender, to:                 Wilton Funding, LLC
                                        c/o Patriot Capital Funding, Inc.
                                        61 Wilton Road, 2nd Floor
                                        Westport, Connecticut  06880
                                        Attn: Timothy W. Hassler
                                        Facsimile: (203) 221-8253

             with a copy to:            Squire, Sanders & Dempsey L.L.P.
                                        1300 Huntington Center
                                        41 South High Street
                                        Columbus, Ohio  43215
                                        Attn:  Anthony J. Sugar, Esq.
                                        Facsimile: (614) 365-2499

      If to Pledgor:                    The Allied Defense Group, Inc.
                                        8000 Towers Crescent Drive, Suite 260
                                        Vienna, Virginia  22182
                                        Attn: Charles A. Hasper, Chief
                                              Financial Officer
                                        Facsimile: (703) 847-5334

             with a copy to:            Baxter, Baker, Sidle, Conn & Jones, P.A.
                                        120 E. Baltimore Street
                                        Baltimore, Maryland  21202
                                        Attn: James E. Baker, Jr., Esq.
                                        Facsimile: (410) 230-3801

or, as to each party, addressed to such other address as shall be designated by such party in a written notice to the other parties. All such notices shall be deemed given on the date of delivery if manually delivered, on the date of sending if sent by facsimile transmission, on the first business day after the date of sending if sent by overnight courier, or three (3) days after the date of mailing if mailed.

      Section 6.11. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Security Agreement by signing and delivering one or more counterparts. Facsimile signatures on this Security Agreement and any subsequent amendment hereto shall be considered as original signatures.

      Section 6.12. Governing Law; etc.

      (a) Choice of Law. This Security Agreement shall be construed in all respects in accordance with, and governed by, the laws and decisions of (without regard to the conflict of laws provisions) the State of New York and the laws, regulations and decisions of the United States applicable to national banks.

      (b) Consent to Jurisdiction. WITH RESPECT TO ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS, DEBTS, DAMAGES, COSTS AND EXPENSES, WHATSOEVER, WHETHER BASED ON STATUTE, COMMON LAW, PRINCIPLES OF EQUITY OR
OTHERWISE, ARISING OUT OF ANY MATTER, THING OR EVENT WHICH IS DIRECTLY OR INDIRECTLY RELATED TO THIS SECURITY AGREEMENT, THE CONTROL AGREEMENT AND/OR ONE OR MORE OF THE OTHER FINANCING AGREEMENTS, PLEDGOR CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, NEW YORK AND WAIVES ANY OBJECTION WHICH PLEDGOR MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON PLEDGOR, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO PLEDGOR AT THE ADDRESS SET FORTH IN SECTION 6.10. SERVICE, SO MADE, SHALL BE DEEMED TO BE COMPLETE UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED. PLEDGOR ALSO AGREES THAT IT SHALL NOT COMMENCE OR MAINTAIN ANY ACTION IN ANY COURT OR ADMINISTRATIVE AGENCY OR OTHER TRIBUNAL OTHER THAN ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, NEW YORK WITH RESPECT TO THIS SECURITY AGREEMENT, THE CONTROL AGREEMENT, OR ANY OF THE OTHER FINANCING AGREEMENTS, ANY OF THE TRANSACTIONS PROVIDED FOR OR CONTEMPLATED IN ANY OF THE FINANCING AGREEMENTS OR ANY CAUSE OR ACTION OR ALLEGED CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH ANY RELATIONSHIP BETWEEN LENDER, PLEDGOR OR ANY BORROWER THAT MAY EXIST FROM TIME TO TIME. AT THE OPTION OF LENDER, PLEDGOR WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER.

      Section 6.13. Acknowledgement. Pledgor acknowledges that Pledgor has received a copy of this Security Agreement and each of the Financing Agreements, as fully executed by the parties thereto. Pledgor acknowledges that Pledgor (a) HAS READ THIS SECURITY AGREEMENT AND THE OTHER FINANCING AGREEMENTS OR HAS CAUSED SUCH DOCUMENTS TO BE EXAMINED BY PLEDGOR'S REPRESENTATIVES OR ADVISORS;
(b) is thoroughly familiar with the transactions contemplated in this Security Agreement and the other Financing Agreements; and (c) has had the opportunity to ask such questions to representatives of Lender and the other Borrowers, and receive answers thereto, concerning the terms and conditions of the transactions contemplated in this Security Agreement and the other Financing Agreements as Pledgor deems necessary in connection with Pledgor's decision to enter into this Security Agreement. Pledgor represents that this Security Agreement and the Financing Agreements have been examined on behalf of Pledgor by its representatives or advisors, and that those representatives and/or advisors have explained this Security Agreement and the Financing Agreements and their legal, business and financial implications to Pledgor to the satisfaction of Pledgor.

      IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, as applicable, have executed and delivered this Security Agreement as of the day and year first above written.

                                         PLEDGOR:
                                         THE ALLIED DEFENSE GROUP, INC.,
                                           a Delaware corporation

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         LENDER:
                                         WILTON FUNDING, LLC,
                                           a Delaware limited liability company

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                    EXHIBIT A

                                Account Statement

                                 [See attached]

                                  Exhibit 6A to
                           Loan and Security Agreement

                               Disclosure Schedule

Part 1:     Judgments, Litigation, Claims and Proceedings

            The first two (2) paragraphs of Note L to the Company's 2003 financial statements are incorporated herein by reference.

Part 2:     Defaults and Disputes

            Titan has been advised that it is in default of a small U.S. government pyrotechnics contract.

Part 3:     Licenses,   Patents,   Copyrights,   Trademarks,   Trade  Names  and
            Applications

                          Titan Dynamics Systems, Inc.

U.S. Patent No.                       Date of Issue
---------------                       -------------

5,235,127                             08-10-93
5,996,500                             12-07-99
6,205,927                             03-27-01
6,354,033                             03-12-02

                              Seaspace Corporation

U.S. Trademark                        Date of Issue
--------------                        -------------

"TeraScan" -                          03-14-89
Serial No. 73/724,609
Registration No. 1,529,448

"SeaSpace" -                          11-15-83
Serial No. 73/379,449
Registration No. 1,258,015

                       News/Sports Microwave Rental, Inc.

U.S. Patent No.                       Date of Issue
---------------                       -------------

6,046,706                             04-04-00

Part 4:     Security Interests, Liens, Claims and Encumbrances

            None

Part 5:     Locations of Borrower's Assets

            (a)   The Allied Defense Group, Inc.
                  8000 Towers Crescent Drive, Suite 260
                  Vienna, Virginia  22182

                  News/Sport Microwave Rental, Inc.
                  2732 Via Orange Way, Suite A
                  Spring Valley, California  91978

                  Titan Dynamics Systems, Inc.
                  710 Willow Street
                  Marshall, Texas  75670

                  SeaSpace Corporation
                  12120 Kean Place
                  Poway, California  92064

                  VSK Electronics N.V.
                  Venetielaan, 39
                  B-8530 Harelbeke
                  Belgium

                  IDCS, N.V.
                  Industriezone "De Roode Berg"
                  Hellebeemden, 9
                  B-3500 Hasselt
                  Belgium

                  Tele Technique Generale S.A.
                  Zoning Industriel Ovest
                  B-6220 Heppignies
                  Belgium

                  Belgian Automation Units, N.V.
                  Venetielaan, 39
                  B-8530 Harelbeke
                  Belgium

                  MECAR USA, Inc.
                  710 Willow Street
                  Marshall, Texas  75670

                  Vigitec S.A.
                  Waterranonkelstraat
                  Rue de la Grenouillette, 2C
                  B-1130 Brussels
                  Belgium

                  Allied Research Corporation Limited
                  P.O. Box 12
                  Harpenden
                  Hartsforshire A5L 5EL
                  United Kingdom

                  ARC Europe S.A.
                  Rue Grinfaux, 50
                  7181 Petit Roeulx lez Nivelles
                  Belgium

            (b) All locations listed in Part 5(a) are leased except for the locations of the VSK Group which are owned facilities.

Part 6:     Tax Liability Claims

            None

Part 7:     Other Indebtedness

            None

Part 8:     Other Names Used by Borrower

            NS Microwave

Part 9:     Affiliates

            None except MECAR S.A. and its Subsidiaries

Part 10:    Environmental Matters

            None

                                  Exhibit 7A to
                           Loan and Security Agreement

                             Compliance Certificate

                                 [See attached]

                             Compliance Certificate

      Pursuant to Section 7.1 of the Loan and Security Agreement dated as of May 28, 2004 (as the same may be amended, replaced, restated or supplemented from time to time, the "Loan Agreement") by and among THE ALLIED DEFENSE GROUP, INC., a Delaware corporation (the "Company"), and certain of its subsidiaries named therein, as borrowers (collectively referred to as "Borrowers"), and WILTON
FUNDING, LLC, a Delaware limited liability company, as lender (referred to as "Lender"), the undersigned certifies to Lender as follows:

1. The consolidated financial statements of the Company, attached hereto, for the period ending _______________________ (the "Financial Statements"), have been prepared in accordance with the requirements of Section 7.1 of the Loan Agreement and have been delivered on or before the date they are due.

2. The representations and warranties contained in Section 6 of the Loan Agreement are true and correct as of the date hereof as though made on this date.

3. Borrowers are in compliance with all of the affirmative and negative covenants set forth in Section 7 and 8 of the Loan Agreement as of the date hereof.

4.    Specifically, as of the date of the Financial Statements:

      a. The Company's "EBITDA" (as defined in the Loan Agreement) for the four fiscal quarters ending March 31, 2004 is required to be not less than $14,000,000; the Company's EBITDA for the four (4) fiscal quarters ending June 30, 2004 is required to be not less than $14,000,000; prior to the completion of Borrowers' initial Permitted Acquisition after the Closing Date, the Company's EBITDA for the then preceding four fiscal quarters is required to be not less than $15,000,000; and thereafter, the Company's EBITDA for then preceding four fiscal quarters is required to be not less than not less than $19,000,000. The Company's actual EBITDA as so described for the most recent four fiscal quarters was $[_______________].

            In Compliance:    Yes ___      No ___

      b. The Company's "Senior Leverage Ratio" (as defined in the Loan Agreement) as of the end of any fiscal quarter ending after December 31, 2003 is required to be not more than 1.50:1. The Company's actual Senior Leverage Ratio as of the end of the most recent fiscal quarter was __________________.

            In Compliance:    Yes ___      No ___

      c. The Company's "Net Worth" (as defined in the Loan Agreement) as of the end of any fiscal quarter ending after December 31, 2003 is required not to be less than the sum of (i) $77,000,000 plus (ii) 50% of the Company's consolidated Net Income for the period from January 1, 2004 through the applicable date of determination (with no deduction for any fiscal year in which the Company's Net Income is negative). The Company's actual Net Worth as of the end of the most recent fiscal quarter was $[_______________].

            In Compliance:    Yes ___      No ___

      d. The Company is prohibited from making Capital Expenditures (as defined in the Loan Agreement) (excluding Capital Expenditures of the Foreign Subsidiairies) during any fiscal year in excess of (i) $1,750,000 from the Closing Date through December 31, 2004 and (ii) $750,000 during any fiscal year thereafter; provided, however, to the extent that Capital Expenditures are less than that allowed in a fiscal year, then 50% of the difference shall be added to the limitation otherwise applicable to the following fiscal year. The Company's actual fiscal year-to-date Capital Expenditures are $[__________].

            In Compliance:    Yes ___      No ___

      e. The Company`s consolidated Subordinated Debt (as defined in the Loan Agreement) as of the end of any fiscal quarter ending after December 31, 2003 is required to be not more than $17,500,000. The Company's actual consolidated Subordinated Debt as of the end of the most recent fiscal quarter was $[__________].

            In Compliance:    Yes ___      No ___

      f. Pursuant to Section 1.7 of the Deposit Account Security Agreement, Lender is required to return to the Company the collateral subject to the security interest created thereby if at any time after December 31, 2005 the Company's Domestic Senior Leverage Ratio (as defined in Loan Agreement) for the trailing twelve (12) month period was less than 2.5:1.0 at the end of each of the then four (4) most recent consecutive calendar quarters. The Company's Domestic Senior Leverage Ratio for the trailing twelve (12) month period at the end of each of the four (4) most recent calendar quarters was as follows: ____:1.0 at _____________; ____:1.0 at ______________;
            ____:1.0 at _______________; and ____:1.0 at ______________________.

            Return of Collateral Required:    Yes ___      No ___

      g. Pursuant to Section 1.9 of the Deposit Account Security Agreement, the market value of the Collateral (as defined therein) must not at any time be less than the Collateral Requirement (as defined therein). Attached hereto is a Statement of the Account (as defined therein) showing the market value of the Collateral as of the end of the most recent fiscal quarter to be $________. The Collateral Requirement as of such date was $________.

            In Compliance:    Yes ___      No ___

5. All adjustments and calculations related to the amounts set forth in each of 4.a. through 4.g. above are attached hereto.

Dated: _____________________, 200__

                                         ______________________________,

                                         a(n) _________________________

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

Schedule 4.a.  EBITDA

Defined EBITDA Amounts (From ______ to ________)             $__________________
Calculation of Amount not Defined
  (From ______ to ________)
Net Income                                                   $__________________
Plus Provision For Income Taxes                              $__________________
Plus Interest Expense                                        $__________________
Plus Depreciation Expense                                    $__________________
Plus Amortization Expense                                    $__________________
Plus Other Non-cash Expenses or Charges                      $__________________
Minus Non-Operating Gains                                    $__________________
Plus Non-Operating Losses                                    $__________________
         EBITDA                                              $__________________

Schedule 4.b.  Senior Leverage Ratio

Total Liabilities                                            $__________________
Minus Subordinated Debt                                      $__________________
Minus Non-Interest Accruing Liabilities                      $__________________
Plus Issued and Outstanding Letters of Credit
   (if not included)                                         $__________________
Plus Capital and Synthetic Lease Obligations
   (if not included)                                         $__________________
Plus Third-Party Guaranty Obligations
   (if not included)                                         $__________________
         Senior Funded Debt                                  $__________________
Less Unrestricted Cash                                       $__________________
Divided by EBITDA                                            $__________________
         Senior Leverage Ratio

Schedule 4.c.  Net Worth

Capital Stock                                                $__________________
Minus Treasury Stock                                         $__________________
Paid in Surplus                                              $__________________
General Contingency Reserves                                 $__________________
Retained Earnings (Deficit)                                  $__________________
Minus Minority Interest                                      $__________________
Minus Accumulated other Comprehensive Income (Loss)          $__________________
         Net Worth                                           $__________________

Schedule 4.d.  Capital Expenditure Limitations

Listing of Capital Expenditures:

__________________                       $__________________
__________________                       $__________________
__________________                       $__________________
__________________                       $__________________
__________________                       $__________________

__________________                       $__________________
__________________                       $__________________

Capital Expenditures (As Defined)        $__________________

Capital Expenditures Previous Fiscal Year
  (Beginning 200_)                                           $__________________
Carry Forward Amount                                         $__________________
Capital Expenditures Limit Plus Carry Forward Amount         $__________________
Long-Term Debt to Finance Capital Expenditures
  (Year to Date)                                             $__________________

Schedule 4.e.  Consolidated Subordinated Debt

Outstanding Principal Balance of Subordinated Notes          $__________________
Plus Other Subordinated Debt                                 $__________________
         Total Consolidated Subordinated Debt                $__________________

Schedule 4.f.  Domestic Senior Leverage Ratio

For Domestic Borrowers only:
Total Liabilities                                            $__________________
Minus Subordinated Debt                                      $__________________
Minus Non-Interest Accruing Liabilities                      $__________________
Plus Issued and Outstanding Letters of Credit
   (if not included)                                         $__________________
Plus Capital and Synthetic Lease Obligations
   (if not included)                                         $__________________
Plus Third-Party Guaranty Obligations
   (if not included)                                         $__________________
         Senior Funded Debt of Domestic Borrowers            $__________________
Divided by EBITDA of Domestic Borrowers                      $__________________
         Domestic Senior Leverage Ratio                      ___________________

Schedule 4.g.  Deposit Account Security Agreement

Outstanding Principal Amount of Loan                         $__________________
Initial Collateral Requirement (per Schedule in
   Section 1.9 of Deposit Account Security Agreement)        $__________________

For the VSK Group only:
Consolidated Total Liabilities                               $__________________
Plus Issued and Outstanding Letters of Credit
   (if not included)                                         $__________________
Plus Capital and Synthetic Lease Obligations
   (if not included)                                         $__________________
Plus Third-Party Guaranty Obligations (if not included)      $__________________
         VSK Group Funded Debt                               $__________________
Consolidated EBITDA for prior 4 fiscal quarters              $__________________

                                                                     x 5
                                                             ___________________

Plus Consolidated Unrestricted Cash and Cash Equilavents     $__________________
Minus VSK Group Funded Debt                                  $__________________
         VSK Group Equity Value                              $__________________
(A): Amount by which $13,000,000 Exceeds VSK Group
       Equity Value                                          $__________________
(B): Amount (if any) by which Outstanding Principal
       Balance of Loan Exceeds $10,000,000                   $__________________
       Additional Collateral Requirement (lesser of
       (A) and (B))                                          $__________________
       Total Collateral Requirement                          $__________________